                                                                     Exhibit 4.1

                      AMENDED AND RESTATED CREDIT AGREEMENT

                  AMENDED AND RESTATED CREDIT AGREEMENT, dated as of November 20, 1995, among PAYLESS CASHWAYS, INC., an Iowa corporation (the "Borrower"), the banks and other financial institutions parties hereto (together with their respective successors and assigns, the "Banks"), CANADIAN IMPERIAL BANK OF COMMERCE, NEW YORK AGENCY (acting through one or more of its agencies, branches or affiliates, "CIBC"), as Administrative Agent (in such capacity, together with any successor agent, the "Administrative Agent") and as Collateral Agent (in such capacity, together with any successor agent, the "Collateral Agent") and THE BANK OF NOVA SCOTIA, NATIONSBANK OF TEXAS, N.A., and BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, as Co-Agents (in such capacity, together with any successors and assigns, the "Co-Agents").

                              W I T N E S S E T H :

                  WHEREAS, the Borrower, certain of the Banks, the Administrative Agent, the Collateral Agent and the Co-Agents are parties to the Credit Agreement, dated as of November 18, 1994 (as amended prior to the date hereof, the "Existing Credit Agreement");

                  WHEREAS, the Borrower has requested that the Existing Credit Agreement be amended and restated to (a) provide for an additional financial institution as a Bank to make Tranche B Term Loans (the "New Bank"), (b) add a $40,000,000 five year senior secured Tranche B term loan facility and (c) otherwise amend the Existing Credit Agreement and restate it in its entirety as more fully set forth herein; and the Banks, the Administrative Agent, the Collateral Agent and the Co-Agents are willing, upon and subject to the terms and conditions hereof, to amend and restate the Existing Credit Agreement and, in the case of the New Bank, to become a party hereto as a Bank;

                  NOW, THEREFORE, in consideration of the mutual agreements herein set forth, the parties hereto hereby agree as follows:

                             SECTION 1. DEFINITIONS

                  SECTION 1.1 Definitions. The following terms, as used herein, have the following meanings:

                  "Absolute Rate Money Market Loan" means any Money
Market Loan made pursuant to an Absolute Rate Money Market Loan
Request.
                  "Absolute Rate Money Market Loan Request" means any Money Market Loan Request requesting the Banks to make Money Market Loans at an absolute fixed rate for the term of the Money Market Loan.

                  "Adjusted London Interbank Offered Rate" applicable to each day during any Interest Period means a rate per annum equal to the quotient obtained (rounded upwards, if necessary, to the next higher 1/100 of 1%) by dividing (i) the applicable LIBOR by (ii) 1.00 minus the Euro-Dollar Reserve Percentage in effect for such day.

                  "Administrative Agent" has the meaning set forth in the first paragraph of this Agreement.

                  "Affiliate" as applied to any Person means (x) any other Person directly or indirectly controlling, controlled by, or under common control with, that Person or (y) any other Person that owns or controls 5% or more of any class of equity securities of that Person or any of its Affiliates. For the purposes of this definition, "control" (including with correlative meanings, the terms "controlling," "controlled by," and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise.

                  "Aggregate Outstanding Revolving Extensions of Credit" means, as to any Bank at any time, an amount equal to the sum of (a) the aggregate principal amount of all Revolving Loans made by such Bank then outstanding and
(b) such Bank's Revolving Commitment Percentage of the L/C Obligations then outstanding.

                  "Agreement" means this Credit Agreement, as amended, modified or supplemented from time to time in accordance with the terms hereof.

                  "Applicable Index Rate" means, in respect of any Money Market Loan requested pursuant to an Index Rate Money Market Loan
Request, LIBOR.

                  "Applicable Margin" means:

                  (a) with respect to the Revolving Loans, for each Margin Period, the rate per annum for the relevant Type of Revolving Loan set forth below opposite the Debt to EBITDA Ratio of the Borrower on the last day of the fiscal quarter to which such Margin Period relates:

Debt to EBITDA                   CIBC Alternate                  Euro-Dollar
Ratio                            Base Rate Loans                 Loans
--------------                   ---------------                 -----------

Greater than                         1.00%                           2.00%
4.25 to 1.0

Greater than                          .75%                           1.75%
3.75 to 1.0 but
less than or equal to
4.25 to 1.0

Greater than                          .50%                           1.50%
3.5 to 1.0 but
less than or equal to
3.75 to 1.0

Greater than                          .25%                           1.25%
3.0 to 1 but
less than or equal to
3.5 to 1.0

Less than                               0%                           1.00%
or equal to
3.0 to 1.0

provided, however, that until the Margin Period relating to the fiscal quarter ending November 25, 1995, the Applicable Margin shall be .75% for CIBC Alternate Base Rate Loans and 1.75% for Euro-Dollar Loans, and provided, further, that if at any time the Borrower shall fail to deliver the financial statements required by Section 8.1(a) and (b) for any fiscal quarter or the related Compliance Certificate required by Section 8.1(c) on or before the date such statements and Compliance Certificate are required to be delivered pursuant to such Sections, the Debt to EBITDA Ratio shall be deemed for purposes of this definition to be greater than 4.25 to 1.0 for the period which commences five Domestic Business Days after such required date of delivery and ends on the date which is five Domestic Business Days after such financial statements and Compliance Certificate are actually delivered (each such period, a "Late Delivery Period"), after which the Applicable Margin for the remainder of such Margin Period shall be determined in accordance with the preceding schedule (subject, nevertheless, to the overriding provisions of this proviso insofar as this proviso may apply to any other then delinquent financial statements and/or Compliance Certificate) and provided, further, that if, when delivered, such statements and certificate shall support a determination of an Applicable Margin for such Late Delivery Period which is less than that determined therefor in accordance with the foregoing proviso, the Applicable Margin for such period shall be retroactively reduced to such lesser amount.

                  (b) with respect to the Tranche B Term Loans, 1.25% if such Loans are CIBC Alternate Base Rate Loans and 2.25% if such Loans are Euro-Dollar Loans.

                  "Application" means an application, in such form as the Letter of Credit Bank may specify from time to time (a copy of the current form of which is attached hereto as Exhibit E), requesting the Letter of Credit Bank to open a Letter of Credit, as such application may be amended, modified or supplemented from time to time.

                  "Available Revolving Commitment" means, as to any Bank at any time, an amount equal to the excess, if any, of (a) such Bank's Revolving Commitment over (b) such Bank's Aggregate
Outstanding Revolving Extensions of Credit.

                  "Bank Obligations" means all obligations and liabilities of the Borrower and its Subsidiaries under or in connection with the Credit Documents, now existing or hereafter created, contingent or not, due or not, arising by operation of law or otherwise.

                  "Beneficial Ownership" by a Person when used with respect to any Voting Shares is defined to mean beneficial ownership by such Person of such Voting Shares as defined in Rule 13d-3 of the Exchange Act.

                  "Borrowing" means a borrowing hereunder consisting of Revolving Loans or Tranche B Term Loans made to the Borrower by the Banks pursuant to Section 2. A Borrowing is a "CIBC Alternate Base Rate Borrowing" if such Loans are CIBC Alternate Base Rate Loans and a "Euro-Dollar Borrowing" if such Loans are Euro-Dollar Loans.

                  "Borrowing Date" means, any Domestic Business Day, or, in the case of Euro-Dollar Loans, any Euro-Dollar Business Day, specified in a notice pursuant to (a) Section 2.2 or 4.2 as a date on which the Borrower requests the Banks to make Revolving Loans or Money Market Loans, respectively, hereunder or
(b) Section 3.2 as a date on which the Borrower requests the Letter of Credit Bank to issue a Letter of Credit hereunder.

                  "Change of Control" means the occurrence of either of the following events: (x) any Person or any Persons acting together which would constitute a Group, together with any Affiliates thereof, shall after the Closing Date purchase Voting Shares of the Borrower such that such Person or Group, together with such Affiliates, have Beneficial Ownership of Voting Shares of the Borrower entitling such Person or Group, together with such Affiliates, to exercise at least 40% of the total voting power of all classes of Voting Shares of the Borrower; or (y) any Person or any Group of Persons, together with any Affiliates thereof, shall succeed in having a sufficient number of its or their nominees elected to the Board of Directors of the Borrower such that such nominees so elected (whether new or continuing as directors) shall constitute a majority of the Board of Directors of the Borrower.

                  "Charges" has the meaning set forth in Section 5.3.

                  "CIBC" has the meaning set forth in the first paragraph of this Agreement.

                  "CIBC Alternate Base Rate" means on any particular date, a rate of interest per annum equal to the higher of:

                  (a) the rate of interest most recently announced by CIBC at its Domestic Lending Office as its base rate; and

                  (b) the Federal Funds Rate for such date plus 1/2 of 1.0%.

The CIBC Alternate Base Rate is not necessarily intended to be the lowest rate of interest charged by CIBC in connection with extensions of credit.

                  "CIBC Alternate Base Rate Borrowing" has the meaning set forth in the definition of "Borrowing" in this Section.

                  "CIBC Alternate Base Rate Loan" means a Revolving Loan or a Tranche B Term Loan which bears interest as provided in Section 2.4(a).

                  "Closing Date" means the date on which each of the conditions precedent to the effectiveness of this Agreement contained in Section 6.2 shall have been satisfied or waived in accordance with the terms and conditions thereof.

                  "Code" means the Internal Revenue Code of 1986, as amended, or any successor statute.

                  "Collateral" means all personal property (tangible and intangible) in which a security interest, assignment or lien is now or hereafter granted to the Collateral Agent for the benefit of the Collateral Agent, the Administrative Agent and the Banks, or which is now or hereafter issued by the Borrower or any of its Subsidiaries to the Collateral Agent for the benefit of the Collateral Agent, the Administrative Agent and the Banks, as security for the Bank Obligations.

                  "Collateral Agent" has the meaning set forth in the first paragraph of this Agreement.

                  "Commitment" means, with respect to each Bank, the sum of (i) such Bank's Revolving Commitment plus (ii) such Bank's Tranche B Term Loan Commitment.

                  "Commitment Fee Rate" means, for each day during any Margin Period, the rate per annum set forth below opposite the Debt to EBITDA Ratio of the Borrower on the last day of the fiscal quarter to which such Margin Period relates:

                  Debt to EBITDA                          Commitment
                  Ratio                                   Fee Rate
                  --------------                          ----------

                  Greater than                               .50%
                  4.25 to 1.0

                  Less than or equal
                  to 4.25 to 1.0                             .375%

provided, however, that until the Margin Period relating to the fiscal quarter ending November 25, 1995, the Commitment Fee Rate shall be .375%, and provided, further, that if at any time the Borrower shall fail to deliver the financial statements required by Section 8.1(a) and (b) for any fiscal quarter or the related Compliance Certificate required by Section 8.1(c) on or before the date such statements and Compliance Certificate are required to be delivered pursuant to such Sections, the Debt to EBITDA Ratio shall be deemed for purposes of this definition to be greater than 4.25 to 1.0 for the period which commences five Domestic Business Days after such required date of delivery and ends on the date which is five Domestic Business Days after such financial statements and Compliance Certificate are actually delivered (each such period, a "Late Delivery Period"), after which the Commitment Fee Rate for the remainder of such Margin Period shall be determined in accordance with the preceding schedule (subject, nevertheless, to the overriding provisions of this proviso insofar as this proviso may apply to any other then delinquent financial statements and/or Compliance Certificate) and provided, further, that if, when delivered, such statements and certificate shall support a determination of a Commitment Fee Rate for such Late Delivery Period which is less than that determined therefor in accordance with the foregoing proviso, the Commitment Fee Rate for such period shall be retroactively reduced to such lesser amount.

                  "Commitment Transfer Supplement" means a Commitment Transfer Supplement substantially in the form of Exhibit I.

                  "Compliance Certificate" has the meaning set forth in
Section 8.1(c).

                  "Consolidated Current Liabilities" means at any date (i) the consolidated current liabilities (less any consolidated current tax liabilities and any consolidated current Debt of the type described in clauses (i)-(iv) of the definition of "Debt" in this Section) of the Borrower and its Consolidated Subsidiaries plus (ii) the current liabilities (other than any consolidated current Debt of the type described in clauses (i)-(iv) of the definition of "Debt" in this Section) of any Person (other than the Borrower or a Consolidated Subsidiary) which are Guaranteed by the Borrower or a Consolidated Subsidiary, all determined as of such date.

                  "Consolidated Net Worth" means at any date the consolidated stockholders' equity of the Borrower and its Consolidated Subsidiaries ((i) less an amount equal to any write-up in the book carrying value of any assets of the Borrower or any of its Consolidated Subsidiaries resulting from a revaluation thereof subsequent to November 27, 1993, (ii) less an amount equal to extraordinary gains realized by the Borrower and its Consolidated Subsidiaries subsequent to the Closing Date and (iii) plus an amount equal to extraordinary losses realized by the Borrower and its Consolidated Subsidiaries subsequent to the Closing Date).

                  "Consolidated Subsidiary" means at any date any Subsidiary or other entity the accounts of which would be consolidated with those of the Borrower in its consolidated financial statements as of such date.

                  "Consolidated   Tangible   Net  Worth"   means  at  any  date,
Consolidated Net Worth after deducting therefrom the following:

                  (a) goodwill, including any amounts (however designated on the balance sheet) representing the cost of acquisitions of Subsidiaries in excess of underlying tangible assets;

                  (b)  patents, trademarks and copyrights; and

                  (c) deferred charges (including, but not limited to, unamortized debt discount and expense, organization expenses and experimental and development expenses, but excluding prepaid expenses).

                  "Contractual Obligation" as to any Person, means any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

                  "Credit Documents" means this Agreement, the Notes, the Applications, the Security Documents, the Fee Letter and all documents, instruments and agreements executed and/or delivered in connection herewith or therewith.

                  "Debt" of any Person means at any date,  without  duplication,
(i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments,
(iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, (iv) all obligations of such Person as lessee under capital leases, (v) all Debt of others secured by a Lien on any asset of such Person (other than Liens arising under Permitted Operating Lease Transactions), whether or not such Debt is assumed by such Person, (vi) all Debt of others Guaranteed by such Person, (vii) indebtedness and other obligations arising under acceptance facilities and the face amount of all letters of credit issued for the account of such Person and, without duplication, all drafts drawn thereunder, and (viii) any withdrawal or other liability incurred under ERISA by such Person (or, if such Person is the Borrower, the Borrower and its ERISA Affiliates) to a Multiemployer Plan.

                  "Debt for Borrowed Money" of any Person means the Debt of such Person described in clauses (i) and (ii) of the definition of "Debt" in this Section.

                  "Debt to EBITDA Ratio" means, as at the last day of any fiscal quarter of the Borrower, the ratio of (i) the aggregate amount of then outstanding Debt of the Borrower and its Subsidiaries described in clauses (i) through (vi) of the definition of "Debt" in this Section to (ii) EBITDA for the period of four consecutive fiscal quarters then ending, provided, however, that, for the purposes of calculating such ratio in connection with any determination of the Applicable Margin or the rate at which the commitment fee is calculated pursuant to Section 2.5, the principal amount of the Revolving Loans deemed to be outstanding on any such last day shall be equal to (x) the sum of the principal amounts of such Loans outstanding on such day and on each of the three immediately preceding fiscal quarter end dates divided by (y) four.

                  "Default" means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

                  "Defaulting Bank" has the meaning set forth in the definition of "Required Banks".

                  "Domestic Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in New York City are authorized by law to close.

                  "Domestic Lending Office" means initially, as to each Bank, its office designated as such on Schedule I, and thereafter, upon notice to the Borrower and the Administrative Agent, such other office of such Bank, if any, which shall be making or maintaining CIBC Alternate Base Rate Loans.

                  "EBITDA" means, for any period, the sum of (i) consolidated net income of the Borrower and its Consolidated Subsidiaries for such period (excluding extraordinary gains and losses), plus (ii) interest and tax expense of the Borrower and its Consolidated Subsidiaries for such period to the extent deducted in determining such consolidated net income plus (iii) depreciation and amortization expense of the Borrower and its Consolidated
Subsidiaries for such period to the extent deducted in determining such consolidated net income, plus (iv) equity losses attributable to the Mexican Joint Venture to the extent deducted in determining such consolidated net income, minus (v) equity gains attributable to the Mexican Joint Venture to the extent included in determining such consolidated net income.

                  "Environmental Law" has the meaning set forth in
Section 8.22(e).

                  "ERISA" means the Employee Retirement Income Security Act of 1974 and the regulations promulgated and rulings issued thereunder, as amended from time to time.

                  "ERISA Affiliate" means any trade or business (whether or not incorporated) which is a member of a controlled group of which the Borrower or any Subsidiary of the Borrower is a member and which is under common control with the Borrower or any Subsidiary of the Borrower within the meaning of
Section 414 of the Code and the regulations promulgated and rulings issued thereunder.

                  "ERISA Event" means (a) a "reportable event" as such term is described in Section 4043 of ERISA (other than a "reportable event" not subject to the provision for 30-day notice to the PBGC under 29 C.F.R. 2615), or (b) the withdrawal of the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate of either of them from a Multiple Employer Plan during a plan year in which it was a "substantial employer", as such term is defined in Section 4001(a)(2) of ERISA, which would result in any liability to the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate of either of them, or the incurrence of liability by the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate of either of them under Section 4064 of ERISA upon the termination of a Multiple Employer Plan, or (c) an event described in Section 4068(f) of ERISA, or (d) the distribution of a notice of intent to terminate a Plan pursuant to Section 4041(a)(2) of ERISA or the treatment of a Plan amendment as a termination under Section 4041 of ERISA, where, in either case, such termination would result in any liability to the Borrower, a Subsidiary of the Borrower or any ERISA Affiliate of either of them, or (e) the failure by the Borrower, a Subsidiary of the Borrower or any ERISA Affiliate of either of them to make a payment to a Plan pursuant to Section 302(f)(1) of ERISA or (f) the adoption of any amendment to a Plan requiring the provision of security to such Plan pursuant to Section 307 of ERISA, or (g) the institution of proceedings to terminate a Plan by the PBGC under Section 4042 of ERISA, or (h) any other event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan.

                  "Euro-Dollar Borrowing" has the meaning set forth in the definition of "Borrowing" in this Section.

                  "Euro-Dollar Business Day" means any Domestic Business Day on which commercial banks are open for international business (including dealings in dollar deposits) in London, England.

                  "Euro-Dollar Lending Office" means, as to each Bank, its office, branch or affiliate designated as such on Schedule I or such other office, branch or affiliate of such Bank as it may hereafter designate as its Euro-Dollar Lending Office by notice to the Borrower and the Administrative Agent.

                  "Euro-Dollar Loan" means a Revolving Loan or a Tranche B Term Loan which bears interest as provided in Section 2.5(b).

                  "Euro-Dollar   Reference  Bank"  means  the  principal  London
offices of CIBC or such other Bank as may be appointed pursuant to Section 11.6A(i).

                  "Euro-Dollar Reserve Percentage" means for any day that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement for a member bank of the Federal Reserve System in New York City with deposits exceeding five billion dollars in respect of "Eurocurrency liabilities" (or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on Euro-Dollar Loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of any Bank to United States residents). The Adjusted London Interbank Offered Rate shall be adjusted automatically on and as of the effective date of any change in the Euro-Dollar Reserve Percentage.

                  "Event of Default" has the meaning set forth in Section 9.1.

                  "Excess Cash Flow" means, for any period, an amount equal to the sum of (i) consolidated net income or loss of the Borrower and its Consolidated Subsidiaries for such period, plus (ii) an amount equal to the amount of depreciation expense, amortization expense (including the amortization of goodwill), accrued non-cash interest expense and all other non-cash charges deducted in arriving at such consolidated net income or loss, plus (iii) an amount equal to the aggregate Net Cash Proceeds of the sale, lease, transfer or other disposition of assets by the Borrower and its Consolidated Subsidiaries during such period (other than sales of inventory in the ordinary course of business) to the extent not required to be applied to mandatory prepayments or payments on the Loans, plus (iv) an amount (whether negative or positive) equal to the change in Consolidated Current Liabilities of the Borrower and its

Consolidated Subsidiaries during such period, plus (v) without duplication with other items included in this definition the amount of any tax refunds or credits received by the Borrower and its Consolidated Subsidiaries during such period, less (vi) an amount (whether negative or positive) equal to the change in non-cash current assets of the Borrower and its Consolidated Subsidiaries for such period, less (vii) an amount equal to the aggregate amount of capital expenditures of the Borrower and its Subsidiaries permitted to be made during such period pursuant to Section 8.12, less (viii) an amount equal to the sum of all regularly scheduled payments and optional and mandatory prepayments of principal on Debt for Borrowed Money of the Borrower and its Consolidated Subsidiaries (other than on the Revolving Loans and Money Market Loans) actually made during such period to the extent permitted hereunder, less (ix) an amount equal to the amount of all payments described in clauses (i) and (ii) of the definition of "Restricted Payments", if any, actually made by the Borrower during such period, less (x) an amount equal to the net gain on the sale, lease, transfer or other disposition of assets by the Borrower and its Consolidated Subsidiaries during such period (other than sales of inventory in the ordinary course of business) to the extent included in arriving at such consolidated net income or loss, less (xi) an amount equal to the aggregate amount of all Investments (other than Temporary Cash Investments), if any, actually made with cash by the Borrower and its Subsidiaries during such period.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  "Existing Credit Agreement" has the meaning set forth in the recitals to this Agreement.

                  "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Domestic Business Day, for the next preceding Domestic Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Domestic Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

                  "Fee Letter" means the fee letter dated as of October 15, 1994 as supplemented by the fee letter dated as of November 20, 1995, each of which is between the Borrower and the Administrative Agent with respect to certain fees, as the same may be further amended, supplemented or otherwise modified from time to time by a written instrument executed by the parties thereto.

                  "GE Credit Program Documents" means the Monogram Credit Card Bank of Georgia Program Agreement, dated as of November 27, 1989, by and among the Borrower, Somerville and Monogram Credit Card Bank of Georgia and the Commercial Credit Account Purchase and Service Agreement, dated as of November 28, 1993, between the Borrower, Somerville and General Electric Capital Corporation, as amended, modified or supplemented from time to time.

                  "Governmental Authority" means any federal, state, local, foreign or other governmental or administrative body, instrumentality, department or agency or any court, tribunal, administrative hearing body, arbitration panel, commission or other similar dispute resolving panel or body.

                  "Grid  Money  Market  Loan Note" has the  meaning set forth in
Section 4.4(a) of the Existing Credit Agreement; collectively, the "Grid Money Market Loan Notes."

                  "Group" means a "group" for purposes of Section 13(d) of the Exchange Act.

                  "Guarantee" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part), provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

                  "Hazardous Substance" has the meaning set forth in Section 8.22(e).

                  "Indemnified  Party"  has the  meaning  set  forth in  Section
11.10.

                  "Index Rate Money Market Loan" means any Money Market Loan made pursuant to an Index Rate Money Market Loan Request.

                  "Index Rate Money Market Loan Request" means any Money Market Loan Request requesting the Banks to offer to make Money Market Loans at an interest rate equal to LIBOR for the applicable period plus (or minus) a margin.

                  "Individual Money Market Loan Note" has the meaning set forth in Section 4.4(b).

                  "Insufficiency" means, with respect to any Plan, the amount, if any, of its unfunded benefit liabilities, as defined in Section 4001(a)(18) of ERISA.

                  "Interest Coverage Ratio" has the meaning set forth in Section 8.17.

                  "Interest Period" means, with respect to each Euro-Dollar Borrowing, (i) initially, the period commencing on the date of such Borrowing and ending one, two, three or six months thereafter, as the Borrower may elect in the applicable Notice of Borrowing or notice of conversion, as the case may be, with respect thereto and (ii) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Euro-Dollar Borrowing and ending one, two, three or six months thereafter, as the Borrower may elect by irrevocable notice received by the Administrative Agent prior to 11:00 A.M., New York City time, on the day which is not less than three Euro-Dollar Business Days prior to the end of the then current Interest Period with respect thereto; provided that:

                  (a) any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Euro-Dollar Business Day;

                  (b) any Interest Period which begins on the last Euro-Dollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (c) below, end on the last Euro-Dollar Business Day of a calendar month;

                  (c) if any Interest Period would otherwise include a date on which a scheduled payment of principal of any of the Loans is required to be made under this Agreement but does not end on such date, then, subject to Section 5.5, (i) the Interest Period for the principal amount (if any) of each Loan required to be repaid on such date shall end on such date and (ii) the remainder (if any) of each such Loan shall have an Interest Period determined in accordance with the other provisions of this definition; and

                  (d) any Interest Period that would otherwise extend beyond the Revolving Termination Date or beyond the date final payment is due on the Tranche B Term Loans, as the case may be, shall, subject to Section 5.5, end on such date.

                  "Inter-Facility Agreement" means the inter-facility agreement, substantially in the form of Exhibit K to the Existing Credit Agreement by and among the Collateral Agent, the Administrative Agent, the Merchandise Letter of Credit Bank, the Borrower and Somerville, as amended, supplemented or otherwise modified from time to time.

                  "Investment" means any investment in any Person, whether by means of asset or share purchase, capital contribution, loan, advance, time deposit or otherwise, other than any such purchase from such Person either (i) constituting a capital expenditure that is covered by Section 8.12 (including associated good will) or (ii) in the ordinary course of the purchaser's business.

                  "L/C Fee Payment Date" means the last day of each March, June, September and December.

                  "L/C Obligations" means, at any time, an amount equal to the sum of (a) the aggregate undrawn and unexpired amount of the then outstanding Letters of Credit and (b) the aggregate amount of drawings under Letters of Credit which have not then been reimbursed pursuant to Section 3.5.

                  "L/C Participants" means, collectively, with respect to any Letter of Credit, all the Banks which have Revolving Commitments other than the Letter of Credit Bank which is the issuer thereof.

                  "L/C Rate" means a rate per annum that is at all times equal to the Applicable Margin for Euro-Dollar Loans that are Revolving Loans then in effect.

                  "Lending Office" means, as to each Bank, its Domestic Lending Office or its Euro-Dollar Lending Office, as the context may require.

                  "Letter of Credit" has the meaning set forth in subsection 3.1(a).

                  "Letter  of  Credit   Bank"  means  CIBC  or  any  other  Bank
designated by the Borrower with the consent of such Bank and the Administrative Agent to replace the previous Letter of Credit Bank.

                  "LIBOR" with respect to each Interest Period pertaining to a Euro-Dollar Loan (or with respect to each period during which an Index Rate Money Market Loan is to remain outstanding), means the rate (rounded upwards, if necessary, to the next higher 1/16 of 1%) per annum at which deposits in U.S. Dollars are offered to the Euro-Dollar Reference Bank in the London interbank market at approximately 11:00 A.M. (London time) two Euro-Dollar Business Days before the first day of such Interest Period (or period in respect of such Index Rate Money Market Loan, as the case may be) in an amount approximately equal to the principal amount of the Euro-Dollar Loan of the Euro-Dollar Reference Bank to which such Interest Period is to apply (or, in the case of an Index Rate Money Market Loan, in an amount equal to $1,000,000) and for a period of time comparable to such Interest Period (or period in respect of an Index Rate Money Market Loan, as the case may be).

                  "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset. For the purposes of this Agreement, the Borrower or any Subsidiary shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

                  "Loans" means the collective reference to the Revolving Loans, the Tranche B Term Loans and the Money Market Loans; individually, a "Loan".

                  "Margin Period" in relation to any fiscal quarter, means the period which (i) commences five Domestic Business Days after the earlier of (x) the date of delivery to the Administrative Agent of the financial statements required by Section 8.1(a) or (b) for such quarter and the related Compliance Certificate required by Section 8.1(c) or (y) the date by which such delivery is required, and (ii) ends four Domestic Business Days after the earlier of (x) the date of delivery to the Administrative Agent of such financial statements and related Compliance Certificate for the next succeeding fiscal quarter or (y) the date by which such delivery is required.

                  "Margin Stock" has the meaning set forth in Regulation U.

                  "Materially Adverse Effect" means (i) with respect to the Borrower and its Subsidiaries, any materially adverse change in the business, operations, condition (financial or otherwise), assets or prospects of the Borrower and its Subsidiaries taken as a whole, or (ii) any fact or circumstance as to which, singly or in the aggregate, the Borrower has reason to believe there is a reasonable possibility of (a) a materially adverse change described in clause (i) or (b) the inability of the Borrower or any of its Subsidiaries to perform in any material respect its obligations hereunder or under the other Credit Documents.

                  "Merchandise Letter of Credit Bank" means any bank which shall issue documentary letters of credit under the Merchandise Letter of Credit Facility, together with its successors.

                  "Merchandise Letter of Credit Facility" means the Letter of Credit Issuance and Reimbursement Agreement dated as of

November 18, 1994 between Commerce Bank, N.A. and the Borrower, as such agreement may be amended, supplemented, otherwise modified or replaced from time to time with the consent of the Required Banks.

                  "Mexican Joint Venture" means the joint venture entered into between the Borrower and Alfa S.A. de C.V., a Mexican corporation, or any of its Subsidiaries, pursuant to the terms of that certain Shareholders' Agreement dated as of October 18, 1993, as such Shareholders' Agreement may be amended, supplemented or otherwise modified from time to time in a manner not adverse to the interests of the Banks.

                  "Minority Investment" means any Investment consisting of the acquisition of ownership interests in any partnership or joint venture.

                  "Money  Market  Loan  Assignees"  has the meaning set forth in
Section 11.6B(a).

                  "Money Market Loan Assignment" means any assignment by a Bank to a Money Market Loan Assignee of a Money Market Loan and related Individual Money Market Loan Note; any such Money Market Loan Assignment to be registered in the Register must set forth, in respect of the Money Market Loan Assignee thereunder, the full name of such Money Market Loan Assignee, its address for notices, its lending office address (in each case with telephone and facsimile transmission numbers) and payment instructions for all payments to such Money Market Loan Assignee, and must contain an agreement by such Money Market Loan Assignee to comply with the provisions of Section 11.6B and Section 11.6A(g) to the same extent as any Bank.

                  "Money Market Loan Commitment Period" means the period from and including the Closing Date until the date which is 15 days prior to the Revolving Credit Termination Date.

                  "Money Market Loan Confirmation" means each confirmation by the Borrower of its acceptance of Money Market Loan Offers, which Money Market Loan Confirmation shall be substantially in the form of Exhibit H-1 and shall be delivered to the Administrative Agent in writing or by facsimile transmission.

                  "Money Market Loan Interest Payment Date" means, as to each Money Market Loan, each interest payment date specified by the Borrower for such Money Market Loan in the related Money Market Loan Request.

                  "Money Market Loan Maturity Date" means, as to any Money Market Loan, the date specified by the Borrower pursuant to Section 4.2(d)(2) in its acceptance of the related Money Market Loan Offer.

                  "Money Market Loan Notes" means the collective reference to the Grid Money Market Loan Notes and the Individual Money Market Loan Notes; each, individually, a "Money Market Loan Note."

                  "Money Market Loan Offer" means each offer by a Bank to make Money Market Loans pursuant to a Money Market Loan Request, which Money Market Loan Offer shall contain the information specified in Exhibit H-2 and shall be delivered to the Administrative Agent by telephone, immediately confirmed by facsimile transmission.

                  "Money Market Loan Request" means each request by the Borrower for Banks to submit bids to make Money Market Loans, which request shall contain the information in respect of such requested Money Market Loans specified in Exhibit H-3 and shall be delivered to the Administrative Agent in writing or facsimile transmission, or by telephone, immediately confirmed by facsimile transmission.

                  "Money Market Loans" means each Money Market Loan made pursuant to Section 4.

                  "Moody's" means Moody's Investors Service, Inc. or if such company shall cease to issue ratings, another nationally recognized statistical rating company selected in good faith by mutual agreement of the Administrative Agent and the Borrower.

                  "Multiemployer Plan" means a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA to which the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate of either of them is making or accruing an obligation to make contributions or has within any of the preceding three plan years made or accrued an obligation to make contributions.

                  "Multiple Employer Plan" means an employee benefit plan, other than a Multiemployer Plan, subject to Title IV of ERISA to which the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate of the Borrower or any Subsidiary of the Borrower, and more than one employer other than the Borrower, any Subsidiary of the Borrower or an ERISA Affiliate of the Borrower or any Subsidiary of the Borrower, is making or accruing an obligation to make contributions or, in the event that any such plan has terminated, to which the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate of the Borrower or any Subsidiary of the Borrower made or accrued an obligation to make contributions during any of the five plan years preceding the date of termination of such plan.

                  "Net Cash Proceeds" means, with respect to any issuance or creation of any Debt or any other financing or any sale, lease or other disposition of assets or issuance of capital stock (other than pursuant to the exercise of employee or director stock options), (a) the cash proceeds (including, without limita-tion, all cash proceeds received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received) received by the Borrower or any Subsidiary of the Borrower, minus (b) brokerage commissions and other reasonable fees and expenses (including fees and expenses of counsel and investment bankers) related to such financing, sale, lease or other disposition or issuance, and minus (c) in the case of any such issuance or creation of any Debt or financing, sale, lease or other disposition of assets, (i) provisions for all taxes payable as a result thereof and in connection therewith, (ii) payments made to retire Debt (other than the Loans and, in the case of any sale described in the second proviso to the second sentence of Section 2.7(b), the Prudential Real Estate Financing) secured by or otherwise relating directly to such assets being sold or otherwise disposed of or the assets which are securing such issuance, creation or financing where payment of such Debt is required in connection therewith and (iii) appropriate amounts to be provided by the Borrower or any Subsidiary of the Borrower, as the case may be, as a reserve, in accordance with generally accepted accounting principles consistently applied with those applied in the preparation of the financial statements referred to in Section 7.9(b), against any liabilities associated with such assets being sold or otherwise disposed of and retained by the Borrower or any Subsidiary of the Borrower, as the case may be, after such sale, lease or other disposition of such assets.

                  "Note Pledge Agreement" means the note pledge agreement, substantially in the form of Exhibit C to the Existing Credit Agreement, entered into between the Borrower and the Collateral Agent for the benefit of the Collateral Agent, the Administrative Agent, the Banks and the Merchandise Letter of Credit Bank, as amended, supplemented or otherwise modified from time to time.

                  "Notes" means the collective reference to the Revolving Notes, the Tranche B Term Loan Notes and the Money Market Notes; individually, a "Note".

                  "Notice of  Borrowing"  has the  meaning  set forth in Section
2.2.

                  "Pad Site" has the meaning set forth in the definition of "Permitted Pad Sale".

                  "Participants" has the meaning set forth in Section 11.6A(b).

                  "Participating Interest" means with respect to each Letter of Credit (i) in the case of the Letter of Credit Bank, its interest in such Letter of Credit and any Application or time draft relating thereto after giving effect to the granting of any participating interests therein pursuant hereto and (ii) in the case of each L/C Participant, its undivided participating interest in such Letter of Credit and any Application or time draft relating thereto.

                  "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

                  "Permitted Operating Lease Transactions" means an operating lease of facilities or tangible personal property by the Borrower, as lessee, under which the Borrower provides a Lien on its interest in the underlying operating lease and on its interest, if any, in the underlying leased facilities or property.

                  "Permitted Pad Sale" means any sale of that portion (any such portion, a "Pad Site") of any real property acquired by the Borrower in excess of the portion thereof needed for the operation of a retail store, as determined by the Borrower; provided that (i) the acquisition of such real property was not prohibited by any provision of this Agreement, (ii) the aggregate acreage of all Pad Sites on such real property does not exceed 50% of the total acreage of such real property and (iii) such sale is completed within eighteen months of the acquisition of such real property.

                  "Person" means an individual, a corporation, a partnership, a joint venture, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

                  "Plan" means an employee benefit plan (other than a Multiemployer Plan), including any Multiple Employer Plan, which is or, in the event that any such plan has been terminated within five years after the occurrence of a transaction described in Section 4069 of ERISA, was maintained for employees of the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate of the Borrower or any Subsidiary of the Borrower and is subject to Title IV of ERISA.

                  "Pledge Agreements" means the collective reference to the Note Pledge Agreement and the Stock Pledge Agreement.

                  "Projected Cash Flow Financial Statements" has the meaning set forth in Section 7.9(c).

                  "Property" has the meaning set forth in Section 8.22(a).

                  "Prudential"   means  The  Prudential   Insurance  Company  of
America.

                  "Prudential Loan Agreement" means the Loan Agreement, dated June 20, 1989, by and among the Borrower, Knox Home Centers, Inc., Somerville and Prudential, as the same may be amended, supplemented or otherwise modified pursuant to the terms hereof and thereof.

                  "Prudential Real Estate Financing" means the financing by Prudential provided for by the Prudential Loan Agreement and other related documentation.

                  "Purchasing Banks" has the meaning set forth in Section 11.6A(c).

                  "Register" has the meaning set forth in Section 11.6A(d).

                  "Regulation G" means Regulation G of the Board of Governors of the Federal Reserve System (or any successor), as in effect from time to time.

                  "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System (or any successor), as in effect from time to time.

                  "Reimbursement Obligation" means the obligation of the Borrower to reimburse the Letter of Credit Bank pursuant to Section 3.5 for amounts drawn under Letters of Credit issued by such Bank and for payments of time drafts accepted thereunder.

                  "Remedial Work" has the meaning set forth in Section 8.22(c).

                  "Rent Expense" means all expenses related to operating leases.

                  "Required Banks" means at any time Banks having an aggregate amount of the Revolving Commitments (or, after the Revolving Commitments expire, are terminated or are fully utilized, Revolving Loans) and/or aggregate amount of the Tranche B Term Loan Commitments (or, after the Tranche B Term Loan Commitments expire, are terminated or are fully utilized, Tranche B Term Loans) which constitute at least 51% of the sum of (x) the aggregate amount of all Revolving Commitments (or, after the Revolving Commitments expire, are terminated or are fully utilized, Revolving Loans) and (y) the aggregate amount of the Tranche B Term Loan Commitments (or, after the Tranche B Term Loan Commitments expire, are terminated or are fully utilized, Tranche B Term Loans) then in effect or outstanding; provided, that for the purposes of this definition the Commitments and Loans of any Bank shall be disregarded if and for so long as such Bank (each, a "Defaulting Bank") shall have not theretofore made available to (i) the Administrative Agent its pro rata share of a given Borrowing in accordance with Section 2.2(c) or (ii) the Letter of Credit Bank its pro rata share of a given unreimbursed reimbursement obligation in accordance with Section 3.4(a).

                  "Required Revolving Credit Banks" means at any time Banks having an aggregate amount of the Revolving Commitments (or, after the Revolving Commitments expire, are terminated or are fully utilized, Revolving Loans) which constitute at least 51% of the aggregate amount of all Revolving Commitments (or, after the Revolving Commitments expire, are terminated or are fully utilized, Revolving Loans) then in effect or outstanding; provided, that for the purposes of this definition the Commitments and Loans of any Revolving Credit Bank shall be disregarded if and for so long as such Revolving Credit Bank (each, a "Defaulting Bank") shall have not theretofore made available to (i) the Administrative Agent its pro rata share of a given Borrowing in accordance with
Section 2.2(c) or (ii) the Letter of Credit Bank its pro rata share of a given unreimbursed reimbursement obligation in accordance with Section 3.4(a).

                  "Required Tranche B Term Loan Banks" means at any time Tranche B Term Loan Banks having an aggregate amount of the Tranche B Term Loan Commitments (or, after the Tranche B Term Loan Commitments expire, are terminated or are fully utilized, Tranche B Term Loans) which constitute at least 51% of the aggregate amount of the Tranche B Term Loan Commitments (or, after the Tranche B Term Loan Commitments expire, are terminated or are fully utilized, Tranche B Term Loans) then in effect or outstanding; provided, that for the purposes of this definition the Commitments and Loans of any Tranche B Term Loan Bank shall be disregarded if and for so long as such Tranche B Term Loan Bank (each, a "Defaulting Bank") shall have not theretofore made available to the Administrative Agent its pro rata share of a given Borrowing in accordance with Section 2.2(c).

                  "Requirement of Law" means as to any Person, the articles or certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

                  "Restricted   Payment"   means  (i)  any   dividend  or  other
distribution on any shares of the Borrower's capital stock (common or preferred), (ii) any payment (including, without limitation, the setting aside of assets or the deposit of funds therefor) on account of the purchase, redemption, retirement or acquisition of (a) any shares of the Borrower's capital stock or (b) any option, warrant or other right to acquire shares of the Borrower's capital stock, (iii) any payment or prepayment of principal or interest on account of Debt for Borrowed Money (other than the Loans but including, without limitation, the Senior Subordinated Note) or any purchase, defeasance, redemption, retirement or acquisition of any principal or interest on such Debt (including, without limitation, the setting aside of assets or the deposit of funds therefor) or (iv) any payment of management or consulting fees to an Affiliate of the

Borrower; provided, however, that the conversion into common stock of the Borrower of all or any portion of the Borrower's Series A Cumulative Convertible Preferred Stock shall not be deemed to result in a Restricted Payment; and, provided, further, that the conversion of shares of any class of the common stock of the Borrower into another class of common stock of the Borrower shall not be deemed to result in a Restricted Payment.

                  "Revolving   Borrowing"   means  a  borrowing   consisting  of
Revolving Loans of the same Type made on the same day.

                  "Revolving Commitment" means as to any Bank, the obligation of such Bank to make Revolving Loans to the Borrower in an aggregate principal amount at any one time outstanding not to exceed the amount set forth under the heading "Revolving Commitments" opposite such Bank's name on Schedule I, as such amount may be reduced or adjusted from time to time pursuant to this Agreement.

                  "Revolving Commitment Percentage" means, as to any Bank at any time, the percentage of the aggregate Revolving Commitments then constituted by such Bank's Revolving Commitment (or, at any time after the Revolving Commitments shall have expired or terminated, the percentage of the aggregate principal amount of the Revolving Loans then outstanding then constituted by the aggregate principal amount of such Bank's Revolving Loans then outstanding).

                  "Revolving Credit Bank" means each Bank which has a Revolving Commitment or which has made Revolving Loans.

                  "Revolving Credit Period" means the period commencing on the Closing Date and ending on the Revolving Termination Date, or the earlier date of termination in whole of the Revolving Commitments pursuant to Section 2.6 or 2.7.

                  "Revolving Loans" has the meaning set forth in Section 2.1(a).

                  "Revolving Note" means a promissory note of the Borrower to the order of any Bank, substantially in the form of Exhibit A to the Existing Credit Agreement (which form is reproduced as Exhibit A hereto), evidencing the obligation of the Borrower to repay the Revolving Loans made by such Bank, as amended, modified, supplemented, replaced or substituted for from time to time.

                  "Revolving Termination Date" means November 18, 1999.

                  "SEC" means the Securities and Exchange Commission.

                  "Security    Agreement"    means   the   security    agreement
substantially in the form of Exhibit D to the Existing Credit Agreement entered into between the Borrower and the Collateral

Agent, and such other security agreements, assignments, pledges and similar documents, in form and substance satisfactory to the Administrative Agent, as the Administrative Agent may request, pursuant to which the Borrower shall grant to the Collateral Agent for the benefit of the Collateral Agent, the Administrative Agent, the Banks and the Merchandise Letter of Credit Bank a valid, perfected and enforceable first (unless otherwise permitted therein) priority lien on and security interest in certain tangible and/or intangible assets of the Borrower (other than inventory), as amended, modified or supplemented from time to time.

                  "Security Documents" means the Security Agreement, the Subsidiary Security Agreement, the Subsidiary Guarantee, the Pledge Agreements and all other security agreements, mortgages, pledges and assignments at any time delivered by the Borrower or its Subsidiaries to the Collateral Agent pursuant to the terms of this Agreement, as amended, modified or supplemented from time to time.

                  "Senior Subordinated Note Indenture" means the Indenture between the Borrower and United States Trust Company of New York, dated as of April 20, 1993 pursuant to which the Senior Subordinated Notes were issued, as the same may be amended, supplemented or otherwise modified pursuant to the terms hereof and thereof.

                  "Senior Subordinated Notes" means the Borrower's 9-1/8% Senior Subordinated Notes due April 15, 2003 issued pursuant to the Senior Subordinated
Note Indenture.

                  "Somerville" means Somerville Lumber and Supply Co., Inc., a Massachusetts corporation.

                  "S&P" means Standard & Poor's Ratings Group, a division of McGraw-Hill, Inc., or if such company shall cease to issue ratings, another nationally recognized statistical rating company selected in good faith by mutual agreement of the Administrative Agent and the Borrower.

                  "Stock Pledge Agreement" means the pledge agreement, substantially in the form of Exhibit G to the Existing Credit Agreement, entered into between the Borrower and the Collateral Agent, pursuant to which the Borrower shall maintain in favor of the Collateral Agent for the benefit of the Collateral Agent, the Administrative Agent, the Banks and the Merchandise Letter of Credit Bank, a valid, perfected and enforceable first priority lien on and security interest in all shares of stock of the Borrower's Subsidiaries identified therein, as amended, supplemented or otherwise modified from time to time.

                  "Subsidiary" means any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by the Borrower.

                  "Subsidiary Guarantee" means the guarantee, substantially in the form of Exhibit E to the Existing Credit Agreement, entered into between Somerville and the Collateral Agent for the benefit of the Collateral Agent, the Administrative Agent, the Banks and the Merchandise Letter of Credit Bank, as the same may be amended, supplemented or otherwise modified from time to time.

                  "Subsidiary Security Agreement" means the security agreement, substantially in the form of Exhibit F to the Existing Credit Agreement, made by Somerville in favor of the Collateral Agent, for the benefit of the Collateral Agent, the Administrative Agent, the Banks and the Merchandise Letter of Credit Bank, as the same may be amended, supplemented or otherwise modified from time to time.

                  "Temporary Cash Investment" means any Investment in (i) direct obligations of the United States or any agency thereof, or obligations guaranteed by the United States or any agency thereof, (ii) commercial paper rated in the highest grade (A1+/P1 or its equivalent) by a nationally recognized credit rating agency or (iii) time deposits with, including certificates of deposit issued by, any office located in the United States of any bank or trust company that has capital, surplus and undivided profits aggregating at least U.S. $500,000,000, and whose long term debt is rated A or higher by S&P and A2 or higher by Moody's, provided in each case that such Investment matures within one year from the date of acquisition thereof by the Borrower or a Subsidiary.

                  "Tranche B Term Loan Bank" means each Bank which has a Tranche B Term Loan Commitment or which has made a Tranche B Term Loan.

                  "Tranche B Term Loan Commitment" means, with respect to each Bank, the amount set forth opposite the name of such Bank on Schedule I (or in the Commitment Transfer Supplement pursuant to which such Bank became a Bank hereunder) as its "Tranche B Term Loan Commitment", as such amount may be adjusted pursuant to Section 11.6A.

                  "Tranche B Term Loan Commitment Percentage" means, as to any Bank at any time, the percentage of the aggregate Tranche B Term Loans then constituted by such Bank's Tranche B Term Loans.

                  "Tranche B Term Loan Maturity Date" means November 18, 2000.

                  "Tranche B Term Loan Note" means a promissory note of the Borrower to the order of any Bank, substantially in the form of Exhibit B hereto, evidencing the obligation of the Borrower to repay the Tranche B Term Loans made by such Bank, as amended, modified, supplemented, replaced or substituted for from time to time.

                  "Tranche B Term Loans" has the meaning set forth in Section 2.1(b).

                  "Transferee" has the meaning set forth in Section 11.6A(f).

                  "Type" means, as to any Loan, its nature as a CIBC Alternate Base Rate Loan, a Euro-Dollar Loan or a Money Market Loan.

                  "Uniform Customs" means the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500, or any successor publication, as the same may be amended from time to time.

                  "Voting Shares" means, with respect to any Person, shares of capital stock of any class or classes (however designated) having general voting power for the election of the board of directors, managers or trustees of such Person (irrespective of whether or not at the time capital stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

                  "Warrants" means the warrants issued in connection with the issuance of the Senior Subordinated Notes.

                  "Withdrawal Liability" has the meaning specified under Part I of Subtitle E of Title IV of ERISA.

                  SECTION 1.2 Other Definitional Provisions. (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the Notes, any other Credit Document or any certificate or other document made or delivered pursuant hereto.

                  (b) Unless otherwise  specified  herein,  all accounting terms used herein and in the Notes, any other Credit Document and any certificate or other document made or delivered pursuant hereto, shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared, in accordance with generally accepted accounting principles as in effect from time to time, applied on a basis consistent (except for changes concurred with by the Borrower's independent public accountants) with the audited consolidated financial statements of the Borrower and its Consolidated Subsidiary for the fiscal year ended November 26, 1994; provided, that it is understood and agreed that the reference in the terms "Consolidated Net Worth" and "EBITDA" to "extraordinary gains and losses" has at all times been intended to be a reference to all gains and losses which under GAAP are treated as extraordinary, unusual or non-recurring and has not been intended to be limited only to those items which strictly meet the requirements of GAAP for an extraordinary gain or loss. The parties hereto further agree that in the event that any change in accounting principles from those used in the preparation of the financial statements of the Borrower and its Consolidated Subsidiary for the fiscal year ended November 26, 1994 hereafter occasioned by the promulgation of rules, regulations, pronouncements and opinions by or required by the Financial Accounting Standards Board or Accounting Principles Board of the American Institute of Certified Public Accountants (or successors thereto or agencies with similar functions) results in any change in the method of calculation of financial covenants, standards or terms found in this Agreement, the Administrative Agent and the Borrower shall enter into negotiations to amend (in accordance with the provisions of Section 11.5) the financial covenants, terms or standards contained in this Agreement to equitably reflect such change in accounting principles with the desired result that the criteria for evaluating the Borrower's and the Borrower's Subsidiaries' financial condition shall be the same after such change as if such change had not been made. If and so long as an amendment as contemplated by the immediately preceding sentence is not adopted in accordance with the provisions of Section 11.5, the affected financial covenants shall be computed without giving effect to such change in accounting principles.

                  (c) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, subsection, Schedule and Exhibit references are to this Agreement unless otherwise specified.

                  (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

                   SECTION 2. AMOUNT AND TERMS OF COMMITMENTS

                  SECTION 2.1 Commitments to Lend. (a) During the Revolving Credit Period each Bank which has a Revolving Commitment severally agrees, on the terms and conditions set forth in this Agreement, to lend to the Borrower from time to time revolving credit loans (each a "Revolving Loan" and collectively, the "Revolving Loans") not to exceed in the aggregate at any time outstanding, when added to (i) such Bank's Revolving Commitment Percentage of the then outstanding L/C Obligations and (ii) an amount equal to such Bank's Revolving Commitment Percentage multiplied by the aggregate amount of all the Money Market Loans of all the Banks then outstanding, the amount of its Revolving Commitment. Each Borrowing under this paragraph shall (i) be in an aggregate principal amount of $5,000,000 or any larger multiple of $1,000,000 (except that a

CIBC Alternate Base Rate Borrowing may be in the aggregate amount of the then unused Revolving Commitments) and (ii) consist of Revolving Loans of the same Type made on the same day by the several Banks ratably in proportion to their respective Revolving Commitments. The Borrower may borrow Revolving Loans under this subsection, repay or, to the extent permitted by Section 2.8, prepay Revolving Loans and reborrow Revolving Loans at any time during the Revolving Credit Period.

                  (b) Each Bank which has a Tranche B Term Loan Commitment severally agrees, on the terms and conditions set forth in this Agreement, to make a Tranche B term loan (each a "Tranche B Term Loan" and collectively, the "Tranche B Term Loans") to the Borrower on the Closing Date in an amount not to exceed the amount of the Tranche B Term Loan Commitment of such Borrower.

                  SECTION 2.2 Method of Borrowing. (a) The Borrower shall give the Administrative Agent written notice in substantially the form of Exhibit D (a "Notice of Borrowing") on the Domestic Business Day of each Revolving Borrowing which is a CIBC Alternate Base Rate Borrowing and at least three Euro-Dollar Business Days before each Revolving Borrowing which is a Euro-Dollar Borrowing (provided, in the case of each type of Revolving Borrowing, such Notice of Borrowing is received by the Administrative Agent prior to 11:00 A.M., New York City time, on the required date of delivery) specifying:

                  (i) the date of such Revolving Borrowing, which shall be a Domestic Business Day in the case of a CIBC Alternate Base Rate Borrowing or a Euro-Dollar Business Day in the case of a Euro-Dollar Borrowing,

                  (ii) the aggregate amount of such Revolving Borrowing,

                  (iii) whether the Loans comprising such Revolving Borrowing are to be CIBC Alternate Base Rate Loans or Euro-Dollar Loans, and

                  (iv) in the case of a Euro-Dollar Borrowing, the duration of the Interest Period applicable thereto, subject to the provisions of the definition of Interest Period.

                  (b) Upon receipt of a Notice of Borrowing, the Administrative Agent shall promptly notify each Bank of the contents thereof and of such Bank's ratable share of such Revolving Borrowing, and such Notice of Borrowing shall not thereafter be revocable by the Borrower.

                  (c) Not later than 1:00 PM (New York City time) on the date of each Revolving Borrowing, each Bank shall make available its pro rata share of such Revolving Borrowing, in Federal or other funds immediately available in New York City, to the Administrative Agent at its address specified in or pursuant to

Section  11.1.  Upon  satisfaction  of the  applicable  conditions  specified in
Section 6.1, the Administrative Agent will make the funds so received from the Banks available to the Borrower at the Administrative Agent's aforesaid address.

                  (d) The Borrower shall give the Administrative Agent a Notice of Borrowing, which Notice of Borrowing must be received prior to 11:00 a.m. New York City time one Domestic Business Day prior to the anticipated Closing Date in the case of a CIBC Alternate Base Rate Borrowing and three Euro-Dollar Business Days prior to the anticipated Closing Date in the case of a Euro-Dollar Borrowing, requesting that the Tranche B Term Loan Banks make the Tranche B Term Loans on the Closing Date, specifying (a) the amount to be borrowed and (b) the Closing Date. Upon receipt of such Notice of Borrowing, the Administrative Agent shall promptly notify each Bank of the contents thereof and of such Bank's ratable share of such Tranche B Term Loan Borrowing, and such Notice of Borrowing shall not thereafter be revocable by the Borrower. Not later than 1:00 PM (New York City time) on the Closing Date, each Bank shall make available its pro rata share of the Tranche B Term Loan Borrowing, in Federal or other funds immediately available in New York City, to the Administrative Agent at its address specified in or pursuant to Section 11.1. Upon satisfaction of the applicable conditions specified in Section 6.1, the Administrative Agent will make the funds so received from the Banks available to the Borrower at the Administrative Agent's aforesaid address.

                  SECTION 2.3 Notes. (a) The Revolving Loans of each Revolving Bank shall continue to be evidenced by the Revolving Note delivered to it pursuant to the Existing Credit Agreement.

                  (b) The Revolving Commitment of each Revolving Bank shall be subject to semi-annual mandatory commitment reductions on June 15 and December 15 of each year, commencing on December 15, 1995; the aggregate amount of each Revolving Bank's Revolving Commitment on any such date shall be reduced by such Revolving Bank's Revolving Commitment Percentage of the amount set forth for such date in the following schedule:

               Date                                Principal Amount
               ----                                ----------------

          December 15, 1995                           $5,000,000
          June 15, 1996                              $12,500,000
          December 15, 1996                          $12,500,000
          June 15, 1997                              $17,500,000
          December 15, 1997                          $17,500,000
          June 15, 1998                              $27,500,000
          December 15, 1998                          $27,500,000
          June 15, 1999                              $50,000,000
          November 18, 1999                          $245,000,000

provided that, such Revolving Commitment reduction schedule shall be subject to adjustment as provided in Sections 2.6 and 2.7.

                  (c) The Tranche B Term Loans of each Tranche B Term Loan Bank shall be evidenced by a promissory note of the Borrower, substantially in the form of Exhibit B, with appropriate insertions as to payee, date and principal amount (as amended, endorsed, extended or otherwise modified from time to time, a "Tranche B Term Loan Note"), payable to the order of such Tranche B Term Loan Bank and in a principal amount equal to the amount of such Tranche B Term Loan Bank's Tranche B Term Loan.

                  (d) The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of the Tranche B Term Loan Banks the principal amount of the Tranche B Term Loans made by such Tranche B Term Loan Banks in (i) four consecutive annual installments of $1,000,000 each, payable on the 15th day of each December to occur in 1996 through 1999 and (ii) one payment of $36,000,000 on the Tranche B Term Loan Maturity Date; provided that on the date of any prepayment of the Tranche B Term Loans pursuant to Section 2.8, the amortization shall be deemed to be amended to reflect the application of such prepayment in the manner contemplated by Section 2.8.

                  (e) Upon  receipt  of each  Tranche  B Term Loan  Bank's  Note pursuant to Section 6.2(a) the Administrative Agent shall mail such Note to such Bank. Each Revolving Bank shall record, and prior to any transfer of its Revolving Notes shall endorse on the schedules forming a part thereof appropriate notations to evidence the date, amount and maturity of each Revolving Loan made by it and the date and amount of each payment of principal made by the Borrower with respect thereto; provided that the failure of any Revolving Bank to make any such recordation or endorsement or any error in any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under the Revolving Notes. Each Revolving Bank is hereby irrevocably authorized by the Borrower so to endorse its Revolving Notes and to attach to and make a part of any Revolving Note a continuation of any such schedule as and when required.

                  SECTION 2.4 Interest Rates. (a) Each CIBC Alternate Base Rate Loan shall bear interest on the outstanding principal amount thereof, for each day from the date such Loan is made until it becomes due, at a rate per annum equal to the sum of the Applicable Margin plus the CIBC Alternate Base Rate for such day. Such interest shall be payable quarterly in arrears on the last day of each March, June, September and December and on the Revolving Termination Date. Any overdue principal of and overdue interest on any CIBC Alternate Base Rate Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to 2% plus the rate otherwise applicable thereto for such day (as well after as before judgment).

                  (b) Each Euro-Dollar Loan shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the sum of the Applicable Margin plus the applicable Adjusted London Interbank

Offered Rate. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than three months, at intervals of three months after the first day thereof. Any overdue principal of and overdue interest on any Euro-Dollar Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the greater of (i) 2% plus the CIBC Alternate Base Rate for such day and (ii) 2% plus the rate otherwise applicable thereto for such day (as well after as before judgment).

                  (c) The Administrative Agent shall determine each interest rate applicable to the Loans hereunder. The Administrative Agent shall give prompt notice to the Borrower and the Banks by facsimile transmission of each rate of interest so determined, and its determination thereof shall be conclusive in the absence of manifest error.

                  (d) The Euro-Dollar Reference Bank agrees to use its best efforts to furnish quotations to the Administrative Agent as contemplated hereby. If the Euro-Dollar Reference Bank does not furnish a timely quotation, the Administrative Agent shall forthwith give notice thereof to the Borrower and the Banks, whereupon until the Administrative Agent notifies the Borrower that such quotations are available on a timely basis, the obligation of the Banks to make Euro-Dollar Loans shall be suspended.

                  (e) Notwithstanding the foregoing provisions of this Section, if at any time the rate of interest set forth above on any Loan of any Bank exceeds the maximum non-usurious interest rate permissible for such Bank to charge commercial borrowers under applicable law (the "Maximum Rate") for such Bank, the rate of interest charged on such Loan of such Bank hereunder shall be limited to the Maximum Rate for such Bank.

                  In the event any Bank ever receives, collects or applies as interest any sum in excess of the Maximum Rate for such Bank, such excess amount shall be applied to the reduction of the principal balance of its Loans or to other amounts (other than interest) payable hereunder, and if no such principal is then outstanding, such excess or part thereof remaining shall be paid to the Borrower.

                  SECTION 2.5 Commitment Fees. The Borrower shall pay to the Administrative Agent for the account of each Bank a commitment fee for the period from and including the Closing Date to but not including the Revolving Termination Date calculated at a rate per annum equal to the Commitment Fee Rate in effect for the period in respect of which payment is to be made on such Bank's average daily excess, if any, of such Bank's Revolving Commitment over such Bank's Aggregate Outstanding Revolving Extensions of Credit during the period for which such payment is to be made. Such commitment fee shall be payable quarterly in arrears on the last day of each March, June, September and

December of each calendar year during the Revolving Credit Period and on the Revolving Termination Date.

                  SECTION 2.6 Optional Termination or Reduction of Revolving Commitments. The Borrower may, at any time subsequent to the Closing Date, upon at least three Domestic Business Days' notice to the Administrative Agent, terminate at any time, or proportionately reduce from time to time by an aggregate amount of $5,000,000 or any integral multiple of $1,000,000 in excess thereof, the unused portions of the Revolving Commitments. Any such partial reduction shall be deemed to adjust the table in Section 2.3(b) by (a) in the case of the first $35,000,000 in reductions on or subsequent to the Closing Date (including, without limitation, the reduction referred to in subsection 6.2(m)), applying the amount thereof to the then remaining scheduled Revolving Commitment reductions set forth in such table in the direct order of the dates thereof and
(b) in the case of any other reductions, reducing the then remaining scheduled Revolving Commitment reductions set forth on such Schedule on a pro rata basis. If the Revolving Commitments are terminated in their entirety, all applicable accrued commitment fees and Letter of Credit fees shall be payable on the effective date of such termination.

                  SECTION 2.7 Mandatory Termination or Reduction of Revolving Commitments and Mandatory Prepayments.

                  (a) The Revolving Commitments shall terminate on the Revolving Termination Date, and any Revolving Loans then outstanding (together with accrued interest thereon) shall be due and payable on such date.

                  (b) Unless otherwise agreed to in writing by the Required Banks (or all of the Banks in the case of any disposition of assets described in clause (vii) of Section 11.5) or otherwise provided herein, upon the receipt by the Borrower of any Net Cash Proceeds from the sale, lease or other disposition of any of its assets permitted under Section 8.11 (other than (i) the sale of inventory in the ordinary course of business, (ii) the sale or lease of assets subject to the Lien granted to Prudential pursuant to the documentation relating to the Prudential Real Estate Financing solely to the extent that the Net Cash Proceeds thereof are applied to repay the Prudential Real Estate Financing,
(iii) transfers or sales of accounts pursuant to any customer sales charge program of the type described in Section 8.18 and (iv) Permitted Pad Sales), the Tranche B Term Loans shall be prepaid and the Revolving Commitments shall be deemed to be automatically and permanently reduced in an aggregate amount equal to 75% of any such Net Cash Proceeds. Any such amounts shall be applied ratably between the Tranche B Term Loans and the Revolving Commitments and (i) with respect to the Tranche B Term Loans, such ratable amount shall be applied to the then remaining installments of principal thereof on a pro rata basis and (ii) with respect to the Revolving

Commitments, such ratable amount shall be applied on a pro rata basis to the then remaining scheduled Revolving Commitment reductions set forth in Section 2.3(b); provided, that in the case of any fiscal year, the provisions of this paragraph (b) (insofar as they relate to Net Cash Proceeds received in respect of assets other than the assets described in the immediately succeeding proviso) shall be applicable only if and to the extent that the aggregate amount of such Net Cash Proceeds received in such fiscal year exceed $5,000,000 and provided, further, that with respect to the sale by the Borrower of its ownership interest in Somerville (or the sale by Somerville or the Borrower of all or any part of the assets used in the business conducted by Somerville in one or more transactions), (i) the first $20,000,000 (or, if less, the aggregate amount required pursuant to the Prudential Real Estate Financing to be paid to Prudential in connection with such sale) of the aggregate Net Cash Proceeds received from such sale by the Borrower shall be applied to reduce the mortgage loans outstanding under the Prudential Real Estate Financing and (ii) the amount, if any, by which the aggregate Net Cash Proceeds received from such sale exceeds $20,000,000 (or such lesser amount required pursuant to the Prudential Real Estate Financing to be paid to Prudential in connection with such sale) shall be applied to the reduce the Revolving Commitments and the Tranche B Term Loans in the manner set forth above, up to a limit of $15,000,000.

                  (c) The Borrower shall, from time to time until payment in full of the Loans and the termination of this Agreement, within 10 days following the receipt by the Borrower (or by the Administrative Agent as loss payee) of any payment of proceeds of any insurance (other than business interruption insurance) required to be maintained pursuant to this Agreement on account of each separate loss, damage or injury in excess of $1,000,000 to any tangible property of the Borrower or any Subsidiary (unless no Default or Event of Default shall have occurred and be continuing and such proceeds (or any portion thereof) shall have been expended or irrevocably committed by the Borrower for the repair or replacement of such property and the Borrower shall have furnished to the Administrative Agent evidence satisfactory to the Administrative Agent of such expenditure or commitment), apply, or, to the extent the Administrative Agent is loss payee under any insurance policy, irrevocably direct the Administrative Agent to apply, an amount equal to 100% (or such lesser percentage which represents that portion of such proceeds not expended or committed pursuant to the immediately preceding parenthetical phrase) of such insurance proceeds to the reduction of the Tranche B Term Loans and the Revolving Commitments, which reduction shall be applied ratably between the Tranche B Term Loans and the Revolving Commitment and (i) with respect to the Tranche B Term Loans, such ratable amount shall be applied to the then remaining installments of principal thereof on a pro rata basis and (ii) with respect to the Revolving Commitments, such ratable amount shall be applied on a pro rata basis to the then remaining scheduled Revolving

Commitment reductions set forth in Section 2.3(b); provided that, with respect to tangible property subject to any Lien permitted herein, no such prepayment or reduction would be required to the extent that this Section 2.7(c) or Section 2.7(e) would require an application of insurance proceeds that would violate or breach any of the provisions of the instruments or documents under which such permitted Lien arises.

                  (d) If for any fiscal year of the Borrower, commencing with its 1995 fiscal year, there shall be Excess Cash Flow for such fiscal year, then on the earlier of the date of delivery by the Borrower to the Banks of the financial statements required to be delivered pursuant to Section 8.1(a) covering such fiscal year and 90 days after the end of such fiscal year of the Borrower the Tranche B Term Loans shall be prepaid and the Revolving Commitments shall be deemed to be automatically and permanently reduced in an aggregate amount equal to 50% of such Excess Cash Flow. Any such amounts shall be applied ratably between the Tranche B Term Loans and the Revolving Commitments, and (i) with respect to the Tranche B Term Loans, such ratable amount shall be applied to the then remaining installments thereof on a pro rata basis and (ii) with respect to the Revolving Commitments, such ratable amount shall be applied in a pro rata basis to the then remaining scheduled Revolving Commitment reductions set forth in Section 2.3(b). Concurrently with the making of each such prepayment, the Borrower shall deliver to the Administrative Agent a statement detailing the calculation of Excess Cash Flow for the fiscal year as to which such prepayment was computed.

                  (e) On any day on which the sum of (i) the Aggregate Outstanding Revolving Extensions of Credit and (ii) the aggregate outstanding Money Market Loans exceeds the Revolving Commitments then in effect, the Borrower shall first prepay the Revolving Loans in an aggregate amount equal to such excess and second, if any amount remains, apply such amount to cash collateralize the L/C Obligations in a manner reasonably satisfactory to the Letter of Credit Bank and the Administrative Agent.

                  (f) If at any time the Revolving Commitments shall be optionally reduced or terminated in accordance with Section 2.6, then on the date of such reduction or termination, the Borrower shall make a ratable prepayment of the Tranche B Term Loans, with such ratable amount being applied to the then remaining installments of principal thereof on a pro rata basis.

                  (g) If at any time the Tranche B Term Loans shall be optionally prepaid in accordance with Section 2.8, then on the date of such prepayment, the Borrower shall make a ratable reduction of the Revolving Commitments, with such ratable amount being applied on a pro rata basis to the then remaining scheduled Revolving Commitment reductions set forth in Section 2.3(b).

                  (h) Each prepayment of the Loans pursuant to this Section 2.7 shall be accompanied by payment of accrued and unpaid interest on the amount prepaid and any amounts payable pursuant to Section 5.5, except that, unless such prepayment is made in connection with a termination of the Revolving Commitments, accrued and unpaid interest on Revolving Loans that are CIBC Alternate Base Rate Loans shall be payable on the next interest payment date under Section 2.4(a) to occur after the date of such prepayment; provided that no additional interest shall accrue on such accrued and unpaid interest on such CIBC Alternate Base Rate Loans during the period from the date of such prepayment to such next interest payment date.

                  SECTION 2.8 Optional Prepayments. (a) The Borrower may, upon at least one Domestic Business Days' written notice to the Administrative Agent, prepay any CIBC Alternate Base Rate Borrowing in whole at any time, or from time to time in part in amounts aggregating $5,000,000 or any larger multiple of $1,000,000. Accrued and unpaid interest on the amount of any such prepayment shall be payable (i) in the case of prepayments of Tranche B Term Loans, on the date of such prepayment, and (ii) in the case of prepayments of Revolving Loans, on the next interest payment date under Section 2.4(a) to occur after the date of such prepayment, provided that no additional interest shall accrue on such accrued and unpaid interest during the period from the date of such prepayment to such next interest payment date. Each such optional prepayment shall be applied to prepay ratably the CIBC Alternate Base Rate Loans of the several Banks included in such Borrowing.

                  (b) The Borrower may, upon at least three Euro-Dollar Business Days' written notice to the Administrative Agent, prepay any Euro-Dollar Borrowing in whole at any time, or from time to time in part in amounts aggregating $5,000,000 or any larger multiple of $1,000,000, by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment and any amounts payable pursuant to Section 5.5. Each such optional prepayment shall be applied to prepay ratably the Euro-Dollar Loans of the several Banks included in such Euro-Dollar Borrowing. Within two Euro-Dollar Business Days after receipt by the Administrative Agent of a notice of prepayment pursuant to this subsection (b), the Administrative Agent shall notify the Borrower of the estimated loss or expense that may be incurred by the Banks and be required to be paid by the Borrower under Section 5.5 as a result of the prepayment of such Euro-Dollar Borrowing prior to the last day of the Interest Period therefor. The Borrower may, after having been notified by the Administrative Agent of the estimated loss or cost resulting from such prepayment and not later than two Euro-Dollar Business Days prior to the intended date of such prepayment stated in the notice of prepayment relating thereto, notify the Administrative Agent in writing that the Borrower desires to revoke such notice of prepayment. If the Borrower shall have failed to notify the Administrative Agent, not later than two Euro-Dollar Business Days prior to the intended date of such prepayment, that the Borrower desires to revoke its notice of prepayment of all or part of such Borrowing, then such notice of prepayment shall become irrevocable. The Borrower agrees that the calculation of such loss or expense is only an estimate and shall not be binding on the Administrative Agent or any of the Banks.

                  (c) Upon receipt of a notice of prepayment pursuant to this Section, the Administrative Agent shall promptly notify each Bank of the contents thereof and of such Bank's ratable share of such prepayment, and, except as provided in subsection (b) above, such notice shall not thereafter be revocable by the Borrower. Each Bank shall promptly after receiving any such notice of prepayment with respect to a Euro-Dollar Borrowing, cooperate with the Administrative Agent to estimate the loss or cost that may be incurred by such Bank as a result of the prepayment of its Loan comprising such Borrowing.

                  SECTION 2.9 Conversion and Continuation Options. (a) The Borrower may elect from time to time to convert Euro-Dollar Loans to CIBC Alternate Base Rate Loans by giving the Administrative Agent irrevocable written notice, substantially in the form of Exhibit J, of such election prior to 11:00 A.M., New York City time, on the day which is one Domestic Business Day prior to the date of such conversion, provided that any such conversion of Euro-Dollar Loans may only be made on the last day of an Interest Period with respect thereto. The Borrower may elect from time to time to convert CIBC Alternate Base Rate Loans to Euro-Dollar Loans by giving the Administrative Agent irrevocable notice of such election prior to 11:00 A.M., New York City time, on the day which is three Euro-Dollar Business Days prior to the date of such conversion. Any such notice of conversion to Euro-Dollar Loans shall specify the length of the initial Interest Period or Interest Periods therefor. Upon receipt of any such notice the Administrative Agent shall promptly notify each Bank thereof. All or any part of outstanding Euro-Dollar Loans and CIBC Alternate Base Rate Loans may be converted as provided herein, provided that (i) no Loan may be converted into a Euro-Dollar Loan when any Default or Event of Default has occurred and is continuing and the Administrative Agent or the Required Banks have determined that such a conversion is not appropriate, (ii) any such conversion may only be made if, after giving effect thereto, Section 2.10 shall not have been contravened and (iii) no Loan may be converted into a Euro-Dollar Loan after the date that is one month prior to the Revolving Termination Date (in the case of conversions of Revolving Loans) or the date of the final installment of principal of the Tranche B Term Loan.

                  (b) Any Euro-Dollar Loans may be continued as such upon the expiration of the then current Interest Period with respect thereto by the Borrower giving notice to the Administrative Agent, in accordance with the applicable provisions of the term "Interest Period" set forth in Section 1.1, of the length of the next Interest Period to be applicable to such Loans; provided that no Euro-Dollar Loan may be continued as such (i) when any Default or Event of Default has occurred and is continuing and the Administrative Agent or the Required Banks have determined that such a continuation is not appropriate, (ii) if, after giving effect thereto, Section
2.10 would be contravened or (iii) after the date that is one month prior to the Revolving Termination Date (in the case of continuations of Revolving Loans) or the date of the final installment of principal of the Tranche B Term Loans; provided, further, that if the Borrower shall fail to give any required notice as described above in this paragraph or if such continuation is not permitted pursuant to the preceding proviso such Loans shall be automatically converted to CIBC Alternate Base Rate Loans on the last day of such then expiring Interest Period.

                  SECTION 2.10 Minimum Amount and Maximum Number of Euro-Dollar Borrowings. All Borrowings, conversions and continuations of Loans hereunder and all selections of Interest Periods hereunder shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, (i) the aggregate principal amount of the Loans comprising each Euro-Dollar Borrowing shall be equal to $5,000,000 or a whole multiple of $1,000,000 in excess thereof and (ii) the total number of such Euro-Dollar Borrowings at any one time would not exceed ten.

                          SECTION 3. LETTERS OF CREDIT

                  SECTION 3.1 L/C Commitment. (a) Subject to the terms and conditions hereof, the Letter of Credit Bank, in reliance on the agreements of the other Banks set forth in Section 3.4(a), agrees to issue letters of credit ("Letters of Credit") for the account of the Borrower on any Domestic Business Day during the Revolving Credit Period in such form as may be approved from time to time by the Letter of Credit Bank; provided that the Letter of Credit Bank shall not, and shall have no obligation to, issue any Letter of Credit if, after giving effect to such issuance and to the obligations of the Banks under Section 3.4(a), the excess, if any, of (i) the Available Revolving Commitment of any Bank over (ii) an amount equal to such Bank's Revolving Commitment Percentage multiplied by the aggregate principal amount of all the Money Market Loans of all the Banks then outstanding would be less than zero; and provided, further, that the Letter of Credit Bank shall not, and shall have no obligation to, issue any Letter of Credit if, (i) after giving effect thereto, the L/C Obligations would exceed $25,000,000 or (ii) on or before the date immediately preceding the issuance date, the Letter of Credit Bank shall have received a notice of Default, which has not been withdrawn, from any Bank. Each Letter of Credit shall (i) be denominated in Dollars and shall be a standby letter of credit issued to support obligations of the Borrower or any of its Subsidiaries and
(ii) expire no later than the earlier of the date which is one year after the date of issuance thereof and the Revolving Termination Date (provided that such Letter of Credit may provide that it may be extended with the consent of the

Letter of Credit Bank for a period of no more than one year (but in no event beyond the Revolving Termination Date)).

                  (b) Each Letter of Credit shall be subject to the Uniform Customs and, to the extent not inconsistent therewith, the laws of the jurisdiction in which is located the office of the Letter of Credit Bank from which such Letter of Credit is issued.

                  (c) The Letter of Credit Bank shall not at any time be obligated to issue any Letter of Credit hereunder if such issuance would conflict with, or cause such Letter of Credit Bank or any L/C Participant to exceed any limits imposed by, any applicable Requirement of Law.

                  (d) The Borrower and each Bank severally agree that, on the Closing Date, the letters of credit outstanding on such date set forth in
Schedule II hereof shall be deemed to be Letters of Credit under this Agreement for all purposes hereof, provided that all fees and interest on such outstanding letters of credit accruing to but not including the Closing Date shall be paid on such date.

                  SECTION 3.2 Procedure for Issuance of Letters of Credit. The Borrower may from time to time request that the Letter of Credit Bank issue a Letter of Credit by delivering to the Letter of Credit Bank at its address for notices specified herein an Application therefor, completed to the satisfaction of the Letter of Credit Bank (which completion may occur by means of any electronic system operated by the Letter of Credit Bank), and such other certificates, documents and other papers and information as the Letter of Credit Bank may request. Upon receipt of any Application, the Letter of Credit Bank will process such Application and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures, subject to the terms and conditions hereof, and shall, subject to the terms and conditions hereof, promptly issue the Letter of Credit requested thereby (but in no event shall the Letter of Credit Bank (unless it otherwise agrees) be required to issue any Letter of Credit earlier than two Domestic Business Days after its receipt of the Application therefor and all such other certificates, documents and other papers and information relating thereto) by issuing the original of such Letter of Credit to the beneficiary thereof or as otherwise may be agreed by the Letter of Credit Bank and the Borrower. The Letter of Credit Bank shall furnish a copy of such Letter of Credit to the Borrower promptly following the issuance thereof. The Letter of Credit Bank will periodically (but in any event no less often than quarterly) report to the Administrative Agent Letter of Credit issuance activity, and the Administrative Agent will periodically (but in any event no less often than quarterly) report to the Banks Letter of Credit issuance activity.

                  SECTION 3.3 Fees, and Other Charges. (a) The Borrower shall pay to the Administrative Agent, for the account of the Banks, a fee with respect to the Letters of Credit in an amount calculated on the L/C Obligations from time to time outstanding during each period for which payment is made at a rate per annum equal to the L/C Rate then in effect. Such fee shall be shared ratably among the Banks in accordance with their respective Revolving Commitment Percentages, shall be payable in arrears on each L/C Fee Payment Date, commencing on the first of such days to occur after the date hereof, and shall be nonrefundable.

                  (b) In addition to the foregoing fees and commissions, the Borrower shall also pay to the Letter of Credit Bank for its sole benefit (i) such customary fees, costs and expenses in connection with the Letters of Credit as may be separately agreed to between such Letter of Credit Bank and the Borrower and (ii) a fronting fee calculated at the rate of 1/8 of 1% per annum on the L/C Obligations from time to time outstanding during each period for which payment is made. Such fronting fee shall be payable in arrears on each L/C Fee Payment Date, commencing on the first of such days to occur after the date hereof, and shall be nonrefundable.

                  (c) The Administrative Agent shall, promptly following its receipt thereof, distribute to the Letter of Credit Bank and the L/C Participants all fees received by the Administrative Agent for their respective accounts pursuant to this Section.

                  SECTION 3.4 L/C Participation. (a) The Letter of Credit Bank irrevocably agrees to grant and hereby grants to each L/C Participant, and, to induce the Letter of Credit Bank to issue Letters of Credit hereunder, each L/C Participant irrevocably severally agrees to accept and purchase and hereby severally accepts and purchases from the Letter of Credit Bank, on the terms and conditions hereinafter stated, for such L/C Participant's own account and risk an undivided interest equal to such L/C Participant's Revolving Commitment Percentage in the Letter of Credit Bank's obligations and rights under each Letter of Credit issued hereunder by the Letter of Credit Bank and under each time draft accepted pursuant to any Letter of Credit and the amount of each draft paid by the Letter of Credit Bank thereunder. Each L/C Participant unconditionally and irrevocably severally agrees with each Letter of Credit Bank that, if a draft is paid under any Letter of Credit for which the Letter of Credit Bank is not reimbursed in full by the Borrower in accordance with the terms of this Agreement, such L/C Participant shall pay to the Administrative Agent, for the account of the Letter of Credit Bank, upon demand at the Administrative Agent's address for notices specified herein an amount equal to such L/C Participant's Revolving Commitment Percentage of the amount of such draft, or any part thereof, which is not so reimbursed; such amount shall be due on the Domestic Business Day upon which such demand shall be given, if such demand is given at or before

1:00 P.M. (New York City time) on such day and, if such demand shall be given later than such time, such amount shall be due on the next succeeding Domestic Business Day. The Administrative Agent shall promptly pay over to the Letter of Credit Bank all amounts so received by it.

                  (b) If any amount required to be paid by any L/C Participant to the Letter of Credit Bank pursuant to Section 3.4(a) in respect of any unreimbursed portion of any payment made by the Letter of Credit Bank under any Letter of Credit is paid to the Administrative Agent for the account of the Letter of Credit Bank within three Domestic Business Days after the date such payment is due, such L/C Participant shall pay to the Letter of Credit Bank on demand an amount equal to the product of (1) such amount, times (2) the daily average Federal Funds Rate during the period from and including the date such payment is required to the date on which such payment is immediately available to the Letter of Credit Bank, times (3) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is
360. If any such amount required to be paid by any L/C  Participant  pursuant to
Section 3.4(a) is not in fact made available to the Administrative Agent for the account of the Letter of Credit Bank by such L/C Participant within three Domestic Business Days after the date such payment is due, the Letter of Credit Bank shall be entitled to recover from such L/C Participant, on demand, such amount with interest thereon calculated from such due date at the rate per annum then applicable to CIBC Alternate Base Rate Loans hereunder. A certificate of the Letter of Credit Bank submitted to any L/C Participant with respect to any amounts owing under this Section shall be conclusive in the absence of manifest error.

                  (c) Whenever, at any time after the Letter of Credit Bank has made payment under any Letter of Credit or any time draft drawn thereunder and has received from any L/C Participant its pro rata share of such payment in accordance with Section 3.4(a), the Letter of Credit Bank receives any payment related to the Letter of Credit (whether directly from the Borrower or otherwise, including proceeds of collateral applied thereto by the Administrative Agent or the Letter of Credit Bank), or any payment of interest on account thereof, the Letter of Credit Bank will distribute to such L/C Participant its pro rata share thereof; provided, however, that in the event that any such payment received by the Letter of Credit Bank shall be required to be returned by the Letter of Credit Bank, such L/C Participant shall return to the Letter of Credit Bank the portion thereof previously distributed by the Letter of Credit Bank to it.

                  SECTION 3.5 Reimbursement Obligation of the Borrower. The Borrower agrees to reimburse the Letter of Credit Bank, on each date on which the Letter of Credit Bank notifies the Borrower of the date and amount of a payment by the Letter of Credit Bank of a draft presented under a Letter of Credit

(whether a sight draft or time draft), for the amount of (a) such draft so paid and (b) any taxes, fees, charges or other costs or expenses incurred by the Letter of Credit Bank in connection with such payment. Each such payment shall be made to the Letter of Credit Bank at its address for notices specified herein in lawful money of the United States of America and in immediately available funds. Interest shall be payable on any and all amounts remaining unpaid by the Borrower under this Section from the date such amounts become payable (whether at stated maturity, by acceleration or otherwise) until payment in full at the rate which would be payable on any outstanding CIBC Alternate Base Rate Loans which were then overdue.

                  SECTION 3.6 Obligations Absolute. The Borrower's obligations under this Section 3 shall be absolute and unconditional under any and all circumstances and irrespective of any set-off, counterclaim or defense to payment which the Borrower may have or have had against the Letter of Credit Bank, any Bank or any beneficiary of a Letter of Credit. The Borrower also agrees with the Letter of Credit Bank and the Banks that neither the Letter of Credit Bank nor any Bank shall be responsible for, and the Borrower's Reimbursement Obligations under Section 3.5 shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even though the documents shall in fact prove to be invalid, fraudulent or forged, or any dispute between or among the Borrower and any beneficiary of any Letter of Credit or any other party to which the Letter of Credit may be transferred or any claims whatsoever of the Borrower against any beneficiary of the Letter of Credit or any such transferee. The Letter of Credit Bank shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit, except for errors or omissions caused by the Letter of Credit Bank's gross negligence or willful misconduct. The Borrower agrees that any action taken or omitted by the Letter of Credit Bank under or in connection with any Letter of Credit or the related drafts or documents, if done in the absence of gross negligence or willful misconduct and in accordance with the standards of care specified in the Uniform Commercial Code of the jurisdiction in which is located the office of the issuer thereof from which such Letter of Credit is issued, shall be binding on the Borrower and shall not result in any liability of the Letter of Credit Bank to the Borrower.

                  SECTION 3.7 Letter of Credit Payments. If any draft shall be presented for payment under any Letter of Credit, the Letter of Credit Bank shall promptly notify the Borrower of the date and amount thereof. The responsibility of the Letter of Credit Bank to the Borrower in connection with any draft presented to it for payment under any Letter of Credit shall, in addition to any payment obligation expressly provided for in such Letter of Credit, be limited to determining that the documents (including each draft) delivered under such Letter of Credit in connection with such presentment are in conformity with such Letter of Credit.

                  SECTION 3.8 Application. To the extent that any provision of any Application related to any Letter of Credit is inconsistent with the provisions of this Agreement, the provisions of this Agreement shall apply.

                  SECTION 3.9 Indemnification. Each Bank shall, ratably in accordance with its Revolving Commitment Percentage, indemnify the Letter of Credit Bank (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so) against any cost, expense (including counsel fees of outside and in-house counsel and disbursements), claim, demand, action, loss, damage, penalty, judgment, disbursement or liability (except such as result from the Letter of Credit Bank's gross negligence or willful misconduct) that the Letter of Credit Bank may suffer or incur in connection with the issuance of any Letter of Credit under this Agreement or any action taken or omitted by the Letter of Credit Bank hereunder. The agreements in this Section shall survive the payment of the Notes and all other amounts payable hereunder.

                          SECTION 4. MONEY MARKET LOANS

                  SECTION 4.1 The Money Market Loans. Subject to the terms and conditions of this Agreement, the Borrower may borrow Money Market Loans from time to time during the Money Market Loan Commitment Period on any Domestic
Business Day (in the case of Money Market Loans made pursuant to an Absolute Rate Money Market Loan Request) or any Euro-Dollar Business Day (in the case of Money Market Loans made pursuant to an Index Rate Money Market Loan Request). Money Market Loans shall be borrowed in amounts such that the sum of (i) the Aggregate Outstanding Extensions of Revolving Credit of all the Banks and (ii) the aggregate outstanding principal amount of all Money Market Loans of all the Banks shall not at any time exceed the aggregate Revolving Commitments of all the Banks at such time; provided that the sum of (i) the Aggregate Outstanding Extensions of Revolving Credit of any Bank and (ii) an amount equal to such Bank's Revolving Commitment Percentage multiplied by the aggregate outstanding principal amount of all Money Market Loans made by all the Banks shall not at any time exceed such Bank's Revolving Commitment at such time. Within the limits and on the conditions hereinafter set forth with respect to Money Market Loans, the Borrower from time to time may borrow, repay and reborrow Money Market Loans.

                  SECTION 4.2 Procedure for Money Market Loan Borrowing. (a) The Borrower shall request Money Market Loans by delivering a Money Market Loan Request to the Administrative Agent, not later than 12:00 Noon (New York City time) four Euro-Dollar Business Days prior to the proposed Borrowing Date (in the case of an Index Rate Money Market Loan Request), and not later than 10:00 A.M. (New York City time) one Domestic Business Day prior to the proposed Borrowing Date (in the case of an Absolute Rate Money Market Loan Request). Each Money Market Loan Request may solicit bids for Money Market Loans in an aggregate principal amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof and having not more than four alternative maturity dates. The maturity date for each Money Market Loan shall be not less than 7 days nor more than 180 days after the Borrowing Date therefor (and in any event shall be not later than the Revolving Termination Date). The Administrative Agent shall notify each Bank promptly by facsimile transmission of the contents of each Money Market Loan Request received by the Administrative Agent.

                  (b) In the case of an Index Rate Money Market Loan Request, upon receipt of notice from the Administrative Agent of the contents of such Money Market Loan Request, each Bank may elect, in its sole discretion, to offer irrevocably to make one or more Money Market Loans at the Applicable Index Rate plus or minus a margin determined by such Bank in its sole discretion for each such Money Market Loan. Any such irrevocable offer shall be made by delivering a Money Market Loan Offer to the Administrative Agent, before 10:00 A.M. (New York City time) on the day that is three Euro-Dollar Business Days before the proposed Borrowing Date, setting forth:

                  (1) the maximum amount of Money Market Loans for each maturity date and the aggregate maximum amount of Money Market Loans for all maturity dates which such Bank would be willing to make (which amounts may, subject to subsection 4.1, exceed such Bank's Revolving Commitment); and

                  (2) the margin above or below the Applicable Index Rate at which such Bank is willing to make each such Money Market Loan.

The Administrative Agent shall advise the Borrower promptly but no later than 10:30 A.M. (New York City time) on the date which is three Euro-Dollar Business Days before the proposed Borrowing Date of the contents of each such Money Market Loan Offer received by it. If the Administrative Agent, in its capacity as a Bank, shall elect, in its sole discretion, to make any such Money Market Loan Offer, it shall advise the Borrower of the contents of its Money Market Loan Offer before 9:45 A.M. (New York City time) on the date which is three Euro-Dollar Business Days before the proposed Borrowing Date.

                  (c) In the case of an Absolute Rate Money Market Loan Request, upon receipt of notice from the Administrative Agent of the contents of such Money Market Loan Request, each Bank may elect, in its sole discretion, to offer irrevocably to make one or more Money Market Loans at a rate of interest determined by such Bank in its sole discretion for each such Money Market Loan. Any such irrevocable offer shall be made by delivering a Money Market Loan Offer to the Administrative Agent before 10:00 A.M.

(New York City time) on the proposed Borrowing Date, setting forth:

                  (1) the maximum amount of Money Market Loans for each maturity date, and the aggregate maximum amount for all maturity dates, which such Bank would be willing to make (which amounts may, subject to Section 4.1, exceed such Bank's Revolving Commitment); and

                  (2) the fixed rate of interest at which such Bank is willing to make each such Money Market Loan.

The Administrative Agent shall advise the Borrower promptly but in no event later than 10:30 A.M. (New York City time) on the proposed Borrowing Date of the contents of each such Money Market Loan Offer received by it. If the Administrative Agent, in its capacity as a Bank, shall elect, in its sole discretion, to make any such Money Market Loan Offer, it shall advise the Borrower of the contents of its Money Market Loan Offer before 9:45 A.M. (New York City time) on the proposed Borrowing Date.

                  (d) Before 12:00 noon (New York City time) three Euro-Dollar Business Days before the proposed Borrowing Date (in the case of Money Market Loans requested by an Index Rate Money Market Loan Request) and before 11:00 A.M. (New York City time) on the proposed Borrowing Date (in the case of Money Market Loans requested by an Absolute Rate Money Market Loan Request), the Borrower, in its absolute discretion, shall:

                  (1) cancel such Money Market Loan Request by giving the Administrative Agent telephone notice to that effect, or

                  (2) by giving telephone notice to the Administrative Agent (immediately confirmed by delivery to the Administrative Agent of a Money Market Loan Confirmation in writing or by fax transmission), (i) subject to the provisions of Section 4.2(e), accept one or more of the offers made by any Bank or Banks pursuant to Section 4.2(b) or Section 4.2(c), as the case may be, of the amount of Money Market Loans for each relevant maturity date and (ii) reject any remaining offers made by Banks pursuant to Section 4.2(b) or Section 4.2(c), as the case may be.

If the Borrower fails to give any such notice prior to such time, such Money Market Loan Request shall be deemed to have been canceled.

                  (e) The Borrower's acceptance of Money Market Loans in response to any Money Market Loan Request shall be subject to the following limitations:

                  (1) The principal amount of Money Market Loans accepted for each maturity date specified by any Bank in its Money Market Loan Offer shall not exceed the maximum amount for such maturity date specified in such Money Market Loan Offer;

                  (2) the aggregate principal amount of Money Market Loans accepted for all maturity dates specified by any Bank in its Money Market Loan Offer shall not exceed the aggregate maximum amount specified in such Money Market Loan Offer for all such maturity dates;

                  (3) the Borrower may not accept offers for Money Market Loans for any maturity date in an aggregate principal amount in excess of the maximum principal amount requested in the related Money Market Loan Request;

                  (4) if the Borrower accepts any of such offers, it must accept offers based solely upon pricing for such relevant maturity date and upon no other criteria whatsoever; and

                  (5) if two or more Banks submit offers for any maturity date at identical pricing and the Borrower accepts any of such offers but does not wish to (or by reason of the limitations set forth in Section
         4.1 or in clause (3) of this paragraph, cannot) borrow the total amount offered by such Banks with such identical pricing, the Borrower shall accept offers from all of such Bank in amounts allocated among them pro rata according to the amounts offered by such Banks (or as nearly pro rata as shall be practicable after giving effect to the requirement that Money Market Loans made by a Bank on a Borrowing Date for each relevant maturity date shall be in a principal amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof).

If the bids are either unacceptably high to the Borrower or are insufficient in amount, the Borrower may cancel the auction.

                  (f) If the Borrower notifies the Administrative Agent that a Money Market Loan Request is canceled pursuant to Section 4.2(d)(1), the Administrative Agent shall give prompt telephone notice thereof to the Banks.

                  (g) If the Borrower accepts pursuant to Section 4.2(d)(2) one or more of the offers made by any Bank or Banks, the Administrative Agent promptly shall notify each Bank which has made such a Money Market Loan Offer of
(i) the aggregate amount of such Money Market Loans to be made on such Borrowing Date for each maturity date and (ii) the acceptance or rejection of any offers to make such Money Market Loans made by such Bank. Before 12:00 Noon (New York City time) on the Borrowing Date specified in the applicable Money Market Loan Request, each Bank whose Money Market Loan Offer has been accepted shall make available to the Administrative Agent at its office set forth in Section 11.1 the amount of Money Market Loans to be made by such Bank, in immediately available funds. The Administrative Agent will make such funds available to the Borrower as soon as practicable on such date at the Administrative Agent's aforesaid address. As soon as practicable after each Borrowing Date, the Administrative Agent shall notify each Bank of the aggregate amount of Money Market Loans advanced on such Borrowing Date and the respective maturity dates thereof.

                  SECTION 4.3 Money Market Loan Payments. (a) The Borrower shall repay to the Administrative Agent for the account of each Bank which has made a Money Market Loan (or the Money Market Loan Assignee in respect thereof, as the case may be) on the applicable Money Market Loan Maturity Date the then unpaid principal amount of such Money Market Loan. The Borrower shall not have the right to prepay any principal amount of any Money Market Loan.

                  (b) The Borrower shall pay interest on the unpaid principal amount of each Money Market Loan from the Borrowing Date to the applicable Money Market Loan Maturity Date at the rate of interest specified in the Money Market Loan Offer accepted by the Borrower in connection with such Money Market Loan (calculated on the basis of a 360-day year for actual days elapsed), payable on each applicable Money Market Loan Interest Payment Date.

                  (c) If all or a portion of the principal amount of any Money Market Loan shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue principal amount shall, without limiting any rights of any Bank under this Agreement, bear interest from the date on which such payment was due at a rate per annum which is 2% above the rate which would otherwise be applicable pursuant to the Money Market Loan Note evidencing such Money Market Loan until the stated maturity date of such Money Market Loan, and for each day thereafter at a rate per annum which is 2% above the CIBC Alternate Base Rate, in each case until paid in full (as well after as before judgment).

                  SECTION 4.4 Money Market Loan Notes. (a) The Money Market Loans made by each Bank shall be evidenced initially by the Grid Money Market Loan Note delivered to it pursuant to the Existing Credit Agreement. Each Bank is hereby authorized to record the date and amount of each Money Market Loan made by such Bank, the maturity date thereof, the date and amount of each payment of principal thereof and the interest rate with respect thereto on the schedule annexed to and constituting part of its Grid Money Market Loan Note, and any such recordation shall constitute prima facie evidence of the accuracy of the information so recorded; provided, however, that the failure to make any such recordation or any error in any such recordation shall not affect the obligations of the Borrower hereunder or under any Grid Money Market Loan Note. Each Grid Money Market Loan Note is dated the Closing Date (as defined in the Existing Credit Agreement), and each Money Market Loan evidenced thereby shall bear interest for the period from and including the Borrowing Date of such Money Market Loan on the unpaid principal amount thereof from time to time outstanding at the applicable rate per annum determined as provided in, and such interest shall be payable as specified in,
Section 4.3(b).

                  (b) All Money Market Loans advanced by a Bank on a Borrowing Date which have the same maturity date and interest rate shall be deemed to constitute one Money Market Loan so long as such amounts remain evidenced by the Grid Money Market Loan Note of such Bank. Any Bank that wishes such amounts to constitute more than one Money Market Loan and to have each such Money Market Loan evidenced by a separate promissory note payable to such Bank, substantially in the form of Exhibit C-2 (an "Individual Money Market Loan Note") with appropriate insertions as to Borrowing Date, principal amount and interest rate, shall notify the Administrative Agent and the Borrower by facsimile transmission of the respective principal amounts of the Money Market Loans to be evidenced by each such Individual Money Market Loan Note, which principal amount shall not be less than $5,000,000 for any Individual Money Market Loan Note. Not later than three Domestic Business Days after receipt of such notice, the Borrower shall deliver to such Bank an Individual Money Market Loan Note payable to the order of such Bank in the principal amount of each such Money Market Loan and otherwise conforming to the requirements of this Agreement. Upon receipt of such Individual Money Market Loan Note, such Bank shall endorse on the Schedule attached to its Grid Money Market Loan Note the transfer of such Money Market Loan from such Grid Money Market Loan Note to such Individual Money Market Loan Note.

                      SECTION 5. GENERAL CREDIT PROVISIONS

                  SECTION 5.1 General Provisions as to Payments. The Borrower shall make each payment of principal of, and interest on, the Loans, of Reimbursement Obligations, of commitment fees and letter of credit commissions and of all other amounts payable hereunder not later than 11:00 A.M. (New York City time) on the date when due, in Federal or other funds immediately available in New York City, to the Administrative Agent at its address referred to in
Section 11.1; provided, that in the case of payments made with respect to Money Market Loans, such payments shall be made directly to the Bank or Banks making such Money Market Loans at the address specified for such Bank or Banks in
Schedule I hereto. Any such payments which are made later than 11:00 A.M. (New York City time) shall be deemed to have been made on the next Domestic Business Day or Euro-Dollar Business Day, as the case may be. The Administrative Agent will promptly distribute to each Bank its pro rata share of each such payment (other than payments in respect of Money Market Loans, which shall be made to the Bank or Banks that made such Money Market

Loans only) received by the Administrative Agent for the account of the Banks. Whenever any payment of principal of, or interest on, the CIBC Alternate Base Rate Loans or any Absolute Rate Money Market Loans, of Reimbursement Obligations or of commitment fees and letter of credit commissions shall be due on a day which is not a Domestic Business Day, the date for payment thereof shall be extended to the next succeeding Domestic Business Day. Whenever any payment of principal of, or interest on, the Euro-Dollar Loans or any Index Rate Money Market Loans shall be due on a day which is not a Euro-Dollar Business Day, the date for payment thereof shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case the date for payment thereof shall be the next preceding Euro-Dollar Business Day. If the date for any payment of principal is extended by operation of law or otherwise, interest thereon shall be payable for such extended time.

                  SECTION 5.2 Computation of Interest, Commissions and Fees. Interest payable by the Borrower on CIBC Alternate Base Rate Loans accruing interest at the rate specified in clause (a) of the definition of "CIBC Alternate Base Rate" and on commitment fees hereunder shall be computed on the basis of a year of 365 days (or 366 days in a leap year) and paid for the actual number of days elapsed (including the first day but excluding the last day). Interest payable by the Borrower on Euro-Dollar Loans, CIBC Alternate Base Rate Loans accruing interest at the rate specified in clause (b) of the definition of "CIBC Alternate Base Rate", Money Market Loans and letter of credit commissions shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed from and including the first day thereof to but excluding the last day thereof.

                  SECTION  5.3  Indemnification  for  Charges.   (a)  Except  as
provided in the proviso to the second sentence of this paragraph (a), all payments made by the Borrower hereunder and under any of the other Credit Documents shall be made by the Borrower free and clear of, and without reduction for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority excluding, in the case of the Administrative Agent and each Bank, net income taxes and franchise taxes based upon net income imposed on the Administrative Agent and such Bank by the jurisdiction under the laws of which the Administrative Agent or such Bank is organized or any political subdivision or taxing authority thereof or therein or by any jurisdiction in which such Bank's Lending Office is located or any political subdivision or taxing authority thereof or therein (all such non-excluded taxes, levies, imposts, deductions, charges or withholdings being hereinafter called "Charges"). If any Charges are required to be withheld from any amounts payable to the Administrative Agent or any Bank hereunder or under the other Credit Documents, the amounts so payable to the Administrative Agent or such Bank shall be increased to the extent necessary to yield to the Administrative Agent or such Bank (after payment of all Charges) interest or any other amounts payable hereunder or under the other Credit Documents at the rates or in the amounts specified in this Agreement and the other Credit Documents; provided, however, that in any case where a Bank fails to provide the forms or other documents to the Borrower as required by paragraph (b) of this Section or if the information contained therein is no longer accurate in any material respect and the Borrower is, as a result of such failure or inaccuracy, required to withhold Charges from a payment hereunder or under the other Credit Documents in an amount greater than it would have been required to withhold if such Bank had provided such required forms or other documents or if such information was accurate, any additional sum payable under this sentence shall be computed as if the Borrower had withheld such lesser amount unless the reason for such failure to deliver such forms or other documents or the reason for such inaccuracy is a change in United States federal income tax law (including any regulation or amendment thereto, or official interpretation thereof, any modification or revocation of an applicable tax treaty or any change in the official position regarding the interpretation thereof) occurring after the date hereof. Whenever any Charges are payable by the Borrower, as promptly as possible thereafter, the Borrower shall send to the Administrative Agent for the account of such Bank, a certified copy of an original official receipt received by the Borrower showing payment thereof. If the Borrower fails to pay any Charges when due to the appropriate taxing authority or fails to remit to the Administrative Agent the required receipts or other required documentary evidence, the Borrower shall indemnify the Administrative Agent and the Banks for any incremental taxes, interest or penalties that may become payable by the Administrative Agent or any Bank as a result of any such failure.

                  (b) Each Bank that is not a United States Person as such term is defined in ss. 7701(a)(30) of the Code (a "United States Person") shall complete and deliver to the Borrower, prior to the date on which the first payment to such Bank is due hereunder, a duly certified Internal Revenue Service Form 1001 in duplicate claiming that it is entitled to complete exemption from United States withholding tax under an income tax treaty to which the United
States is a party or a duly certified Internal Revenue Service Form 4224 in duplicate claiming that the payments to be received under this Agreement are effectively connected with the conduct of a trade or business of such Bank in the United States, as appropriate. Each Bank further agrees to complete and deliver to the Borrower from time to time (to the extent permissible under then current law) any successor or additional form or certificate required by the Internal Revenue Service in order to secure complete exemption from United States withholding tax. If for any reason during the term of this Agreement, a Bank becomes unable to submit the forms or certificate referred to above or the information or representations contained therein is no longer accurate in any material respect, such Bank shall notify the Administrative Agent and the Borrower in writing to that effect.

                  (c) Each Bank agrees to use reasonable efforts (including reasonable efforts to change its Lending Office) to avoid the imposition of any Charges on payments hereunder or under other Credit Documents or to minimize any amounts which might otherwise be payable pursuant to this Section; provided, however, that such efforts shall not cause the imposition on such Bank of any additional costs or legal or regulatory burden deemed by such Bank to be material.

                  (d) If the Borrower makes any additional payment to any Bank pursuant to this Section in respect of any Charges, and such Bank determines that it has received (i) a refund of such Charges or (ii) a credit against or relief or remission for, or a reduction in the amount of, any tax or other governmental charge solely as a result of any deduction or credit for any Charges with respect to which it has received payments under this Section, such Bank shall, to the extent that it can do so without prejudice to the retention of such refund, credit, relief, remission or reduction, pay to the Borrower such amount as such Bank shall have determined to be attributable to the deduction or withholding of such Charges. If such Bank later determines that it was not entitled to such refund, credit, relief, remission or reduction to the full extent of any payment made pursuant to the first sentence of this paragraph, the Borrower shall upon demand of such Bank promptly repay the amount of such overpayment. Any determination made by such Bank pursuant to this paragraph shall in the absence of bad faith or manifest error be conclusive, and nothing in this paragraph shall be construed as requiring the Bank to conduct its business or to arrange or alter in any respect its tax or financial affairs so that it is entitled to receive such a refund, credit or reduction or as allowing any Person to inspect any records, including tax returns, of any Bank.

                  SECTION 5.4 Capital Adequacy. (a) If any Bank shall have determined that the adoption after the date hereof of any applicable law, rule or regulation regarding capital adequacy, or any change after the date hereof therein, or any change after the date hereof in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Lending Office) with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency made subsequent to the date hereof, has or would have the effect of reducing the rate of return on such Bank's capital as a consequence of its obligations hereunder to a level below that which such Bank could have achieved but for such adoption, change or compliance (taking into consideration such Bank's policies with respect to capital adequacy) by an amount deemed by such Bank to be material, then from time to time, within 45 days after demand by such Bank (with a copy to the Administrative Agent), the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank for such reduction.

                  (b) Each Bank will promptly notify the Borrower and the Administrative Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Bank to compensation pursuant to this Section. A certificate of any Bank claiming compensation under this Section and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, such Bank may use any reasonable averaging and attribution methods.

                  SECTION 5.5 Funding Losses. If the Borrower makes any payment of principal with respect to any Euro-Dollar Loan or Index Rate Money Market Loan (pursuant to Section 2.8, 2.9, 5.8, 9 or otherwise) on (i) any day other than the last day of the Interest Period applicable thereto or (ii) on the last day of any Interest Period which has been shortened by operation of clause (c) or (d) of the definition of "Interest Period", or if the Borrower fails to borrow, convert to or continue any Euro-Dollar Loan or Index Rate Money Market Loan after notice has been given to any Bank in accordance with Section 2.2(b),
Section 2.10(a) or (b) or 4.2(d), as the case may be, the Borrower shall reimburse each Bank on demand for any resulting loss or expense (including, without limitation, administrative costs) incurred by it (or by any existing or prospective participant in the related Loan), including (without limitation) any loss incurred in obtaining, liquidating or employing deposits from third parties, but excluding loss of margin for the period after any such payment or failure to borrow, convert or continue, provided that such Bank shall have delivered to the Borrower a certificate as to the amount of such loss or expense, which certificate shall be conclusive in the absence of manifest error. Without limiting the effect of the preceding sentence, such reimbursement shall include an amount equal to the excess, if any, of (i) the amount of interest which otherwise would have accrued on the principal amount so paid, prepaid or not borrowed, converted or continued for the period from the date of such payment, prepayment, or failure to borrow, convert or continue to the last day of the then current Interest Period (or, in the case of an Interest Period shortened by operation of clause (c) or (d) of the definition of "Interest Period", the last day of the Interest Period which would have applied but for the operation of such clause (c) or (d)) for such Euro-Dollar Loan (or, in the case of a failure to borrow, convert or continue, the Interest Period for such Euro-Dollar Loan or Index Rate Money Market Loan which would have commenced on the date specified for such borrowing, conversion or continuation) at the applicable rate of interest for such Euro-Dollar Loan provided for herein (excluding the Applicable Margin) over (ii) the interest component of the amount such Bank (or any corporation controlling such Bank) would have bid in the London interbank market for U.S. Dollar deposits of leading banks in amounts comparable to such principal amount and with maturities comparable to such period (as reasonably determined by such Bank).

                  SECTION 5.6 Right of Set-Off. Whenever any amount owing to any Bank by the Borrower shall not be paid when due (whether at the stated maturity thereof, by acceleration or otherwise), such Bank is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply against such overdue amount any and all monies, securities and other property of the Borrower and the proceeds thereof, now or hereafter held or received by, or in transit to, such Bank from or for the Borrower, whether for safekeeping, custody, pledge, transmission, collection or otherwise and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Bank to or for the credit or the account of the Borrower. Each Bank agrees promptly to notify the Borrower after any such set-off and application made by such Bank, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Bank under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) which such Bank may have.

                  SECTION 5.7 Basis for Determining Interest Rate Inadequate or Unfair. If on or prior to the first day of any Interest Period with respect to a Euro-Dollar Borrowing or Index Rate Money Market Loan:

                  (a) the Administrative Agent is advised by the Euro-Dollar Reference Bank that deposits in dollars (in the applicable amounts) are not being offered to the Euro-Dollar Reference Bank in the relevant market for such Interest Period, or

                  (b) in the case of Euro-Dollar Loans, Banks having 50% or more of the aggregate amount of the Revolving Commitments or Tranche B Term Loan Commitments (or, after the Tranche B Term Loan Commitments expire, are terminated or are fully utilized, Tranche B Term Loans), as the case may be, advise the Administrative Agent that the Adjusted London Interbank Offered Rate as determined by the Administrative Agent will not adequately and fairly reflect the cost to such Banks of funding their Euro-Dollar Loans for such Interest Period (other than, in the case of any Bank, as a result of a deterioration in the creditworthiness of such Bank), the Administrative Agent shall forthwith give notice thereof to the Borrower and the Banks, whereupon until the Administrative Agent notifies the Borrower that the circumstances giving rise to such suspension no longer exist, the obligations of the Banks maintaining Revolving Commitments or Tranche B Term Loan Commitments (or, after the Tranche B Term Loan Commitments expire, are terminated or are fully utilized, Tranche B Term Loans), as the case may be, to make Euro-Dollar Loans and/or Index Rate Money Market Loans, or to continue or convert into Euro-Dollar Loans of the applicable type pursuant to Section 2.10, shall be suspended; provided, however, that in the case of Euro-Dollar Borrowings, unless the Borrower notifies the Administrative Agent at least two Domestic Business Days before the date of any Euro-Dollar Borrowing for which a Notice of Borrowing has previously been given that it elects not to borrow on such date, such Borrowing shall be made as a CIBC Alternate Base Rate Borrowing.

                  SECTION 5.8 Illegality. If the adoption after the date of this Agreement of any applicable law, rule or regulation, or any change after the date of this Agreement therein, or any change after the date of this Agreement in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Euro-Dollar Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency made after the date of this Agreement shall make it unlawful or impossible for any Bank (or its Euro-Dollar Lending Office) to make, maintain or fund its Euro-Dollar Loans or Index Rate Money Market Loans and such Bank shall so notify the Administrative Agent, the Administrative Agent shall forthwith give notice thereof to the other Banks and the Borrower, whereupon until such Bank notifies the Borrower and the Administrative Agent that the circumstances giving rise to such suspension no longer exist, the obligation of such Bank to make Euro-Dollar Loans shall be suspended. Before giving any notice to the Administrative Agent pursuant to this Section, such Bank shall designate a different Euro-Dollar Lending Office if such designation will avoid the need for giving such notice and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. If such Bank shall determine that it may not lawfully continue to maintain and fund any of its outstanding Euro-Dollar Loans or Index Rate Money Market Loans to maturity and shall so specify in such notice, the Borrower shall immediately prepay in full the then outstanding principal amount of each such Euro-Dollar Loan, together with accrued interest thereon and any amounts payable pursuant to
Section 5.5. Concurrently with prepaying each such Euro-Dollar Loan or Index Rate Money Market Loan, the Borrower shall borrow a CIBC Alternate Base Rate Loan or Absolute Rate Money Market Loan, as applicable, in an equal principal amount from such Bank (on which, in the case of Euro-Dollar Loans, interest and principal shall be payable contemporaneously with the related Euro-Dollar Loans of the other Banks), and such Bank shall make such a CIBC Alternate Base Rate Loan or Absolute Rate Money Market Loan, as applicable.

                  SECTION 5.9  Increased Cost and Reduced Return.
(a) If the adoption after the date hereof of any applicable law, rule or regulation, or any change after the date hereof therein, or any change after the date hereof in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency made after the date hereof:

                        (i) shall subject any Bank (or its Lending Office) to any tax, duty or other charge with respect to its Euro-Dollar Loans, Index Rate Money Market Loans, its Notes, any Letter of Credit or its obligation to participate in the Letters of Credit, any Application or its obligation to make Euro-Dollar Loans or Index Rate Money Market Loans, or shall change the basis of taxation of payments to any Bank (or its Lending Office) of the principal of or interest on its Euro-Dollar Loans or Index Rate Money Market Loans or any other amounts due under this Agreement in respect of its Euro-Dollar Loans or Index Rate Money Market Loans or its obligation to make Euro-Dollar Loans or Index Rate Money Market Loans or issue or participate in the Letters of Credit (except for changes in the rate of tax on the overall net income of such Bank or its Lending Office imposed by the jurisdiction in which such Bank's principal executive office or Lending Office is located); or

                        (ii) shall impose, modify or deem applicable any reserve, special deposit or similar requirement (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System, but excluding, with respect to any Euro-Dollar Loan, any such requirement included in an applicable Euro-Dollar Reserve Percentage) against assets of, deposits with or for the account of, or credit extended by, any Bank (or its Lending Office) or shall impose on any Bank (or its Lending Office) or on the London interbank market any other condition affecting its Euro-Dollar Loans, its Notes, any Letter of Credit, any Application or its obligation to make Euro-Dollar Loans or Index Rate Money Market Loans or to participate in the Letters of Credit;

and the result of any of the foregoing is to increase the cost to such Bank (or its Lending Office) of making or maintaining any Euro-Dollar Loan or Index Rate Money Market Loans or issuing or participating in Letters of Credit, or to reduce the amount of any sum received or receivable by such Bank (or its Lending Office) under this Agreement, under its Notes with respect thereto or with respect to such Letters of Credit, by an amount deemed by such Bank to be material, then, within 15 days after demand by such Bank (with a copy to the Administrative Agent), the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank for such increased cost or reduction.

                  (b) Each Bank will promptly notify the Borrower and the Administrative Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Bank to compensation pursuant to this Section and will designate a different Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. A certificate of any Bank claiming compensation under this Section and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, such Bank may use any reasonable averaging and attribution methods.

                  SECTION 5.10 CIBC Alternate Base Rate Loans Substituted for Affected Euro-Dollar Loans. If (i) the obligation of any Bank to make Euro-Dollar Loans has been suspended pursuant to Section 5.8 or (ii) any Bank has demanded compensation under Section 5.9(a), and the Borrower shall, by at least five Euro-Dollar Business Days' prior notice to such Bank through the Administrative Agent, have elected that the provisions of this Section shall apply to such Bank, then, unless and until such Bank notifies the Borrower that the circumstances giving rise to such suspension or demand for compensation no longer apply:

                  (a) all Loans which would otherwise be made by such Bank as Euro-Dollar Loans shall be made instead as CIBC Alternate Base Rate Loans (on which interest and principal shall be payable contemporaneously with the related Euro-Dollar Loans of the other Banks), and

                  (b) after each of its Euro-Dollar Loans has been repaid, all payments of principal which would otherwise be applied to repay such Euro-Dollar Loans shall be applied to repay its CIBC Alternate Base Rate Loans instead.

                  SECTION   5.11   Fees.   The   Borrower   shall   pay  to  the
Administrative Agent and/or the Co-Agents, as appropriate, the fees in the amounts and on the dates specified in the Fee Letter.

                         SECTION 6. CONDITIONS PRECEDENT

                  SECTION 6.1 All Loans and Letters of Credit. The obligation of each Bank to make a Loan and the obligation of the Letter of Credit Bank to issue, and the L/C Participants to participate in, any Letter of Credit, is subject to the satisfaction of the following conditions precedent on the relevant Borrowing Date:

                  (a) receipt by the Administrative Agent of notice of such Borrowing as required by Section 2.2 (in the case of a Revolving Loan) or, with respect to the issuance of such Letter of Credit, receipt by the Letter of Credit Bank of an Application and the other materials required by Section 3.2;

                  (b) the fact that, immediately after such borrowing or issuance, as the case may be, no Default or Event of Default shall have occurred and be continuing; and

                  (c) the fact that the representations and warranties of the Borrower or any of its Subsidiaries, as the case may be, contained in this Agreement and the other Credit Documents shall be true and correct in all material respects on and as of the date of such borrowing or issuance.

                  Each borrowing hereunder and each issuance of a Letter of Credit shall be deemed to be a representation and warranty by the Borrower on the date of such borrowing or issuance as to the facts specified in clauses (b) and (c) of this Section.

                  SECTION 6.2 Conditions to Effectiveness of this Agreement, Initial Loans and Letters of Credit. The effectiveness of this Agreement, the obligation of each Bank to make its Loans and of the Letter of Credit Bank to issue any Letter of Credit on the Closing Date are subject to the satisfaction or waiver by such Bank of the following conditions precedent, provided that, each such condition be satisfied or waived no later than November 25, 1995:

                  (a) receipt by the Administrative Agent for the account of each Tranche B Term Loan Bank of duly executed Tranche B Term Loan Notes, each dated the Closing Date, complying with the provisions of Section 2.4;

                  (b) receipt by the Administrative Agent of (i) an opinion, dated the Closing Date, of Blackwell, Sanders, Matheny, Weary & Lombardi, L.C., counsel for the Borrower, substantially in the form of Exhibit F-1 hereto, covering such matters relating to the transactions contemplated hereby as the Required Banks may reasonably request, and (ii) an opinion, dated the Closing Date, of Wachtell, Lipton, Rosen & Katz, special New York counsel for the Borrower, substantially in the form of Exhibit F-2 hereto, and covering such additional matters relating to the transactions contemplated hereby as the Administrative Agent may reasonably request;

                  (c)   receipt   by  the   Administrative   Agent  of   Closing
Certificates  signed by  executive  officers  of the  Borrower  and  Somerville, substantially in the form of Exhibit G-1 and G-2 hereto, with appropriate insertions and attachments satisfactory in form and substance to the Administrative Agent;

                  (d) receipt by the Administrative Agent of all documents it may reasonably request relating to the existence of the Borrower and its Subsidiaries, the corporate authority for and the validity of this Agreement, the Notes and the other Credit Documents, and any other matters relevant hereto (including, without limitation, certified resolutions and incumbency certificates), all in form and substance satisfactory to the Administrative Agent;

                  (e) there shall not have occurred since August 26, 1995, a material adverse change, or development or event involving a prospective change, which, in the reasonable judgment of the Banks, could have a material adverse effect on (i) the assets, liabilities, properties, business, operations or condition, financial or otherwise, or prospects of the Borrower and its Subsidiaries, taken as a whole, (ii) their ability to perform their obligations under the Credit Documents, or (iii) the rights and remedies of the Collateral Agent, the Administrative Agent or the Banks under the Credit Documents, and none of the Administrative Agent or any Bank shall have become aware of any theretofore previously undisclosed materially adverse information with respect to the matters described in subclause (i), (ii) or (iii) of this clause (e);

                  (f) all transactions contemplated hereby shall be in compliance with and permitted by all applicable laws and regulations of the United States and all laws and regulations of each state (including, without limitation, environmental laws) except where the failure to so comply with or be permitted by would not have a Materially Adverse Effect;

                  (g) there shall be no actions, suits or proceedings by any Governmental Authority or other Person or investigation by any Governmental Authority pending or known by the Borrower to be threatened with respect to the Borrower or any of its Subsidiaries or (relating to the transactions contemplated hereunder) the Administrative Agent or any Bank, as to which there is a reasonable likelihood of a Materially Adverse Effect; there has occurred since the date of this Agreement no development in any action, suit, proceeding, governmental investigation or arbitration disclosed to the Banks prior to such date as to which there is a reasonable likelihood of such an event, and there shall be no judgment, order, injunction or other restraint prohibiting any of the transactions contemplated hereby;

                  (h)   receipt  by  the   Administrative   Agent  of   evidence
satisfactory to the Administrative Agent that all fees payable to the Administrative Agent and the Banks on or prior to the Closing Date shall have been paid in full;

                  (i) receipt by the Administrative Agent and the Collateral Agent of this Agreement duly executed and delivered by all of the Banks, the Borrower and, with respect to Section 11.15, Somerville (which agreement shall be in full force and effect on the Closing Date);

                  (j) receipt by the Administrative Agent of all consents, in form and substance satisfactory to the Administrative Agent, from third parties, necessary to permit the execution, delivery and performance by the Borrower and Somerville of their obligations under the Credit Documents;

                  (k) to the extent not previously provided under the Existing Credit Agreement, receipt by the Administrative Agent of certificates of insurance and loss payee and additional insured insurance endorsements, in form and substance satisfactory to the Administrative Agent, with respect to the insurance coverage required pursuant to Section 8.3 and of the schedule described in Section 8.3(c);

                  (l) receipt by the Administrative Agent of evidence, in form and substance satisfactory to the Administrative Agent, that the Borrower shall then have a Consolidated Net Worth (excluding the book value of the Warrants and common stock subject to puts and calls to the extent either is included in stockholders' equity) in an amount equal to at least $400,000,000;

                  (m) receipt by the Administrative Agent of a notice delivered in accordance with Section 2.6 of the Existing Credit Agreement providing for a reduction in the Revolving Commitments by $35,000,000 on the Closing Date; and

                  (n)  receipt  by  the  Administrative   Agent  of  such  other
documents and agreements as may be reasonably requested by the Administrative Agent in connection with the financing contemplated hereunder.

                    SECTION 7. REPRESENTATIONS AND WARRANTIES

                  To induce the Banks to enter into this Agreement and to make the Loans, and to induce the Letter of Credit Bank to issue, and the L/C Participants to participate in, the Letters of Credit, the Borrower makes the following representations and warranties, all of which shall survive the execution and delivery of this Agreement and the making of the Loans and the issuance of the Letters of Credit and shall be deemed repeated and confirmed as of the date of the making of each Loan and the issuance of each Letter of
Credit:

                  SECTION 7.1 Corporate Existence and Power. The Borrower is (a) a corporation duly incorporated, validly existing and in good standing under the laws of Iowa, and has all corporate powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted and as proposed to be conducted, except for such licenses, authorizations, consents and approvals, the failure to have which could not reasonably be expected to have a Materially Adverse Effect, and (b) has duly qualified and is authorized to do business and is in good standing in all jurisdictions where the failure to do so could reasonably be expected to have a Materially Adverse Effect.

                  SECTION 7.2 Corporate Power and Authority. The Borrower has the power and authority to execute, deliver and carry out the terms and provisions of each of the Credit Documents (including, without limitation, the granting of any Liens contemplated thereby) to which it is, or is to be, a party. The Borrower has taken all necessary action to authorize the execution, delivery and performance of each of the Credit Documents to which it is, or is to be, a party. Each Credit Document when executed and delivered by the Borrower will constitute the legal, valid and binding obligation of the Borrower enforceable in accordance with its terms except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the enforceability of creditors' rights generally and by general principles of equity.

                  SECTION 7.3 No Violation. Neither the execution, delivery or performance by the Borrower of any of the Credit Documents to which it either is, or is to be, a party nor compliance with any of the terms and provisions thereof, nor the consummation of any of the transactions contemplated therein
(a) has contravened or will contravene any provision of any law, statute, rule or regulation, including, without limitation, Rule 13e-3 under the Securities Exchange Act of 1934, as amended, or any other law, statute, rule or regulation or any order, writ, injunction or decree of any other Governmental Authority,
(b) has conflicted or been inconsistent with or will conflict or be inconsistent with, or has resulted in or will result in any breach of, any of the terms, covenants, conditions or provisions of, or has constituted or will constitute (with or without notice or lapse of time or both) a default under, any indenture, mortgage, deed of trust, agreement or other instrument to which the Borrower or any of its Subsidiaries is a party, or any of their property or assets are bound or to which any of them may be subject, in each such case the contravention with which could reasonably be expected to have a Materially Adverse Effect or (c) result in the creation or imposition of (or the obligation to create or impose), any Lien upon any of the property or assets of the Borrower or any of its Subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, agreement or other instrument to which the Borrower or any of its Subsidiaries is a party or by which they or any of their property of assets are bound or to which any of them may be subject (other than as contemplated by the Security Documents) or (d) has violated or will violate any provision of the Restated Articles of Incorporation or by-laws of the Borrower or any of its Subsidiaries.

                  SECTION 7.4 Margin Regulations. No part of the proceeds of the Loans will be used to purchase or carry any Margin Stock in violation of Regulation U or Regulation G or to extend credit for the purpose of purchasing or carrying any Margin Stock in violation of Regulation U or Regulation G. Neither the making of any Loan hereunder, nor the use of the proceeds thereof, will violate or be inconsistent with the provisions of Regulation G, T, U or X of the Board of Governors of the Federal Reserve System.

                  SECTION 7.5 Approvals. Except for those registrations, consents, waivers, approvals, notices and actions with any Governmental Authority or other Person which have been obtained, given, filed or taken prior to the date hereof (complete and correct copies of which have been delivered to each Bank), the execution, delivery and performance by the Borrower of the Credit Documents to which it is, or is to be, a party (including, without limitation, the application of the proceeds of the Loans) did not, do not and will not require any registration with, consent or waiver or approval of, or notice to, or other action to, with or by, any (i) federal or Iowa Governmental Authority or (ii) other Governmental Authority or any other Person, where the failure so to obtain, give, file or take could reasonably be expected to have a Materially Adverse Effect.

                  SECTION 7.6 Investment Company Act; etc. Neither the Borrower nor any of its Subsidiaries will be after giving effect to the transactions contemplated hereby or any borrowing or the issuance of any Letter of Credit to be made hereunder (x) an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended or (y) subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act or any foreign, federal or local statute or regulation limiting its ability to incur indebtedness for money borrowed or guarantee such indebtedness as contemplated hereby or by any other Credit Document.

                  SECTION 7.7 True and Complete Disclosure. All financial information heretofore or contemporaneously furnished by or on behalf of the Borrower or any Subsidiary and all information contained in any of the Credit Documents and the exhibits and schedules thereto is, and all other such information hereafter furnished, including, without limitation, all information contained in any of the Credit Documents, including any exhibits or schedules thereto, by or on behalf of the Borrower or any Subsidiary to or on behalf of any Bank will be, true and accurate in all material respects on the date as of which such information is dated or certified (except for any projections included therein, which projections shall have provided reasonable estimations of future performance for the periods covered thereby subject to the uncertainty and approximation inherent in any projections) and not incomplete by omitting to state anything necessary to make such information not misleading at such time except to the extent later information could reasonably have been expected to supersede earlier information. There is nothing of which the Borrower is aware which could reasonably be expected to have a Materially Adverse Effect which has not been disclosed pursuant to the terms of this

Agreement. All statements of fact and representations concerning the present and anticipated business, operations and assets of the Borrower and its Subsidiaries, the Credit Documents and the transactions referred to therein and in the opinions, memoranda and rulings contained therein, are true and correct in all material respects, and all assumptions with respect thereto contained therein are reasonable in all material respects, each as of the date such information is dated or certified.

                  SECTION 7.8 Subsidiaries. Schedule 7.8 hereto, as amended by the Borrower from time to time, contains a true, correct and complete description of each Subsidiary of the Borrower, its capitalization, its jurisdiction of incorporation and its ownership (by holder and percentage interest). Each Subsidiary of the Borrower is a corporation duly incorporated, validly existing, and in good standing under the laws of its jurisdiction of incorporation and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted and as proposed to be conducted, and each Subsidiary has duly qualified and is authorized to do business and is in good standing in all jurisdictions where the failure to do so could reasonably be expected to have a Materially Adverse Effect. On the date of this Agreement, Somerville is the only active Subsidiary of the Borrower and the only Subsidiary of the Borrower with any substantial assets.

                  SECTION 7.9 Acknowledgement of Obligations; No Claims. As of the date of this Agreement, the aggregate principal outstanding balance of the Revolving Loans is $298,000,000 and the aggregate amount of the outstanding Letters of Credit is $10,089,645.99, and neither the Borrower nor Somerville has
(i) any defense, set-off or counterclaim against the Bank Obligations or (ii) any claim against the Administrative Agent, Collateral Agent, Letter of Credit Bank or any other Bank arising out of or related to the Bank Obligations or the Existing Credit Agreement.

                  SECTION 7.10 Financial Condition; Financial Statements; Projections. (a) The Borrower is not entering into the arrangements contemplated hereby with actual intent to hinder, delay or defraud either present or future creditors. On and as of the Closing Date on a pro forma basis after giving effect to all Debt (including, without limitation, the Loans and the Letters of Credit) incurred, or to be created in connection therewith:

                         (i) no final judgments in actions for money damages with respect to pending or threatened litigation will be rendered at a time when, or in an amount such that, the Borrower or the affected Subsidiary will be unable to satisfy any such judgments promptly in accordance with their terms (taking into account the maximum reasonable amount of such judgments in any such actions and the earliest reasonable time at which such judgments might be rendered);

         the cash available after taking into account all other anticipated uses of the cash of such Person is anticipated to be sufficient to pay all such judgments promptly in accordance with their terms;

                        (ii) the present fair salable value of the assets of each of the Borrower and its Subsidiaries will exceed the probable liability of each of the Borrower and its Subsidiaries on its debts (including its contingent obligations);

                       (iii) neither the Borrower nor any of its Subsidiaries will have incurred or intends to, or believes that it will, incur debts (including its contingent obligations) beyond its ability to pay such debts as such debts mature (taking into account the timing and amounts of cash to be received by such Person from any source, and of amounts to be payable on or in respect of debts of such Person and the amounts referred to in clause (i)); the cash available to each such Person after taking into account all other anticipated uses of the cash of such Person, is anticipated to be sufficient to pay all such amounts on or in respect of debts of such Person, when such amounts are required to be paid; and

                        (iv) the Borrower and each of its Subsidiaries will have sufficient capital with which to conduct its present and proposed business, and the property of the Borrower and each of its Subsidiaries does not constitute unreasonably small capital with which to conduct its present or proposed business.

                  For purposes of this paragraph "debt" means any liability on a claim, and "claim" means (A) right to payment whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured; or (B) right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured, or unsecured.

                  (b) There has heretofore been delivered to the Banks the audited balance sheet of the Borrower and its Consolidated Subsidiary on a consolidated basis, as of August 26, 1995 and the related consolidated statements of income and cash flows for the year then ended accompanied by an unqualified opinion of KPMG Peat Marwick. Such financial statements fairly present, in conformity with generally accepted accounting principles applied on a consistent basis, the consolidated financial position of the Borrower and its Consolidated Subsidiary as of such date and their consolidated results of operations and cash flows for such fiscal year. Neither the Borrower nor its Subsidiary had as of the date of the foregoing financial statements any material contingent obligation, contingent liability or liability for taxes, long-term lease or unusual forward or long-term commitment which is not disclosed in the foregoing financial statements or the notes thereto.

                  (c) There have heretofore been delivered to the Banks pro forma consolidated income projections for the Borrower and its Consolidated Subsidiaries, pro forma consolidated balance sheet projections for the Borrower and its Consolidated Subsidiaries and pro forma consolidated cash flow projections for the Borrower and its Consolidated Subsidiaries, all for the fiscal years ending 1995 through 2000, inclusive, each of which was prepared on a cash flow basis ("Projected Cash Flow Financial Statements"). The Projected Cash Flow Financial Statements have been prepared consistent with the Borrower's past practices in its internal planning, the assumptions made in preparing the Projected Cash Flow Financial Statements are reasonable, and all material assumptions with respect to the Projected Cash Flow Financial Statements are set forth therein; provided that the Projected Cash Flow Financial Statements have not been prepared in accordance with generally accepted accounting principles. The Projected Cash Flow Financial Statements provide reasonable estimations of future performance on a cash basis, subject to the uncertainty and approximation inherent in any projections.

                  (d) Since August 26, 1995, there has been no material adverse change in the business, financial position, results of operations or prospects of the Borrower and its Subsidiaries, considered as a whole. The most recent financial statements of the Borrower and its Consolidated Subsidiaries delivered to the Banks pursuant to Sections 8.1(a) and (b) fairly present, in accordance with generally accepted accounting principles applied on a consistent basis, the consolidated financial position of the Borrower and its Consolidated Subsidiaries as of the date thereof and their consolidated results of operations for the period covered by such financial statements.

                  SECTION 7.11 Tax Returns and Payments. The Borrower and each of its Subsidiaries has filed all federal income tax returns and all other material tax returns and reports, domestic and foreign, required to be filed by it and has paid all material taxes, assessments, fees and other governmental charges payable by it which have become due, other than those not yet delinquent. The Borrower and each of its Subsidiaries has paid, or has provided adequate reserves for the payment of, all material federal, state and foreign income taxes applicable for all prior fiscal years and for the current fiscal year to the date hereof. There is no proposed tax assessment against the Borrower or any of its Subsidiaries which could, if the assessment were made, reasonably be expected to have a Materially Adverse Effect. Other than the fiscal year ended November 1986, which fiscal year remains open, the last closed tax year of the Borrower and its Consolidated Subsidiaries is the fiscal year ended November 1990.

                  SECTION 7.12 Litigation; Adverse Facts. There is no action, suit, proceeding or investigation by any Governmental Authority or other Person pending or known by the Borrower to be threatened with respect to the Borrower, any of its Subsidiaries or any of their Affiliates or any of their assets or any of the Credit Documents or any of the transactions contemplated hereby or thereby as to which there is a reasonable likelihood of a Materially Adverse Effect and there has occurred no development in any action, suit, proceeding, governmental investigation or arbitration previously disclosed to the Banks, as to which there is a reasonable possibility of such an effect.

                  SECTION 7.13 Compliance with Laws and Charter Documents. Neither the Borrower nor any of its Subsidiaries is (i) in violation of its charter or by-laws or (ii) in violation of any law, statute, rule, regulation, order, writ, injunction or decree of any Governmental Authority applicable to any of them or any of their respective properties or assets, which violation under this clause (ii), individually or in the aggregate, could reasonably be expected to have a Materially Adverse Effect.

                  SECTION 7.14 Certain Fees. Except for fees payable to the Administrative Agent and the Banks, no broker's or finder's fee or commission will be payable with respect to the transactions contemplated by the Credit Documents, or hereby, and the Borrower hereby indemnifies the Administrative Agent and the Banks against and agrees that it will hold the Administrative Agent and the Banks harmless from any claim, demand or liability for any broker's or finder's fees or commissions alleged to have been incurred in connection with any such offer, issue and sale, or any of the other transactions contemplated hereby or by the other Credit Documents and any expenses including reasonable legal fees, arising in connection with any such claim, demand or liability.

                  SECTION 7.15 ERISA. (a) No ERISA Event has occurred or is reasonably expected to occur with respect to any Plan in any fiscal year of the Borrower that would result in any liability of the Borrower or any Subsidiary of the Borrower in excess, together with the amount of all other liabilities of the Borrower and its Subsidiaries which would result from all other ERISA Events that have occurred or are reasonably expected to occur with respect to Plans during such fiscal year, of $3,000,000.

                  (b) Schedule B (Actuarial Information to the annual report (Form 5500 Series)) most recently completed with respect to each Plan, copies of which have been filed with the Internal Revenue Service and delivered to the Banks, is complete and accurate in all material respects and to the best knowledge of the Borrower represents a reasonable estimate of the funding status and financial condition of such Plan as of the date of such report, and since the date of such Schedule B there has been no change in such funding status or financial condition that could reasonably be expected to have a Materially Adverse Effect on the operations, properties, performance or prospects of the Borrower taken individually or the Borrower and its Subsidiaries taken as a whole.

                  (c) Neither the Borrower, any Subsidiary of the Borrower nor any ERISA Affiliate of either of them has incurred, or is reasonably expected to incur, any Withdrawal Liability to Multiemployer Plans in excess in any fiscal year of the Borrower, of $3,000,000 in the aggregate for the Borrower, its Subsidiaries and the ERISA Affiliates of any of them.

                  (d) Neither the Borrower, any Subsidiary of the Borrower nor any ERISA Affiliate of either of them has received any notification that any Multiemployer Plan is in reorganization or has been terminated, within the meaning of Title IV of ERISA, and to the best knowledge of the Borrower, no Multiemployer Plan is reasonably expected to be in reorganization or to be terminated within the meaning of Title IV of ERISA, in either case where all such reorganization or terminations would result in any liability of the Borrower or any Subsidiary of the Borrower in any fiscal year of the Borrower in excess of $3,000,000 in the aggregate for the Borrower and its Subsidiaries.

                  (e) With respect to each Plan which is an "employee pension plan" within the meaning of Section 3(2) of ERISA and which is intended to qualify under Section 401 of the Code, a favorable determination letter has been received from the Internal Revenue Service stating that such Plan so qualifies, and nothing has occurred since the date of the issuance of such determination letter which would cause such Plan to cease to qualify under Section 401 of the Code.

                  (f) None of the transactions contemplated by this Agreement or by any Plan constitute a prohibited transaction as such term is defined in
Section 406 of ERISA or Section 4975 of the Code.

                  SECTION 7.16 Good Title to Properties. Each of the Borrower and its Subsidiaries has good and marketable title to all its material properties and assets, including, without limitation, the Collateral, subject to no Liens, mortgages, pledges, security interests, encumbrances or charges of any kind, except such as would be permitted under Section 8.10.

                  SECTION 7.17 Trademarks, Patents, etc. Each of the Borrower and its Subsidiaries possesses all the trademarks, trade names, copyrights, patents, licenses, or rights in any thereof, adequate in all material respects for the conduct of its business as now conducted and presently proposed to be conducted, without conflict with the rights or, to the best knowledge of the Borrower, any presently claimed rights of others.

                  SECTION 7.18 Labor Matters. Neither the Borrower nor any Subsidiary of the Borrower has experienced any strike, labor dispute, slowdown or work stoppage due to labor disagreements which could reasonably be expected to have a Materially Adverse Effect and to the best knowledge of the Borrower, there is no such strike, dispute, slowdown or work stoppage threatened against the Borrower or any Subsidiary of the Borrower.

                  SECTION 7.19 Environmental Matters. To the best of the Borrower's knowledge, except as set forth on Schedule 7.18:

                  (a) The Property does not contain any Hazardous Substance in amounts or concentrations which (i) constitute a violation of, or (ii) could reasonably give rise to liability under, Environmental Law except in either case insofar as such violation or liability, or any aggregation thereof, is not reasonably likely to result in a Materially Adverse Effect.

                  (b) The Property and all operations at the Property are in compliance, and have in the last three years been in compliance, in all material respects with all applicable Environmental Laws, and there is no contamination at or under the Property, or violation of any Environmental Law with respect to the Property or the operations at the Property, which is reasonably likely to result in a Materially Adverse Effect.

                  (c) Neither the Borrower nor any of its Subsidiaries has received any notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Law with regard to any of the Property or the operations at the Property, nor does the Borrower or such Subsidiary have knowledge or reason to believe that any such notice will be received or is being threatened except insofar as such notice or threatened notice, or any aggregation thereof, does not involve a matter or matters that is or are reasonably likely to result in a Materially Adverse Effect.

                  (d) Hazardous Substances have not been transported or disposed of from any of the Property in violation of, or in a manner or to a location which could reasonably give rise to liability under, Environmental Law, nor have any Hazardous Substances been generated, treated, stored or disposed of at, on or under any of the Property in violation of, or in a manner that could reasonably give rise to liability under, any applicable Environmental Law except insofar as any such violation or liability referred to above, or any aggregation thereof, is not reasonably likely to result in a Materially Adverse Effect.

                  (e) No judicial proceedings or governmental or administrative action is pending, or, to the knowledge of the Borrower, threatened, under any Environmental Law to which the Borrower is or will be named as a party with respect to the Property or the operations at the Property, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to the Property or such operations except insofar as such proceeding, action, decree, order or other requirement, or any aggregation thereof, is not reasonably likely to result in a Materially Adverse Effect.

                  (f) There has been no release or threat of release of any Hazardous Substance at or from the Property, or arising from or related to the operations of the Property in connection with the Property or otherwise in connection with such operations in violation of or in amounts or in a manner that could reasonably give rise to liability under Environmental Law except insofar as any such violation or liability referred to above, or any aggregation thereof, is not reasonably likely to result in a Materially Adverse Effect.

                  SECTION 7.20 No Default. Neither the Borrower nor any of its Subsidiaries is in default in the payment or performance of any of its or their Contractual Obligations in any respect which could reasonably be expected to have a Materially Adverse Effect. Neither the Borrower nor any of its Subsidiaries is in default under any order, award or decree of any Governmental Authority or arbitrator binding upon or affecting it or them or by which any of its or their properties or assets may be bound or affected in any respect which could reasonably be expected to have a Materially Adverse Effect and no such order, award or decree could reasonably be expected to have a Materially Adverse Effect on the ability of the Borrower and its Subsidiaries taken as a whole to carry on their businesses as presently conducted or the ability of any Credit Party to perform its obligations under any Credit Document to which it is a party.

                              SECTION 8. COVENANTS

                  The Borrower agrees that, so long as any Bank has any Revolving Commitment hereunder, any Letter of Credit or any time draft accepted under any Letter of Credit remains outstanding or any amount payable hereunder or under any Note or under any other Credit Document remains unpaid:

                  SECTION 8.1 Information. The Borrower will deliver to each of the Banks:

                  (a) as soon as available and in any event within 90 days after the end of each fiscal year of the Borrower, a consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of the end of such fiscal year and the related consolidated statements of income and statements of cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all audited in a manner acceptable to the SEC by KPMG Peat Marwick or other independent public accountants of nationally recognized standing;

                  (b) as soon as available and in any event within 45 days after the end of each of the first three quarters of each fiscal year of the Borrower, a consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of the end of such quarter and the related consolidated statements of income and statements of cash flows for such quarter and for the portion of the Borrower's fiscal year ended at the end of such quarter, setting forth in each case in comparative form the figures for the corresponding quarter and the corresponding portion of the Borrower's previous fiscal year, all certified
(subject to normal year-end adjustments) as to fairness of presentation, generally accepted accounting principles and consistency by the chief financial officer or the chief accounting officer of the Borrower;

                  (c) simultaneously with the delivery of each set of financial statements referred to in clauses (a) and (b) above, a certificate of the chief financial officer or the chief accounting officer of the Borrower substantially in the form of Exhibit K hereto (a "Compliance Certificate") (i) setting forth in reasonable detail (x) the calculations required to establish whether the Borrower was in compliance with the requirements of Sections 8.12 (the calculations with respect to compliance with such Section 8.12 to be delivered only with the delivery of the financial statements to be delivered under clause
(a) above), 8.16, 8.17 and 8.26 on the date of such financial statements and (y) the calculation of "Excess Cash Flow" for the fiscal year ended on the date of such financial statements (the calculation of such Excess Cash Flow to be delivered only with the delivery of the financial statements to be delivered under clause (a) above) and (ii) stating whether any Default or Event of Default exists on the date of such certificate and, if any Default or Event of Default then exists, setting forth the reasonable details thereof and the action which the Borrower is taking or proposes to take with respect thereto;

                  (d) simultaneously with the delivery of each set of financial statements referred to in clause (a) above, a statement of the firm of independent public accountants which reported on such statements (i) as to whether anything has come to their attention to cause them to believe that any Default or Event of Default existed on the date of such statements and (ii) confirming the calculations set forth in the officer's certificate delivered simultaneously therewith pursuant to clause (c) above;

                  (e) forthwith upon the occurrence of any Default or Event of Default, a certificate of the chief financial officer or the chief accounting officer of the Borrower setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto;

                  (f) promptly upon the mailing thereof to the shareholders of the Borrower generally, copies of all financial statements, significant reports and proxy statements so mailed;

                  (g) promptly upon the filing thereof, copies of all registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent) and reports on Forms 10-K, 10-Q and 8-K (or their equivalents) which the Borrower shall have filed with the SEC;

                  (h) simultaneously with the delivery of each set of financial statements referred to in clauses (a) and (b) above, a certificate of the chief financial officer of the Borrower, in form and substance reasonably satisfactory to the Administrative Agent, describing all gains and losses by the Borrower and its Consolidated Subsidiaries for such fiscal quarter just ended from the sale or other disposition of their capital assets which do not constitute extraordinary gains or losses under generally accepted accounting principles and for which the sale price or book value for such asset at time of sale is greater than $3,000,000;

                  (i) forthwith upon becoming aware of (i) any litigation or other proceeding as to which there is a reasonable likelihood of a Materially Adverse Effect or (ii) any default with respect to any contractual obligation or any event or condition which could have a Materially Adverse Effect, notice thereof;

                  (j) not later than forty-five days after the commencement of each fiscal year of the Borrower, a one-year forecast of the financial condition and results of operations of the Borrower for each such year, in all instances in form, scope and detail satisfactory to the Administrative Agent;

                  (k) promptly upon becoming aware of any material adverse change in the business, financial position, results of operations or prospects of the Borrower and its Subsidiaries considered as a whole since August 26, 1995, notice thereof;

                  (l) (i) promptly and in any event within thirty days after filing thereof with the Internal Revenue Service, copies of each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) with respect to each Plan;

                        (ii) promptly and in any event within fifteen days after the Borrower knows or has reason to know that any ERISA Event has occurred, a statement of the chief financial officer of the Borrower describing such ERISA Event and the action, if any, which the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate of either of them proposes to take with respect thereto;

                       (iii) promptly and in any event within five Domestic Business Days after receipt thereof by the Borrower or any Subsidiary of the Borrower or any ERISA Affiliates of either of them, copies of each notice from the PBGC stating its intention to terminate any Plan or to have a trustee appointed to administer any Plan;

                        (iv) promptly and in any event within ten Domestic Business Days after receipt thereof by the Borrower or any Subsidiary of the Borrower or any ERISA Affiliate of either of them from the sponsor of a Multiemployer Plan, a copy of each notice received by the Borrower or any Subsidiary of the Borrower or any ERISA Affiliate of either of them concerning (1) the imposition of Withdrawal Liability by a Multiemployer Plan, (2) the reorganization or termination, within the meaning of Title IV of ERISA, of any Multiemployer Plan or (3) the amount of liability incurred, or which may be incurred, by the Borrower or any Subsidiary of the Borrower or any ERISA Affiliate of either of them in connection with any event described in clause (1) or (2) above; and

                  (m) from time to time with reasonable promptness, such additional information regarding the financial position or business of the Borrower and its Subsidiaries as the Administrative Agent, at the request of any Bank, may reasonably request.

                  SECTION 8.2 Payment of Obligations. The Borrower will pay and discharge, and will cause each Subsidiary of the Borrower to pay and discharge, at or before maturity, all their respective material obligations and liabilities, including, without limitation, material tax liabilities, except where the same may be contested in good faith by appropriate proceedings (and with respect to taxes, only if the failure to make such payment shall not result in a Lien on any Collateral or such Lien will not attach to any of the Collateral in a manner which would have priority over the Lien of the Collateral Agent thereon or risk the sale of or foreclosure on such Collateral), and will maintain, and will cause the Borrower and each Subsidiary of the Borrower to maintain, in accordance with generally accepted accounting principles, appropriate reserves for the accrual of any of the same.

                  SECTION 8.3 Maintenance of Property; Insurance. (a) The Borrower will keep, and will cause each Subsidiary of the Borrower to keep, all material property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted.

                  (b) The  Borrower  will  maintain,  and will cause each of its
Subsidiaries to maintain, with financially sound and reputable insurance companies insurance on all its property in at least such amounts (including deductibles) and against at least such risks as are usually insured against in the same general area by companies engaged in the same or a similar business, provided that such insurance shall
(i) insure the property of the Borrower and its Subsidiaries (other than motor vehicles) against all risk of physical damage including, without limitation, loss by fire, explosion, theft and such other casualties as may be reasonably satisfactory to the Administrative Agent, but in no event in an amount less than the replacement cost value thereof, and (ii) insure the Borrower, its Subsidiaries, the Collateral Agent, the Administrative Agent and the Banks against comprehensive general and automobile liability in an amount not less than $1,000,000 per occurrence under primary insurance policies, with not less than $45,000,000 per occurrence coverage under umbrella insurance policies for personal injury, bodily injury and property damage relating to the Borrower's and its Subsidiaries' property and operations, such policies to be in such form and amounts and having such coverage as may be reasonably satisfactory to the Administrative Agent. All such insurance shall (i) contain a breach of warranty clause in favor of the Collateral Agent, the Administrative Agent, and the Banks in all physical damage insurance policies and have a severability of interest clause in all liability insurance policies, (ii) provide that no cancellation, material reduction in amount or material change in coverage thereof shall be effective until at least 30 days after written notice to the Administrative Agent thereof, (iii) name the Administrative Agent as loss payee for physical damage insurance with respect to property as to which a Lien has been granted (provided, that (a) with respect to property to which a Lien permitted hereunder has been granted to another creditor, such other creditor may also be named as loss payee, with payment to be made as their interests may appear and (b) the proceeds of any such physical damage insurance shall be applied in the manner set forth in Section 2.8(c)) and name the Collateral Agent, the Administrative Agent and the Banks as additional insureds for liability insurance, (iv) state that neither the Administrative Agent or the Collateral Agent nor the Banks shall be responsible for premiums, commissions, club calls, assessments or advances, (v) shall contain a waiver of all rights of set-off, counterclaim, deduction or subrogation against the Administrative Agent and the Banks and (vi) be reasonably satisfactory in all other respects (including deductibles) to the Administrative Agent with respect to physical damage exposures.

                  (c) The Borrower will furnish to the Administrative Agent prior to the Closing Date, with a copy for each Bank, a schedule describing all insurance maintained by the Borrower and its Subsidiaries, which schedule shall set forth for each insurance policy the policy number, the scope of coverage, the policy limits and deductibles, the insurer (and reinsurer, if applicable) and the expiration date.

                  (d) The Borrower will furnish to the Administrative Agent, with a copy for each Bank, original certificates of insurance containing signatures of duly authorized representatives of the insurer at the Closing Date and prior to policy termination, cessation or cancellation.

                  SECTION 8.4 Conduct of Business and Maintenance of Existence. The Borrower will continue, and will cause each Subsidiary of the Borrower to continue, to engage in business of the same general type as now conducted by the Borrower and its Subsidiaries, and will preserve, renew and keep in full force and effect, and, except as permitted by Section 8.11(b)(5)(z) and Section 8.11(g), will cause each Subsidiary of the Borrower to preserve, renew and keep in full force and effect, their respective corporate existence and their respective rights, privileges and franchises except for such rights, privileges and franchises when the failure of which to preserve, renew and keep in full force and effect could not reasonably be expected to have a Materially Adverse Effect.

                  SECTION 8.5 Compliance with Laws. The Borrower will comply, and cause each Subsidiary of the Borrower to comply, in all material respects with all applicable laws, ordinances, rules, regulations, and requirements of Governmental Authorities (including, without limitation, ERISA) except where the necessity of compliance therewith is contested in good faith by appropriate proceedings or where the failure to comply with could not reasonably be expected to have a Materially Adverse Effect.

                  SECTION 8.6 Inspection of Property, Books and Records. The Borrower will keep, and will cause each Subsidiary of the Borrower to keep, proper books of record and account in which full, true and correct entries shall be made of all dealings and transactions in relation to its business and activities; and will permit, and will cause each Subsidiary of the Borrower to permit, representatives or designees of any Bank at such Bank's expense and upon notice to the Borrower to visit and inspect any of their respective properties, to examine and make abstracts from any of their respective books and records and to discuss their respective affairs, finances and accounts with their respective officers, employees and independent public accountants, all at such reasonable times and as often as may reasonably be desired.

                  SECTION 8.7 Restricted Payments. The Borrower will not declare or make, or permit any Subsidiary of the Borrower to declare or make, any Restricted Payment, except:

                         (i) regular, scheduled or mandatory payments or prepayments of principal and interest on Debt for Borrowed Money (but as to payments, if any, of principal of and interest on Senior Subordinated Notes, only regularly scheduled payments thereof to the extent such payments are permitted, if at all, under the subordination provisions of the documents governing such Debt as in effect on the date of execution thereof or as amended with the prior written consent of the Required Banks);

                        (ii) so long as there shall not exist a Default or Event of Default, the payment by the Borrower of cash in lieu of shares of capital stock of the Borrower upon the exercise of stock options pursuant to and in accordance with the 1988 Payless Cashways, Inc. Employee Stock Plan, the 1992 Payless Cashways Incentive Stock Program and the Payless Cashways Director Option Plan in each case as in effect on the date hereof or as amended, modified or supplemented from time to time, provided, that the aggregate cash paid by the Borrower in lieu of shares of capital stock of the Borrower as permitted by this clause
         (ii) shall not exceed $2,000,000 subsequent to November 18, 1994;

                       (iii) transactions with Affiliates as expressly permitted under Section 8.15;

                        (iv) payments to the Borrower by a Subsidiary or payments to a Subsidiary by the Borrower on account of Debt permitted under Section 8.8(v); and

                         (v) additional Restricted Payments made during any fiscal year of the Borrower commencing with the Borrower's 1995 fiscal year; provided, that such payments may be made only so long as the Borrower maintains investment grade status from either S&P or Moody's; provided, further, that the amount of such Restricted Payments made during any such fiscal year, when added to (i) the amount of Minority Investments made during such fiscal year pursuant to Section 8.9(ix) and (ii) the amount of capital expenditures made and capital lease obligations incurred during such fiscal year pursuant to the first proviso to Section 8.12 (namely, those that would not have been permitted during such fiscal year but for the operation of said proviso), shall not exceed Excess Cash Flow for the previous fiscal year of the Borrower calculated on a cumulative basis, such that any amounts authorized by this proviso, but not actually utilized in the year authorized, may be carried forward to succeeding fiscal years; and provided, finally, that, notwithstanding the foregoing proviso, the aggregate amount of such payments made during any one fiscal year, when added to the aggregate amount of Minority Investments made during such fiscal year pursuant to Section 8.9(ix), shall not exceed $5,000,000.

                  SECTION 8.8 Debt. The Borrower will not incur, assume or suffer to exist, or permit any Subsidiary of the Borrower to incur, assume or suffer to exist, any Debt, except:

                         (i)   the Loans and the Letters of Credit;

                        (ii)   the Senior Subordinated Notes;

                       (iii)   Debt secured by Liens permitted by Section 8.10;

                        (iv) Debt  existing  on the date  hereof as set forth in
         Schedule 8.8 hereto (including, without limitation, Debt incurred in connection with the Prudential Real Estate Financing), but not the increase, refunding, or extension of maturity thereof in whole or in part;

                         (v) So long as Somerville shall be a subsidiary or Somerville shall not have sold all or substantially all of its assets, debt of the Borrower to Somerville, and any Debt owing by Somerville to the Borrower representing advances made by the Borrower to Somerville to enable Somerville to make capital expenditures and to pay obligations with respect to capital leases to the extent expressly permitted by Section 8.12, provided that no such Debt payable to the Borrower shall at any time be evidenced by an instrument unless such instrument shall have been pledged to the Collateral Agent, for the benefit of the Collateral Agent, the Administrative Agent, the Banks, and the Merchandise Letter of Credit Bank pursuant to a supplement to the Note Pledge Agreement which shall be in form and substance satisfactory to the Administrative Agent;

                        (vi) Debt of the Borrower and its Subsidiaries as lessees under capital leases to the extent expressly permitted under Section 8.12;

                       (vii) up to $30,000,000 in merchandise letters of credit issued under the Merchandise Letter of Credit Facility;

                      (viii) Debt incurred under the GE Credit Program Documents and other agreements permitted under Section 8.18;
         and

                        (ix) Debt of the Borrower and its Subsidiaries (not permitted by any of clauses (i) through (viii) of this Section) in an aggregate principal amount not to exceed $1,000,000 at any one time outstanding.

                  SECTION 8.9 Investments. The Borrower will not make or acquire, and will not permit any Subsidiary of the Borrower to make or acquire, any Investment in any Person, except:

                         (i) Investments existing on the date hereof in the capital stock of Subsidiaries;

                        (ii) Temporary Cash Investments, provided, however, that while any Loans are outstanding such Investments shall not exceed $20,000,000 in the aggregate outstanding at any one time;

                       (iii) Investments in promissory notes representing the non-cash purchase price for the sales of assets permitted under Section 8.11, provided that such promissory notes are pledged by the Borrower to the Collateral Agent for the benefit of the Collateral Agent, the Administrative Agent, the Banks and the Merchandise Letter of Credit Bank pursuant to a Pledge Agreement Supplement, substantially in the form of Annex A to the Note Pledge Agreement;

                        (iv) Investments existing on the date hereof as set forth in Schedule 8.9 hereto, but not the increase in amount thereof;

                         (v) civic or charitable type guarantees and Investments not to exceed subsequent to November 18, 1994, $500,000 in aggregate amount;

                        (vi) Investments in the National Equity Fund, provided, that (A) the tax characteristics of investments in such fund are no less advantageous to the Borrower as such characteristics are on the date hereof and (B) new Investments therein shall not exceed $1,100,000 in the aggregate during each calendar year;

                       (vii) Investments made in connection with the incurrence of Debt permitted by Section 8.8(v);

                      (viii) Investments in the Mexican Joint Venture not to exceed $10,200,000 during the Borrower's 1995 fiscal year;

                        (ix) Minority Investments, in addition to those permitted under any other clause of this Section, made during any fiscal year of the Borrower commencing with the Borrower's 1995 fiscal year; provided that the amount of such Minority Investments made during any such fiscal year, when added to (i) the amount of Restricted
         Payments  made during such fiscal year  pursuant to Section  8.7(v) and
         (ii) the amount of capital expenditures made and capital lease obligations incurred during such fiscal year pursuant to the first proviso to Section 8.12 (namely, those that would not have been permitted during such fiscal year but for the operation of said proviso), shall not exceed Excess Cash Flow for the previous fiscal year of the Borrower calculated on a cumulative basis, such that any amounts authorized by this proviso, but not actually utilized in the year authorized, may be carried forward to succeeding fiscal years; and provided, further, that, notwithstanding the foregoing proviso, the aggregate amount of such Minority Investments made during any one fiscal year, when added to the aggregate amount of Restricted Payments made during such fiscal year pursuant to Section 8.7(v), shall not exceed $5,000,000; and

                         (x) Investments (not permitted by any of clauses (i) through (ix) of this Section) in an amount not exceeding $1,000,000 in the aggregate outstanding at any one time.

                  SECTION 8.10  Negative Pledge.  The Borrower will not
create, assume or suffer to exist, or permit any Subsidiary of the Borrower to create, assume or suffer to exist, any Lien on any asset now owned or hereafter acquired by it, except:

                         (i) existing Liens set forth on Schedule 8.10 hereto (including, without limitation, Liens granted in connection with the Prudential Real Estate Financing), but not any increase in the amount thereof (except for increases in the amounts secured by the Liens relating to accounts under the GE Credit Program Documents in accordance with the terms of such documents);

                        (ii) Liens for taxes, assessments or governmental charges or claims the payment of which is not at the time required by Section 8.2;

                       (iii) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and other Liens imposed by law incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by generally accepted accounting principles shall have been made therefor;

                        (iv) with respect to assets other than Collateral, Liens (other than any Lien imposed by ERISA) incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, bids, leases, government contracts, performance, surety and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

                         (v) easements, rights-of-way, restrictions, minor defects or irregularities in title and other similar charges or encumbrances on real property and improvements owned by the Borrower or any such Subsidiary not interfering in any material respect with the ordinary conduct of the business of the Borrower or such Subsidiary;

                        (vi) purchase money mortgages or other purchase money Liens or security interests by the Borrower or any of its Subsidiaries (including, without limitation, capital leases) upon any fixed or capital assets hereafter acquired, so long as (i) any such mortgage, Lien or security interest does not extend to or cover any other asset of the Borrower or such Subsidiary, (ii) such security interest, mortgage or Lien secures the obligation to pay the purchase price of such asset (or the obligation under such capital lease) only, and (iii) the aggregate Debt secured by all such purchase money mortgages or other purchase money Liens or security interests (other than capital leases) shall not exceed in the aggregate for the Borrower and its Subsidiaries
         $2,000,000 outstanding at any time;

                       (vii) in addition to other Liens permitted under this Section, Liens by the Borrower on its partnership interest in the National Equity Fund to secure the Borrower's investments in such fund to the extent permitted under Section 8.9(vi);

                      (viii) purchase money Liens by the Borrower and its Subsidiaries upon inventory of the Borrower and its Subsidiaries securing the purchase price therefor not to exceed $1,000,000 in unpaid purchase price in the aggregate at any one time;

                        (ix) judgment Liens to the extent that the related judgement does not constitute an Event of Default under
         Section 9.1(k);

                         (x) Liens securing the Merchandise Letters of Credit as contemplated by the Merchandise Letter of Credit
         Facility;

                        (xi) Liens granted pursuant to any Permitted Operating Lease Transaction, provided that such Liens may extend only to the underlying lease and to the specific assets being leased to the Borrower pursuant to such Permitted Operating Lease Transaction; and

                       (xii) Liens (in addition to other Liens permitted under this Section) on assets not constituting Collateral; provided that the aggregate fair value of all such assets shall not at any time exceed 5% of Consolidated Tangible Net Worth.

                  SECTION 8.11 Consolidations, Mergers and Sales of Assets. The Borrower will not, and will not permit any Subsidiary of the Borrower to, (i) consolidate or merge with or into any other Person or enter into a partnership or joint venture with another Person, provided that the Borrower or any of its Subsidiaries may acquire interests in other partnerships or joint ventures to the extent permitted by Section 8.9, or (ii) sell, lease, assign or otherwise transfer all or any part of its assets except (a) sales of inventory in the ordinary course of business and customer receivable sales pursuant to the GE Credit Program Documents or any similar program entered into in accordance with
Section 8.18; (b) sales or transfers (not permitted by any other provision of this Section) of any assets of the Borrower to any Person, provided that (1) if the sale price thereof is equal to or greater than $5,000,000 then such sale price shall not be less than the fair market value of each such asset at the time of sale thereof as determined in good faith by the Board of Directors of the Borrower, (2) prior to or concurrently with each such sale which requires that the sale price therefor be not less than the fair market value of such asset, the Borrower shall deliver evidence to the Administrative Agent satisfactory to it of the fair market value at the time of sale of the asset being sold as determined by the Board of Directors of the Borrower, (3) not less than 50% of the sale price for each such asset shall be payable in cash on the date of such sale, (4) the non-cash portion of the sale price therefor, if any, shall be evidenced by one or more promissory notes which shall be pledged to the Collateral Agent as provided in Section 8.9(iii), (5) no such sale shall be permitted unless (x) the asset so sold shall be listed on Schedule 8.11 or shall be sold pursuant to a Permitted Pad Sale or (y) the sale price of the asset so sold, together with the sale price of all assets (excluding assets described in subclause (x) immediately above or subclause (z) immediately below) previously sold under this clause (b) in the same fiscal year of the Borrower in which such asset is being sold, shall not exceed $5,000,000 or (z) such sale is the sale of the Borrower's ownership interest in Somerville (or, the sale by Somerville or the Borrower of all or any part of the assets used in the business conducted by Somerville) and (6) if such sale is to an Affiliate it is made in compliance with Section 8.15; (c) the replacement in the ordinary course of business of rolling stock and equipment of the Borrower and its Subsidiaries; (d) the sale or other disposition, subject to the Lien of the Collateral Agent, by the Borrower to any of its Subsidiaries which has executed a guaranty substantially in the form of the Subsidiary Guarantee in the ordinary course of business of machinery and equipment of the Borrower no longer necessary for the proper conduct of the Borrower's business having a value together with the value of all other property of the Borrower so sold or disposed of in the same fiscal year of the Borrower of not greater than $5,000,000 and the sale or other disposition, subject to the Lien of the Collateral Agent, by the Subsidiaries of the Borrower to the Borrower in the ordinary course of business of machinery and equipment of such Subsidiaries no longer necessary for the proper conduct of such Subsidiaries' respective businesses having a value together with the value of all other property of such Subsidiaries so sold or disposed of in the same fiscal year of the Borrower of not greater than $5,000,000; (e) the lease by the Borrower, as lessor, of those stores and real estate described in Schedule 8.11 hereto and other real property of the Borrower not necessary for the operations of the Borrower or any of its Subsidiaries, in each instance under this clause
(e) having a fair market value of not greater than $5,000,000 individually, or $40,000,000 in the aggregate at any one time for all real property leased under this clause (e), provided that such leases shall be entered into with a Person who is not an Affiliate of the Borrower on an arms-length basis for fair consideration and such leases shall not be capital leases; (f) sales of assets pursuant to sale/lease-back transactions permitted under Section 8.21; and (g) the merger of any wholly owned Subsidiary of the Borrower into the Borrower or the consolidation of any wholly owned Subsidiary of the Borrower with the Borrower in which the Borrower shall be the surviving corporation. The Borrower shall deliver to the Administrative Agent no less than three Domestic Business Days prior to the date of any expected sale or other disposition permitted under clause (b) (but only if any such sale or disposition under such clause (b) has a sale price of $1,000,000 or more) or (e) of this Section written notice of the expected date of the closing of such sale or other disposition and the expected date of receipt by the Borrower of the Net Cash Proceeds with respect thereto.

                  SECTION 8.12 Capital Expenditures and Leases. The Borrower will not make or accrue, and will not permit any of its Subsidiaries to make or accrue, directly or indirectly, any expenditures for fixed or capital assets (including, but not limited to (x) payments on account of any mortgages, Liens or security interests permitted pursuant to Section 8.10(vi) and (y) goodwill associated with any capital expenditure that would constitute an Investment but for the application of clause (i) of the definition of such term), and the Borrower will not incur any obligations in respect of, or permit any of its Subsidiaries to incur any obligations in respect of, capital leases, in excess in the aggregate for the Borrower and its Subsidiaries for all such expenditures and leases, of the following amounts during the periods set forth below:

               Period                                    Amount
               ------                                    ------

          1995 fiscal year
          of the Borrower                             $70,000,000

          1996 fiscal year
          of the Borrower                             $55,000,000

          1997 fiscal year
          of the Borrower                             $35,000,000

          1998 fiscal year
          of the Borrower                             $30,000,000

          1999 and each subsequent
          fiscal year of the Borrower                 $65,000,000

provided, however, that the amount of such expenditures and leases permitted for any fiscal year of the Borrower shall be increased by an amount which, when added to (i) the amount of Minority Investments made during such fiscal year pursuant to Section 8.9(ix) and (ii) the amount of Restricted Payments made during such fiscal year pursuant to Section 8.7(v), equals Excess Cash Flow for the previous fiscal year of the Borrower calculated on a cumulative basis, such that any increased amounts authorized by this proviso, but not actually utilized in the year authorized, may be carried forward to succeeding fiscal years; provided, further, that if the aggregate amount of all such expenditures and leases during any fiscal year of the Borrower (after the application of such expenditures and leases first to amounts available for such expenditures and leases for such fiscal year pursuant to the operation of this proviso) shall be less than the amount set forth in the table above for such fiscal year then the amount of the permitted expenditures and leases for the immediately succeeding fiscal year shall be increased by an amount equal to such difference. In the event that the Borrower or any of its Subsidiaries shall sell, or shall receive insurance proceeds in connection with the destruction of, a fixed or capital asset owned by it and shall, within six months after the sale or twenty-four months after the destruction of such fixed or capital asset, purchase or enter into a capital lease with respect to a substantially similar fixed or capital asset as a replacement for such sold or destroyed fixed or capital asset, then for purposes of determining compliance with this Section, only that portion of the purchase price or capitalized lease obligation paid, incurred or accrued by the Borrower or such Subsidiary, as the case may be, for such replacement fixed or capital asset in excess of the sale price or insurance proceeds, as the case may be, of the sold or destroyed similar fixed or capital asset shall be used in determining such compliance with this Section and provided, further, that if the aggregate Net Cash Proceeds received from the sale by the Borrower of its ownership interest in Somerville or the sale by Somerville or the Borrower of all or any part of the assets used in the business conducted by Somerville exceeds $35,000,000, an amount equal to such excess shall be applied to increase the Borrower's permitted capital expenditure amount for the fiscal year in which such sale takes place and provided, finally, that if in connection with any such sale by Somerville the purchaser does not purchase any or all of the inventory of Somerville, the Borrower's permitted capital expenditure amount for the fiscal year in which such sale takes place shall be increased by an amount equal to the book value of the inventory not purchased. Notwithstanding anything to the contrary contained in this Section, there shall be excluded from the determination of the amount of capital expenditures made by the Borrower expenditures made during any fiscal year to the extent of an amount equal to the net cash proceeds of Permitted Pad Sales during such fiscal year of portions of real property acquired by the Borrower after November 1, 1994. For purposes of this Section, (i) all obligations incurred under a capital lease shall be deemed to have been incurred on the date of execution of such lease and (ii) the amount of incurrence of obligations with respect to a capital lease on such date of execution of the lease shall be the capitalized amount thereof determined in accordance with generally accepted accounting principles.

                  SECTION 8.13 No Negative Pledges. The Borrower will not, and will not permit any Subsidiary of the Borrower to, enter into any agreement (other than the Prudential Loan Agreement and the documents executed in connection therewith) (a) prohibiting (or resulting in a default as a result of) the creation or assumption of any Lien upon the properties or assets of the Borrower or any of its Subsidiaries in favor of the Collateral

Agent, the Administrative Agent or the Banks, except for restrictions contained in any lease prohibiting the mortgaging of such lease or of the property leased thereunder if either (i) such lease has a fair market value on the date of execution thereof of less than $100,000 or (ii) the Borrower or such Subsidiary shall have in good faith used reasonable efforts to obtain the agreement of the lessor that is a party thereto to exclude such restrictions from such lease and such lessor shall have refused so to agree, or (b) requiring, if any obligations of the Borrower to the Administrative Agent or the Banks are secured, that the Borrower or any Subsidiary also secure another obligation (except as may be provided in the Senior Subordinated Note Indenture).

                  SECTION 8.14 Termination of Plans. The Borrower will not, and will not permit any Subsidiary of the Borrower to take any action to terminate any of its Plans which could result in a material liability of the Borrower to any Person.

                  SECTION 8.15 Transactions with Affiliates. The Borrower will not, and will not permit any Subsidiary of the Borrower to, directly or indirectly, enter into any transaction, whether or not in the ordinary course of business, with any Affiliate other than on terms and conditions at least as favorable to the Borrower, or the affected Subsidiary, as those that would be obtained through an arm's length negotiation with an unaffiliated third party; provided that nothing herein shall preclude (i) transactions between the Borrower and/or its Subsidiaries and employees of the Borrower and/or its Subsidiaries which are authorized by the non-management directors of the Borrower, (ii) transactions between the Borrower and the Mexican Joint Venture, so long as such transactions relate to information transfers or to the provision of intellectual property, goods (so long as the Borrower is fully compensated for such transactions) or management, consulting or advisory services by the Borrower, or (iii) the performance by the Borrower of that certain Supply Agreement, dated as of August 4, 1988, between Masco Corporation and the Borrower, as in effect on the date hereof.

                  SECTION 8.16 Consolidated Net Worth. At the last day of any fiscal quarter, beginning the first fiscal quarter of fiscal year 1995, the Borrower shall not permit Consolidated Net Worth to be less than $400,000,000; provided, however, that such minimum amount shall be increased by (i) an amount equal to 75% of positive net income for each fiscal quarter (other than any fiscal quarter in respect of which the Borrower experienced a net loss) commencing on or after November 26, 1994 and ending on or before such last day of such fiscal quarter and (ii) an amount equal to 100% of the Net Cash Proceeds of any equity issued by the Borrower subsequent to the Closing Date.

                  SECTION 8.17  Interest Coverage.  The Interest Coverage
Ratio (as defined below) shall not, for any period of four consecutive fiscal quarters ending in any of the months set forth below, be less than the ratio set forth opposite such month below:

                 Period                                     Amount
                 ------                                     ------

          Month In Which Four
          Consecutive Fiscal Quarters End                   Ratio
          -------------------------------                   -----

          November 1995, February,
          May and August 1996                            1.85 : 1.00

          November 1996, February,
          May and August 1997                            2.00 : 1.00

          November 1997 and February,
          May and August 1998                            2.00 : 1.00

          November 1998 and February,
          May and August 1999                            2.15 : 1.00

          November 1999 and February,
          May and August 2000                            2.25 : 1.00

          Each November, February,
          May and August thereafter                      2.35 : 1.00

For purposes of this Section, "Interest Coverage Ratio" means, for any period of the Borrower, the ratio of (x) the sum of (i) EBITDA for such period plus (ii) Rent Expense of the Borrower and its Consolidated Subsidiaries for such period plus (iii) cash interest income of the Borrower and its Consolidated
Subsidiaries for such period to (y) the sum of (i) cash interest expense (without deduction of any cash interest income) plus (ii) Rent Expense of the Borrower and its Consolidated Subsidiaries for such period.

                  SECTION 8.18 Customer Charge Sales. The Borrower will continue to maintain a "Project Card" and commercial credit receivables sales and administration program with Monogram Credit Card Bank of Georgia and General Electric Capital Corporation pursuant to the GE Credit Program Documents or a similar program (it being understood that a program shall not be deemed to be dissimilar solely by virtue of the fact that the Borrower shall act as the administrator or "servicer" of the receivables thereunder) with another Person the terms and conditions of which are, in the aggregate, no less favorable to the Borrower than those provided for in the GE Credit Program Documents as in effect on the Closing Date.

                  SECTION 8.19 Accounting Changes. The Borrower will not, and will not permit any of its Subsidiaries to, make any significant change in its accounting treatment or financial reporting practices except as permitted or required by generally accepted accounting principles in effect from time to time. The Borrower will not change its fiscal year or the calculation of its fiscal quarter ends.

                  SECTION 8.20 Amendment and Modification of Certain Documents. The Borrower shall not, directly or indirectly, amend, modify, supplement, waive compliance with, or assent to noncompliance with, (i) any term, provision or condition of the Restated Articles of Incorporation of the Borrower or (ii) any term, provision or condition of any of the documents governing or evidencing the Senior Subordinated Notes which, (A) in the case of either clause (i) or clause
(ii), the Administrative Agent deems material (including, without limitation, relating to events of default, acceleration rights, interest rates, tenor, subordination, covenants, prohibitions against amending the Credit Documents and the definitions with respect thereto (including, without limitation, definitions of "Senior Indebtedness" and "Permitted Indebtedness")) or (B) in the case of clause (ii), places any further restrictions on the Borrower or its Subsidiaries or increases the obligations of the Borrower thereunder or confers on the holders thereof any additional rights. The Administrative Agent and the Banks agree that if any of the documents governing or evidencing the Senior Subordinated Notes must comply with the Trust Indenture Act of 1939 and the SEC requires that certain changes be made to such documents to comply with such statute, then such changes shall be permitted so long as (A) such changes do not relate to covenants, events of default, tenor, rights of acceleration, interest rates, subordination, prohibitions against amending the Credit Documents or the definitions with respect thereto (including, without limitation, definitions of "Senior Indebtedness" and "Permitted Indebtedness") and (B) such changes do not place any further restrictions on the Borrower or its Subsidiaries or increase the obligations of the Borrower thereunder or confer on the holders thereof any additional rights. The Borrower shall not, and shall not permit or suffer any Subsidiary to, directly or indirectly, amend, modify, supplement, waive compliance with, or assent to noncompliance with, any term, provision or condition of the Prudential Loan Agreement or any of the other documents governing or evidencing the Prudential Real Estate Financing as in effect on the date hereof (A) which the Administrative Agent deems material (including, without limitation, relating to events of default, acceleration or other rights, substitution of collateral, the non-recourse nature of such financing, covenants and prohibitions against amending the Credit Documents) or (B) which the Administrative Agent reasonably determines would place any further material restrictions on the Borrower or its Subsidiaries or materially increase the obligations of the Borrower or any of its Subsidiaries thereunder or confer on the holders thereof any material additional rights.

                  SECTION 8.21 Sale/Lease-Backs. The Borrower will not, and will not permit any Subsidiary of the Borrower to, enter into any arrangements, directly or indirectly, with any Person, whereby the Borrower or any such Subsidiary shall sell or transfer any property, whether now owned or hereafter acquired, used or useful in its business, in connection with the rental or lease of the property so sold or transferred; provided that the Borrower and its Subsidiaries may sell the St. Cloud property (store number 257) and any other property acquired after the date hereof pursuant to a sale/lease-back transaction so long as the economic terms of such transaction are fair and reasonable.

                  SECTION 8.22 Environmental Matters. (a) The Borrower will not, and will not permit any of its Subsidiaries to, use, generate, manufacture, produce, store, release, discharge or dispose of on, under or about any real property owned or leased (other than any such leased property which constitutes a minor part of a larger piece of property over which neither the Borrower nor any of its Subsidiaries has any control (such as a lease of a small number of parking places in a large parking lot)) by the Borrower or any of its Subsidiaries (such owned or leased real property, the "Property"), or transport to or from the Property, any Hazardous Substance (as defined below), or (to the extent within the Borrower's or such Subsidiary's control) permit any other Person to do so, where such could reasonably be expected to have a Materially Adverse Effect.

                  (b) The Borrower shall keep and maintain and shall cause each Subsidiary of the Borrower to keep and maintain, the Property in compliance with any Environmental Law (as defined below) where the failure to do so could reasonably be expected to have a Materially Adverse Effect.

                  (c) In the event that any investigation, site monitoring, containment, cleanup, removal, restoration or other remedial work of any kind or nature (the "Remedial Work") with respect to the Property is required to be performed by the Borrower or any of its Subsidiaries under any applicable local, state or federal law or regulation, any judicial order, or by any governmental entity because of, or in connection with, any current or future presence, suspected presence, release or suspected release of a Hazardous Substance in or into the air, soil, groundwater or surface water at, on, under or within the Property (or any portion thereof) which could reasonably be expected to have a Materially Adverse Effect, the Borrower or such Subsidiary shall, as soon as practicable, commence and thereafter diligently prosecute to completion, all such Remedial Work.

                  (d) The Borrower will defend, indemnify and hold harmless the Administrative Agent, the Collateral Agent and the Banks, and their respective employees, agents, officers and directors, from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature known or unknown, contingent or otherwise, arising out of, or in any way relating to the violation of, noncompliance with or liability under any

Environmental Law applicable to the operations of the Borrower or any Subsidiary or the Property, or any orders, requirements or demands of Governmental Authorities related thereto, including, without limitation, attorneys' and consultants' fees, investigation and laboratory fees, response costs, court costs and litigation expenses, except to the extent that any of the foregoing arise out of the gross negligence or willful misconduct of the party seeking indemnification therefor. This indemnity shall continue in full force and effect regardless of the termination of this Agreement, the payment of the Notes and all other amounts payable hereunder.

                  (e) As used herein, (i) "Environmental Law" means any federal, state or local law, statute, ordinance, or regulation now or hereafter in effect pertaining to health, industrial hygiene, or the environmental conditions on, under or about the Property, and (ii) the term "Hazardous Substance" means those substances included within the definitions of "hazardous substances", "hazardous materials", "toxic substances", or "solid waste" under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. ss.ss. 9601 et seq., the Resource Conservation and Recovery Act of 1976, 42 U.S.C. ss.ss. 6901 et seq. and the Hazardous Materials Transportation Act, 49 U.S.C. ss.ss. 1801 et seq., and in the regulations promulgated pursuant to said laws, and such other substances, materials and wastes which are or become regulated under applicable local, state or federal law, or which are classified as hazardous or toxic under federal, state, or local laws or regulations or any other substance which may give rise to liability under any Environmental Laws.

                  SECTION 8.23 Business Segments. The Borrower will not, and will not permit any Subsidiary of the Borrower to, suspend the operation of a segment material to the operation of its business as presently conducted, which suspension would materially impair the operations of the Borrower and its Subsidiaries taken as a whole.

                  SECTION 8.24 Subsidiary Guarantee. The Borrower will cause each Subsidiary of the Borrower which at any time has a net payable owing to the Borrower in excess of $10,000,000 to execute and deliver to the Collateral Agent a guarantee of the Bank Obligations, and such other documents and opinions in connection therewith as the Administrative Agent shall reasonably request, in form and substance satisfactory to the Administrative Agent. Such guarantee and such other documents shall be delivered to the Collateral Agent no later than thirty days after the date on which such Subsidiary has such a net payable owing to the Borrower.

                  SECTION 8.25 Further Assurances. The Borrower shall, at its cost and expense, upon request of the Administrative Agent, duly execute and deliver, or cause to be duly executed and delivered, such further instruments and do and cause to be done such further acts as may be necessary or proper in the reasonable opinion of the Administrative Agent to carry out more effectually the provisions and purposes of this Agreement.

                  SECTION 8.26 Debt to EBITDA Ratio. The Borrower shall not permit the Debt to EBITDA Ratio to be more, on the last day of any fiscal quarter of the Borrower ending during any month set forth below, than the ratio set forth opposite the applicable month below:

                   Month                              Ratio
                   -----                              -----

               November 1995                      4.40 to 1.00
               February 1996                      4.75 to 1.00
               May 1996                           4.55 to 1.00
               August 1996                        4.30 to 1.00
               November 1996                      3.80 to 1.00
               February 1997                      4.10 to 1.00
               May 1997                           4.00 to 1.00
               August 1997                        3.85 to 1.00
               November 1997                      3.65 to 1.00
               February 1998                      3.90 to 1.00
               May 1998                           3.75 to 1.00
               August 1998                        3.45 to 1.00
               November 1998                      3.20 to 1.00
               February 1999                      3.50 to 1.00
               May 1999                           3.30 to 1.00
               August 1999                        3.15 to 1.00
               November 1999                      3.00 to 1.00
               February 2000                      3.25 to 1.00
               May 2000                           3.10 to 1.00
               August 2000                        2.85 to 1.00
               November 2000                      2.70 to 1.00

                  SECTION 8.27 Independence of Covenants. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitations of, another covenant shall not avoid the occurrence of a Default or Event of Default if such action is taken or condition exists.

                               SECTION 9. DEFAULTS

                  SECTION 9.1 Events of Default. If one or more of the following events ("Events of Default") shall have occurred and be continuing:

                  (a) the Borrower shall fail to pay when due any principal of or interest on any Loan or any Reimbursement Obligation, any fees or any other amount payable hereunder (including, without limitation, any prepayments required to be made by Section 2.8) or under the Notes, the Applications, the Security Documents or the Fee Letter;

                  (b) the Borrower shall fail to observe or perform any covenant contained in Section 8 hereof (other than Sections 8.1(a) and (b), 8.2,  8.3(a),
8.4 and 8.6),  or shall fail to observe or perform  any  covenant  contained  in
Section 8.1(a) or (b) for 5 days, or shall fail to observe or perform any covenant contained in Section 8.3(a) or 8.6 for 10 days, or shall fail to observe or perform any covenant contained in Section 8.2 or 8.4 for 30 days after written notice thereof has been given to the Borrower by the Administrative Agent at the request of any Bank;

                  (c) the Borrower or any Subsidiary of the Borrower, as the case may be, shall fail to observe or perform any covenant or agreement contained in this Agreement (other than those covered by clause (a) or (b) above) or any other Credit Document for 30 days after written notice thereof has been given to the Borrower by the Administrative Agent at the request of any Bank;

                  (d) any representation, warranty, certification or statement made by the Borrower or any of its Subsidiaries in this Agreement, any other Credit Document or in any certificate, financial statement or other document delivered pursuant to this Agreement shall prove to have been incorrect in any material respect when made (or deemed made);

                  (e) the Borrower or any Subsidiary of the Borrower shall fail to make any payment in respect of any Debt aggregating $3,000,000 or more (other than the Notes) when due or within any applicable grace period or any event or condition shall occur which results in the acceleration of the maturity of any Debt aggregating $3,000,000 or more of the Borrower or any Subsidiary of the Borrower or the termination of any commitment to lend any Debt or enables (or, with the giving of notice or lapse of time or both, would enable) the holder of such Debt or any Person acting on such holder's behalf to accelerate the maturity thereof or terminate any commitment to lend such Debt;

                  (f) the  Borrower  or any  Subsidiary  of the  Borrower  shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing;

                  (g) an involuntary case or other proceeding shall be commenced against the Borrower or any Subsidiary of the Borrower seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against the Borrower or any Subsidiary of the Borrower under the federal bankruptcy laws as now or hereafter in effect;

                  (h) any ERISA Event shall have occurred with respect to a Plan and, 30 days after notice thereof shall have been given to the Borrower by the Administrative Agent (i) such ERISA Event shall still exist and (ii) the sum (determined as of the date of occurrence of such ERISA Event) of the Insufficiency of such Plan and the Insufficiency of any and all other Plans with respect to which an ERISA Event shall have occurred and then exist (or, in the case of a Plan with respect to which an ERISA Event described in clauses (b),
(c), (e) and (f) of the definition of ERISA Event shall have occurred and then exist, the liability related thereto) is equal to or greater than $3,000,000;

                  (i) the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate of either of them shall have been notified by the sponsor of a
Multiemployer Plan that it has incurred Withdrawal Liability to such Multiemployer Plan in an amount which, when aggregated with all other amounts required to be paid to Multiemployer Plans by the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate of either of them as Withdrawal Liability (determined as of the date of such notification), exceeds $5,000,000 or requires payments exceeding $2,000,000 per annum;

                  (j) the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate of either of them shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, if as a result of such reorganization or termination the aggregate annual contributions of the Borrower, the Subsidiaries of the Borrower and the ERISA Affiliates of either of them to all Multiemployer Plans which are then in reorganization or being terminated have been or will be increased over the aggregate amounts contributed to such Multiemployer Plans for the respective plan year of each such
Multiemployer Plan immediately preceding the plan year in which the reorganization or termination occurs by an amount exceeding $2,000,000;

                  (k) a judgment or order for the payment of money in excess of $5,000,000 shall be rendered against the Borrower or any Subsidiary of the Borrower and such judgment or order shall continue unsatisfied and unstayed for a period of 20 days or an attachment or execution against any of the property of the Borrower or any Subsidiary of the Borrower for an amount in excess of $5,000,000 shall remain unstayed or undismissed for a period of 20 days;

                  (l) this Agreement or any of the Credit Documents shall cease for any reason to be in full force and effect other than by reason of any action or inaction of the Collateral Agent, the Administrative Agent or the Banks, or the Borrower or any of its Subsidiaries shall so assert in writing, or the security interests created by the Security Documents shall cease to be enforceable or shall not have the priority purported to be created thereby;

                  (m) there shall occur the loss, theft, substantial damage to or destruction of any property of the Borrower or its Subsidiaries not fully covered by insurance, which by itself or with other such losses, thefts, damages or destructions could reasonably be expected to render the Borrower unable to perform its material obligations hereunder or under the other Credit Documents, or there shall occur the exercise of the right of condemnation or eminent domain for any property of the Borrower or its Subsidiaries which by itself or with other such exercises of the right of condemnation or eminent domain could reasonably be expected to render the Borrower unable to perform its material obligations hereunder or under the other Credit Documents; or

                  (n) a Change of Control shall have occurred; then, and in every such event, the Administrative Agent shall (i) if requested by the Required Banks, by notice to the Borrower terminate the Revolving Commitments and they shall thereupon terminate, and (ii) if requested by the Required Banks, by notice to the Borrower declare the Notes (together with accrued interest thereon) and all other Bank Obligations and liabilities of the Borrower hereunder and under the other Credit Documents (including, without limitation, all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) to be, and the Notes and all other Bank Obligations and liabilities of the Borrower hereunder and under the other Credit Documents (including, without limitation, all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) shall thereupon become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; provided that, without any notice to the Borrower or any other act by the Administrative Agent or the Banks, in the case of the occurrence of (x) any of the Events of Default specified in clause
(f) or (g) above with respect to the Borrower or any of the Events of Default specified in clause (e) above with respect to the Prudential Real Estate Financing as to which Prudential either accelerates the maturity of any of the Debt owing by the Borrower or any of its Subsidiaries to Prudential with respect thereto or otherwise exercises any of its rights or remedies to liquidate, realize or foreclose upon any collateral securing such Debt, or (y) any of the Events of Default specified in clause (e) above with respect to the Debt evidenced or governed by the

Senior Subordinated Notes, and the receipt by the trustee under the Senior Subordinated Note Indenture of a notice from the Administrative Agent under
Section 1303 thereof, the Revolving Commitments shall thereupon terminate and the Notes (together with accrued interest thereon) and all other obligations and liabilities of the Borrower hereunder and under the other Credit Documents (including, without limitation, all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

                  With respect to all Letters of Credit with respect to which presentment for honor shall not have occurred at the time of an acceleration pursuant to the preceding paragraph, the Borrower shall at such time deposit in a cash collateral account opened by the Collateral Agent an amount equal to 103% of the aggregate then undrawn and unexpired amount of such Letters of Credit. Amounts held in such cash collateral account shall be applied by the Administrative Agent to the payment of drafts drawn under such Letters of Credit and of such time drafts at the respective maturities thereof, and the unused portion thereof after all such Letters of Credit shall have expired or been fully drawn upon and all such time drafts shall have been paid, if any, shall be applied to repay other Bank Obligations of the Borrower hereunder and under the Notes and the other Credit Documents. After all such Letters of Credit shall have expired or been fully drawn upon, all such time drafts shall have matured, all Reimbursement Obligations shall have been satisfied and all other obligations of the Borrower hereunder and under the Notes and the other Credit Documents shall have been paid in full, the balance, if any, in such cash collateral account shall be returned to the Borrower.

                  SECTION 9.2 Application Of Proceeds. After the occurrence of an Event of Default and acceleration of the Bank Obligations, the proceeds of the Collateral and all other payments received under this Agreement shall be applied by the Administrative Agent to payment of the Bank Obligations in the following order unless a court of competent jurisdiction shall otherwise direct:

                         (i) FIRST, to payment of all costs and expenses of the Administrative Agent, the Collateral and the Banks incurred in connection with the preservation, collection and enforcement of the Bank Obligations or of the security interests granted to the Collateral Agent pursuant to the Security Documents, including, without limitation, any amounts advanced by the Administrative Agent, the Collateral Agent or the Banks to protect or preserve the Collateral;

                         (ii) SECOND, to payment of that portion of the Bank Obligations constituting accrued and unpaid interest and fees ratably amongst the Administrative Agent and the Banks in accordance with the proportion which the accrued interest and fees constituting the Bank Obligations owing to the Administrative Agent and each such Bank at such time bears to the aggregate amount of accrued interest and fees constituting the Bank Obligations owing to the Administrative Agent and all of the Banks at such time until such interest and fees shall be paid in full;

                         (ii) THIRD, to payment of the principal of the Bank Obligations (including the face amount of and Reimbursement Obligations in respect of the Letters of Credit) ratably amongst the Banks in accordance with the proportion which the principal amount of the Bank Obligations owing to each such Bank bears to the aggregate principal amount of the Bank Obligations owing to all of the Banks until such principal of the Bank Obligations shall be paid in full;

                         (iii) FOURTH, to the payment of all other Bank Obligations ratably amongst the Banks in accordance with the proportion which the amount of such other Bank Obligations owing to each such Bank bears to the aggregate principal amount of such other Bank Obligations owing to all of the Banks until such other Bank Obligations shall be paid in full; and

                        (iv) FIFTH, the balance, if any, after all of the Bank Obligations have been satisfied, shall be returned to the Borrower or paid over to such other Person as may be required by law.

                  The Borrower acknowledges and agrees that it shall remain liable to the extent of any deficiency between the amount of the proceeds of the Collateral and all other payments received under this Agreement and the aggregate amount of the sums referred to in the first through fourth clauses above.

                           SECTION 10.  THE ADMINISTRATIVE AGENT AND
                              THE COLLATERAL AGENT

                  SECTION 10.1 Appointment and Authorization. Each Bank irrevocably appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers, under this Agreement and the Notes and the other Credit Documents as are delegated to the Administrative Agent and the Collateral Agent, as the case may be, by the terms hereof or thereof, together with all such powers as are reasonably incidental thereto.

                  SECTION 10.2 Administrative Agent, Collateral Agent and Affiliates. CIBC shall have the same rights and powers under this Agreement as any other Bank and may exercise or refrain from exercising the same as though it were not the Administrative

Agent or the Collateral Agent, and CIBC and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Borrower or any Subsidiary or Affiliate of the Borrower as if it were not the Administrative Agent or the Collateral Agent.

                  SECTION 10.3 Action by Agents. The obligations of the Administrative Agent and the Collateral Agent hereunder and under the other Credit Documents are only those expressly set forth herein and therein. Without limiting the generality of the foregoing, neither the Administrative Agent nor the Collateral Agent shall be required to take any action with respect to any Default, except as expressly provided with respect to the Administrative Agent in Section 9 hereof and with respect to the Collateral Agent in the Security Documents and except that the Administrative Agent and the Collateral Agent, as the case may be, shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Banks, provided that unless and until the Administrative Agent or the Collateral Agent, as the case may be, shall have received such directions, the Administrative Agent and the Collateral Agent, as the case may be, may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Banks.

                  SECTION 10.4 Consultation with Experts. Each of the Administrative Agent and the Collateral Agent may consult with legal counsel (who may be counsel for the Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

                  SECTION 10.5 Liability of Agents. Notwithstanding any other provision, express or implied, to the contrary in this Agreement or any other Credit Document, neither the Administrative Agent or the Collateral Agent nor any of their directors, officers, agents, or employees shall be liable for any action taken or not taken by them in connection herewith or in connection with any other Credit Document (i) with the consent or at the request of the Required Banks or, in the case of any matter for which the consent of all the Banks is required to effect an amendment pursuant to Section 11.5, with the consent of all the Banks or (ii) in the absence of their own gross negligence or willful misconduct. Neither the Administrative Agent or the Collateral Agent nor any of their directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify (i) any statement, warranty or representation made in connection with this Agreement, any other Credit Document or any borrowing hereunder; (ii) the performance or observance of any of the covenants or agreements of the Borrower; (iii) the satisfaction of any condition specified in Section 6 (except where the satisfaction of the Administrative Agent is specifically required); or (iv) the validity, effectiveness or genuineness of this Agreement, the Notes, any Letter of Credit, any other Credit Document or any other instrument or writing furnished in connection herewith or therewith. Neither the Administrative Agent nor the Collateral Agent shall incur any liability by acting in reliance upon any notice, consent, certificate, statement, or other writing (which may be a bank wire or similar writing) believed by it in good faith to be genuine or to be signed by the proper party or parties.

                  SECTION 10.6 Indemnification. Each Bank shall, ratably in accordance with the amount of its Tranche B Term Loan Commitments (or, after the Tranche B Term Loan Commitments expire, are terminated or are fully utilized, outstanding Tranche B Term Loans) and its Revolving Commitments indemnify the Administrative Agent and the Collateral Agent (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so) against any cost, expense (including counsel fees and disbursements), claim, demand, action, loss, damage, penalty, judgment, disbursement or liability (except such as result from the Administrative Agent's or the Collateral Agent's gross negligence or willful misconduct) that the Administrative Agent or the Collateral Agent may suffer or incur in connection with this Agreement or any other Credit Document or any action taken or omitted by the Administrative Agent or the Collateral Agent hereunder or thereunder. The agreements in this Section shall survive the payment of the Notes and all other amounts payable hereunder.

                  SECTION 10.7 Credit Decision. Each Bank expressly acknowledges that neither the Administrative Agent or the Collateral Agent nor any of their officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by the Administrative Agent hereinafter taken, including any review of the affairs of the Borrower, shall be deemed to constitute any representation or warranty by the Administrative Agent or the Collateral Agent to any Bank. Each Bank acknowledges that it has, independently and without reliance upon the Administrative Agent, the Collateral Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Bank also acknowledges that it will, independently and without reliance upon the Administrative Agent, the Collateral Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under this Agreement. Except for notices, reports and other documents expressly required to be furnished to the Banks by the Administrative Agent hereunder, neither the Administrative Agent nor the Collateral Agent shall have any duty or responsibility to provide any Bank with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of the Borrower which may come into the possession of the Administrative Agent, the Collateral Agent or any of their officers, directors, employees, agents, attorneys-in-fact or Affiliates.

                  SECTION 10.8 Successor Agents. Each of the Administrative Agent and the Collateral Agent may resign at any time by giving written notice thereof to the Banks and the Borrower. Upon any such resignation, the Required Banks shall have the right to appoint a successor Administrative Agent or Collateral Agent, as the case may be. If no successor Administrative Agent or Collateral Agent, as the case may be, shall have been so appointed by the Required Banks, and shall have accepted such appointment, within 30 days after the retiring agent's giving of notice of resignation, then the retiring agent may, on behalf of the Banks, appoint a successor Administrative Agent or Collateral Agent, as the case may be, which shall be a Bank or a commercial bank organized under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $100,000,000. Upon the acceptance of its appointment as Administrative Agent or Collateral Agent, as the case may be, hereunder by a successor Administrative Agent or Collateral Agent, as the case may be, such successor agent shall thereupon succeed to and become vested with all the rights and duties of the retiring Administrative Agent or Collateral Agent, as the case may be, and, upon such acceptance of appointment, the retiring agent shall be discharged from its duties and obligations hereunder. After any retiring agent's resignation hereunder as Administrative Agent or Collateral Agent, the provisions of this Section 10 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent or Collateral Agent, as the case may be.

                            SECTION 11. MISCELLANEOUS

                  SECTION 11.1 Notices. All notices, requests and other communications to any party hereunder shall be in writing (including bank wire, telecopy or similar writing) and shall be given to such party at its address or telecopy number set forth on Schedule I hereof or such other address or telecopy number as such party may hereafter specify for the purpose by notice to the Administrative Agent and the Borrower. Each such notice, request or other communication shall be given (i) by hand delivery, (ii) by nationally recognized courier service or (iii) by telecopy, receipt confirmed, except that the delivery of the financial statements required under Section 8.1(a) and (b) (together with all other certificates to be delivered therewith) may also be made by first class mail. Each such notice, request or communication shall be effective (i) if delivered by hand or by nationally recognized courier service, when delivered at the address specified in this Section, (ii) if given by telecopy, when such telecopy is transmitted to the telecopy number, as the case may be, specified in this Section and the appropriate answerback or confirmation is received, and (iii) with respect to the delivery of the aforesaid financial statements and other certificates by first class mail, when mailed.

                  SECTION 11.2 No Waivers. No course of dealing between the Administrative Agent any Bank and the Borrower or any failure or delay by the Administrative Agent or any Bank in exercising any right, power or privilege hereunder or under any Note or other Credit Document shall operate as a waiver of any right, power or privilege hereunder or under any Note or other Credit Document, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

                  SECTION 11.3 Expenses; Documentary Taxes. Whether or not any Loans are made or Letters of Credit are issued hereunder, the Borrower shall pay
(i) all out-of-pocket expenses of the Administrative Agent and the Collateral Agent, including, without limitation, reasonable fees and disbursements of Simpson Thacher & Bartlett, counsel for the Administrative Agent and the Collateral Agent, in connection with the preparation of this Agreement and the other Credit Documents, any waiver or consent hereunder or thereunder, any amendment hereof or thereof, any Default or alleged Default hereunder and the protection, maintenance and preservation of the Collateral and (ii) if an Event of Default occurs, all out-of-pocket expenses incurred by the Administrative Agent, the Collateral Agent and the Banks, including, without limitation, fees and disbursements of counsel (including, without limitation, the allocated costs of in-house counsel), in connection with such Event of Default and collection and other enforcement proceedings resulting therefrom. The Borrower shall indemnify and hold harmless the Administrative Agent, the Collateral Agent and each Bank against any transfer taxes, excise taxes, documentary taxes, assessments or charges made by any Governmental Authority by reason of the execution and delivery of this Agreement, the Notes or any other Credit Document, any modifications thereof or in connection with the Collateral.

                  SECTION 11.4 Sharing of Set-Offs. Each Bank agrees that if it shall, by exercising any right of set-off or counterclaim or otherwise, receive payment of a proportion of the aggregate amount of principal and interest due with respect to the Notes held by it or the Reimbursement Obligations owing to it which is greater than the proportion received by any other Bank in respect of the aggregate amount of principal and interest due with respect to the Notes held by such other Bank and the Reimbursement Obligations owing to it, the Bank receiving such proportionately greater payment shall purchase such participation in the Notes held by the other Banks and/or the Reimbursement Obligations owing to them, and such other adjustments shall be made, as may be required so that all such payments of principal and interest with respect to the Notes held by the Banks or the Reimbursement Obligations owing to them shall be shared by the Banks pro rata; provided that nothing in this Section shall impair the right of any Bank to exercise any right of set-off or counterclaim it may have and to apply the amount subject to such exercise to the payment of indebtedness of the Borrower other than its indebtedness under the Notes or the Reimbursement Obligations owing to it. Each Bank further agrees that if it shall hold a Revolving Note and a Money Market Loan Note, any payment in respect of such Notes resulting from its exercise of any right described in this Section shall be applied first to the aggregate amount owing under its Revolving Note and second, to the aggregate amount owing under its Money Market Loan Note. The Borrower agrees, to the fullest extent it may effectively do so under applicable law, that any holder of a participation in a Note or Reimbursement Obligations, whether or not acquired pursuant to the foregoing arrangements, may exercise rights of set-off or counterclaim and other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of the Borrower in the amount of such participation.

                  SECTION 11.5 Amendments and Waivers. Any provision of this Agreement, the Notes or the other Credit Documents (other than the Money Market Loan Notes) may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Borrower and the Required Banks (and, (i) if the rights or duties of the Administrative Agent or the Collateral Agent are affected thereby, by the Administrative Agent or the Collateral Agent, as the case may be, and (ii) if the rights or duties of the Letter of Credit Bank are affected thereby, by the Administrative Agent or the Collateral Agent and the Letter of Credit Bank); provided, that no such amendment or waiver shall, unless signed by all the Banks (other than Defaulting Banks) affected thereby (i) increase or decrease the Revolving Commitment or the Tranche B Term Loan Commitment of any Bank or subject any Bank to any additional obligation to extend credit hereunder, (ii) reduce the principal of or rate of interest on any Loan or any fees hereunder, (iii) postpone any of the semi-annual mandatory commitment reductions referred to in Section 2.3(b) or the date fixed for any payment of principal of or interest on any Loan or any fees hereunder, (iv) change the definition of "Required Banks", (v) amend or waive any provision of this Section, (vi) change the percentage of the Tranche B Term Loan Commitments, the Revolving Commitments or the aggregate unpaid principal amount of the Notes or the number of Banks which shall be required for the Administrative Agent, the Banks or any of them to take any action under this Section or any other provision of this Agreement, (vii) substitute, discharge, release or surrender all or substantially all of the Collateral except as permitted in the Credit Documents or (viii) release any Guarantee of the Bank Obligations; and provided, further, that no such amendment or waiver shall change the ratable nature, as between the Tranche B Term Loans, on the one hand, and the Revolving

Commitments, on the other, of the application of amounts towards prepayment of the Tranche B Term Loans and reduction of the Revolving Commitments, respectively, provided for in paragraphs (b), (c), (d), (f) and (g) of Section
2.7 unless signed by the Required Tranche B Term Loan Banks or the Required Revolving Credit Banks, whichever is adversely affected thereby.

                  SECTION  11.6A.   Successors   and  Assigns;   Participations;
Purchasing Banks.

                  (a) This Agreement shall be binding upon and inure to the benefit of the Borrower, the Banks, the Administrative Agent, the Collateral Agent, all future holders of the Notes and the Participating Interests and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Bank.

                  (b) Any Bank may, in the ordinary course of its commercial banking business and in accordance with applicable law, at any time sell to one or more banks or other entities ("Participants") participating interests in any Loan owing to such Bank, any Note held by such Bank, any Revolving Commitment of such Bank or any other interest of such Bank hereunder and under the other Credit Documents, including, without limitation, its interest in the L/C Obligations. In the event of any such sale by a Bank of participating interests to a Participant, such Bank's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Bank shall remain solely responsible for the performance thereof, such Bank shall remain the holder of any such Note for all purposes under this Agreement and the other Credit Documents, and the Borrower and the Administrative Agent shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement and the other Credit Documents. The Borrower agrees that if amounts outstanding under this Agreement, the Notes or any other Credit Document are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement and the other Credit Documents to the same extent as if the amount of its participating interest were owing directly to it as a Bank under this Agreement or the other Credit Documents, provided that such Participant shall only be entitled to such right of setoff if it shall have agreed in the agreement pursuant to which it shall have acquired its participating interest to share with the Banks the proceeds thereof as provided in Section 11.4. The Borrower also agrees that each Participant shall be entitled to the benefits of Sections 5.3, 5.4, 5.5, 5.9 and
11.10 with respect to its participation in the Revolving Commitments and the Loans outstanding from time to time; provided, that no Participant shall be entitled to receive any greater amount pursuant to such Sections than the transferor Bank would have been entitled to receive in respect of the amount of the participation transferred by such transferor Bank to such Participant had no such transfer occurred. Each Bank agrees that any agreement between such Bank and any Participant in respect of such participating interest shall not restrict such Bank's right to agree to any amendment, supplement or modification to this Agreement or the other Credit Documents except (to the extent such Participant would be affected thereby) in connection with the matters specified in clauses
(i) through (viii) of Section 11.5.

                  (c) Any Bank may, in the ordinary course of its commercial banking business and in accordance with applicable law, at any time sell to any Bank or any affiliate thereof and, with the consent of the Borrower (which shall not be unreasonably withheld or delayed but shall not be required to be obtained after the occurrence and during the continuance of an Event of Default), to one or more additional banks, mutual funds or other financial institutions ("Purchasing Banks") all or a portion of its interests, rights and obligations under this Agreement and the other Credit Documents (including, without limitation, all or a portion of its Commitment and the same portion of the Loans at the time owing to it and the Notes held by it, but excluding interests in Money Market Loans and Money Market Loan Notes, which are addressed in Section 11.6B); provided, however, that each Assignment shall be of a constant, not a varying, percentage of all of the assigning Bank's rights and obligations under this Agreement; provided, further, that the Commitments purchased by any such Purchasing Bank shall be equal to at least $10,000,000 in the case of a Purchasing Bank that is not then a Bank (unless the Commitments so purchased constitute 100% of the Commitments of the transferor Bank). Each sale pursuant to this paragraph shall be effected pursuant to a Commitment Transfer Supplement, substantially in the form of Exhibit I, executed by such Purchasing Bank, such transferor Bank (and, in the case of a Purchasing Bank that is not then a Bank or an affiliate thereof, by the Borrower and the Administrative Agent) and delivered to the Administrative Agent for its acceptance for recording in the Register. Upon such execution, delivery, acceptance and recording, from and after the Transfer Effective Date (as defined in such Commitment Transfer Supplement), (x) the Purchasing Bank thereunder shall be a party hereto and, to the extent provided in such Commitment Transfer Supplement, have the rights and obligations of a Bank hereunder and under the other Credit Documents with a Commitment as set forth therein, and (y) the transferor Bank thereunder shall, to the extent provided in such Commitment Transfer Supplement, be released from its obligations under this Agreement (and, in the case of a Commitment Transfer Supplement covering all or the remaining portion of a transferor Bank's rights and obligations under this Agreement, such transferor Bank shall cease to be a party hereto). Such Commitment Transfer Supplement shall be deemed to amend this Agreement to the extent, and only to the extent, necessary to reflect the addition of such Purchasing Bank and the resulting adjustment of Commitment Percentages arising from the purchase by such Purchasing Bank of all or a portion of the rights and obligations of such transferor Bank under this Agreement, the Notes (excluding the Money Market Loan Notes) and the other Credit Documents. On or prior to the Transfer Effective Date determined pursuant to such Commitment Transfer Supplement, the Borrower, at its own expense, shall execute and deliver to the Administrative Agent in exchange for the surrendered Notes, new Notes to the order of such Purchasing Bank in an amount equal to the Commitment assumed by it pursuant to such Commitment Transfer Supplement and, if the transferor Bank has retained a Commitment hereunder, new Notes to the order of the transferor Bank in an amount equal to the Commitment retained by it hereunder. Such new Notes shall be dated the Closing Date and shall otherwise be in the form of the Notes replaced thereby. The Notes surrendered by the transferor Bank shall be returned by the Administrative Agent to the Borrower marked "cancelled".

                  (d) The Administrative Agent shall maintain at its address referred to in Section 11.1 a copy of each Commitment Transfer Supplement and each Money Market Loan Assignment delivered to it and a register (the "Register") for the recordation of (a) the names and addresses of the Banks and the Commitment of, and principal amount of the Loans owing to and the Participating Interest of, each Bank from time to time and (b) with respect to each Money Market Loan Assignment delivered to the Administrative Agent, the name and address of each Money Market Loan Assignee and the principal amount of each Money Market Loan owing to such Money Market Loan Assignee. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Administrative Agent and the Banks may treat each Person whose name is recorded in the Register as the owner of the Loan or Participating Interests recorded therein for all purposes of this Agreement and the other Credit Documents. The Register shall be available for inspection by the Borrower or any Bank or Money Market Loan Assignee at any reasonable time and from time to time upon reasonable prior notice.

                  (e) Upon its receipt of a Commitment Transfer Supplement executed by a transferor Bank and Purchasing Bank (and, in the case of a Purchasing Bank that is not then a Bank or an affiliate thereof, by the Borrower) together with payment to the Administrative Agent of a registration and processing fee of $3,500 for each such transfer, the Administrative Agent shall (i) promptly accept such Commitment Transfer Supplement and (ii) on the Transfer Effective Date determined pursuant thereto record the information contained therein in the Register and give notice of such acceptance and recordation to the Banks and the Borrower. Upon its receipt of a Money Market Loan Assignment executed by a transferor Bank and a Money Market Loan Assignee, together with payment to the Administrative Agent of a registration and processing fee of $3,500, the Administrative Agent promptly shall (i) accept such Money Market Loan Assignment, (ii) record the information contained therein in the Register and (iii) give notice of such acceptance and recordation to the transferor Bank, the Money Market Loan Assignee and the Borrower.

                  (f) The Borrower authorizes each Bank to disclose to any Participant, Purchasing Bank or Money Market Loan Assignee (each, a "Transferee") and any prospective Transferee any and all financial and other information in such Bank's possession concerning the Borrower and its affiliates which has been delivered to such Bank by or on behalf of the Borrower pursuant to this Agreement or which had been delivered to such Bank by or on behalf of the Borrower in connection with such Bank's credit evaluation of the Borrower and its affiliates prior to becoming a party to this Agreement.

                  (g) If, pursuant to this Section, any interest in this Agreement or any Note or the other Credit Documents is transferred to any Transferee which is not a United States Person, the transferor Bank shall cause such Transferee, concurrently with the effectiveness of such transfer, (i) to represent to the transferor Bank (for the benefit of the transferor Bank, the Administrative Agent and the Borrower) that under applicable law and treaties no taxes will be required to be withheld by the Administrative Agent, the Borrower or the transferor Bank with respect to any payments to be made to such Transferee in respect of the Loans, (ii) to furnish to the transferor Bank (and, in the case of any Purchasing Bank registered in the Register, the Administrative Agent and the Borrower) either U.S. Internal Revenue Service Form 4224 or U.S. Internal Revenue Service Form 1001 (wherein such Transferee claims entitlement to complete exemption from U.S. federal withholding tax on all interest payments hereunder) and (iii) to agree (for the benefit of the transferor Bank, the Administrative Agent and the Borrower) to provide the transferor Bank (and, in the case of any Purchasing Bank registered in the Register, the Administrative Agent and the Borrower) a new Form 4224 or Form 1001 upon the expiration or obsolescence of any previously delivered form and comparable statements in accordance with applicable U.S. laws and regulations and amendments duly executed and completed by such Transferee, and to comply from time to time with all applicable U.S. laws and regulations with regard to such withholding tax exemption.

                  (h) Nothing herein shall prohibit any Bank from pledging or assigning any Note to any Federal Reserve Bank in accordance with applicable law.

                  (i) If the Euro-Dollar Reference Bank assigns its Notes to an unaffiliated institution, the Administrative Agent shall, in consultation with the Borrower and with the consent of the Required Banks, appoint another Bank to act as the Euro-Dollar Reference Bank hereunder.

                  SECTION 11.6B. Transfers of Money Market Loans. (a) Any Bank, in the ordinary course of its commercial banking business and in accordance with applicable law, at any time may assign to one or more banks or other financial institutions ("Money Market Loan Assignees") any Money Market Loan owing to such Bank and any Individual Money Market Loan Note held by such Bank evidencing such Money Market Loan, pursuant to a Money Market Loan Assignment executed by the transferor Bank and the Money Market Loan Assignee.

                  (b) Upon such execution, from and after the date of such Money Market Loan Assignment, the Money Market Loan Assignee shall be deemed, to the extent of the assignment provided for in such Money Market Loan Assignment and subject to the provisions of Sections 11.6B(c) and 11.6B(d) to have the same rights and benefits of payment and enforcement with respect to the principal of and interest on such Money Market Loan and Individual Money Market Loan Note and the same rights of setoff and obligation to share pursuant to Section 11.4 as it would have had if it were a Bank hereunder.

                  (c) Unless such Money Market Loan Assignment shall otherwise specify and a copy of such Money Market Loan Assignment shall have been delivered to the Administrative Agent for its acceptance and recording in the Register in accordance with Section 11.6A(d), the assignor under the Money Market Loan Assignment shall act as collection agent for the Money Market Loan Assignee thereunder, and the Administrative Agent shall pay all amounts received from the Borrower which are allocable to the assigned Money Market Loan or Individual Money Market Loan Note directly to such assignor without any liability to such Money Market Loan Assignee.

                  (d) A Money Market Loan Assignee under a Money Market Loan Assignment shall not, by virtue of such Money Market Loan Assignment, become a party to this Agreement or have any rights to consent to or refrain from consenting to any amendment, waiver or other modification of any provision of this Agreement or any related document; provided that (1) the assignor under such Money Market Loan Assignment and such Money Market Loan Assignee may, in their discretion, agree between themselves upon the manner in which such assignor will exercise its rights under this Agreement and any related document, and (2) if a copy of such Money Market Loan Assignment shall have been delivered to the Administrative Agent for its acceptance and recording in the Register in accordance with Section 11.6A(d), neither the principal amount of, the interest rate on, nor the maturity date of any Money Market Loan or Individual Money Market Loan Note assigned to the Money Market Loan Assignee thereunder will be modified without the written consent of such Money Market Loan Assignee.

                  (e) If a Money Market Loan Assignee has caused a Money Market Loan Assignment to be recorded in the Register in accordance with Section 11.6A(d), such Money Market Loan Assignee may thereafter, in the ordinary course if its business and in accordance with applicable law, assign such Individual Money Market Loan Note to any Bank, to any affiliate or subsidiary of such Money Market Loan Assignee or to any other financial institution that has total assets in excess of $1,000,000,000 and that in the ordinary course of its business extends credit of the type evidenced by such Individual Money Market Loan Note, and the foregoing provisions of this subsection shall apply, mutatis mutandis, to any such assignment by a Money Market Loan Assignee. Except in accordance with the preceding sentence, Money Market Loans and Individual Money Market Loan Notes may not be further assigned by a Money Market Loan Assignee, subject to any legal or regulatory requirement that the Money Market Loan Assignee's assets must remain under its control.

                  SECTION 11.7 Collateral. Each of the Banks represents to the Administrative Agent and each of the other Banks that it in good faith is not relying upon any "margin stock" (as defined in Regulation U) as collateral in the extension or maintenance of the credit provided for in this Agreement.

                  SECTION 11.8 New York Law. THIS AGREEMENT AND EACH NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS EXECUTED AND TO BE PERFORMED THEREIN.

                  SECTION 11.9 Counterparts; Integration; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement, the other Credit Documents and the Fee Letter constitute the entire agreement and understanding among the parties hereto and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof. This Agreement shall become effective when the Administrative Agent shall have received counterparts hereof signed by all of the parties hereto.

                  SECTION 11.10 Indemnity. The Borrower agrees to indemnify and hold harmless the Administrative Agent, the Collateral Agent and the Banks and their directors, officers, Affiliates and agents (each, an "Indemnified Party") from and against all costs, expenses (including fees and disbursements of counsel, including without limitation, the allocated costs of in-house counsel) and liabilities arising out of or relating to any investigation, litigation or other proceedings (regardless of whether an Indemnified Party is a party thereto) which relate to the Loans, any Letter of Credit, the use of the proceeds of the Loans by the Borrower, the use of the Letters of Credit, or the Collateral including, without limitation, the financing and other transactions contemplated hereby, or any transactions connected with any of the foregoing, but excluding any such losses, liabilities, claims, damages or expenses incurred by reason of (i) the gross negligence or willful misconduct of the Indemnified

Party, or (ii) claims of one Bank against another not involving acts or omissions of the Borrower. This indemnity shall survive the termination of this Agreement and payment of the Loans.

                  SECTION 11.11 Waiver of Jury Trial; Consent to Jurisdiction. The Borrower, the Administrative Agent, the Collateral Agent, the Letter of Credit Bank and each Bank hereby waives, to the extent permitted by applicable law, trial by jury in any litigation in any court with respect to, in connection with, or arising out of the Credit Documents and the Collateral, or the validity, protection, interpretation, collection or enforcement thereof, or any other claim or dispute howsoever arising, between the Borrower, on the one hand, and the Administrative Agent, the Collateral Agent and/or any one or more of the Banks, on the other hand. The Borrower hereby irrevocably consents to the nonexclusive jurisdiction of the courts of the State of New York and, to the extent permitted by applicable law, of any federal court located in the City of New York in connection with any action or proceeding arising out of or relating to any one or more of the Credit Documents or any document or instrument delivered pursuant to this Agreement or any other Credit Document or the Collateral. The Borrower hereby waives the defenses of forum non conveniens and improper venue.

                  SECTION 11.12 Survival of Obligations Under Fee Letter. Notwithstanding anything herein or in any other agreement to the contrary, the execution and delivery of this Agreement shall not be deemed to impair or otherwise affect any obligations of any party thereto under the Fee Letter except to the extent that such obligations are satisfied by this Agreement and the other Credit Documents.

                  SECTION 11.13 Invalidity. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under all applicable laws and regulations. If, however, any provision of this Agreement shall be prohibited by or invalid under any such law or regulation, it shall be deemed modified to conform to the minimum requirements of such law or regulation or, if for any reason it is not deemed so modified, it shall be ineffective and invalid only to the extent of such prohibition or invalidity without the remainder thereof or any of the remaining provisions of this Agreement being prohibited or invalid.

                  SECTION 11.14 Substitution of Banks. In the event that (i) the Borrower shall at any time be required under Section 5.3 to withhold any Charges in respect of any amount payable to any Bank under this Agreement or under any other Credit Document, (ii) the Borrower shall be required to pay any amounts to any Bank (but not the other Banks) pursuant to Section 5.4 or 5.9 or (iii) the obligation of any Bank (but not the other Banks) to make Euro-Dollar Loans shall be suspended pursuant to Section 5.8, then the Borrower may substitute another bank or trust company acceptable to the Required Banks to assume the Commitments and/or the Loans of such Bank and to purchase the Notes and other obligations owing by the Borrower to such Bank under the Credit Documents, without recourse to or warranty by, or expense to, such Bank for a purchase price equal to the outstanding principal/face amount of the Bank Obligations payable to such Bank plus any accrued but unpaid interest on the Bank Obligations and accrued but unpaid fees and other amounts in respect of that Bank's Commitment and Loans plus any amount that would be payable to such Bank pursuant to Section 5.5 hereof if its Bank Obligations were prepaid on such date. Upon such purchase such Bank shall no longer be a party hereto or have any rights or benefits hereunder (except for rights or benefits that such Bank would retain hereunder and under the other Credit Documents upon payment in full of all of the Bank Obligations) and, subject to Section 11.6A or 11.6B hereof, the replacement bank shall succeed to the rights and benefits of such Bank hereunder. The Administrative Agent and the Banks shall cooperate with the Borrower to amend the Credit Documents to reflect such substitution.

                  SECTION 11.15 Effect of Amendment and Restatement of the Existing Credit Agreement; Confirmation of Security Documents. On the Closing Date, the Existing Credit Agreement shall be amended and restated to read as set forth herein. The Borrower and, by its execution of this Agreement in the space provided below, Somerville, as applicable, acknowledge and agree that (i) the Liens and security interests as granted under the Security Documents securing payment of the Bank Obligations are in all respects continuing and in full force and effect and secure the payment of the Bank Obligations and that the Notes outstanding under the Existing Credit Agreement are replaced by the Notes issued hereunder, (ii) the term "Credit Agreement" as used in the Security Documents shall hereafter mean this Agreement and (iii) upon the effectiveness of this Agreement all outstanding letters of credit under the Existing Credit Agreement will be converted into Letters of Credit hereunder, in each case upon the terms and conditions set forth in this Agreement.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                              PAYLESS CASHWAYS, INC.


                              By: \s\ Stephen A. Lightstone
                                  --------------------------------------------
                                  Name:
                                  Title:Senior Vice President - Finance


                              CANADIAN IMPERIAL BANK OF COMMERCE,
                                NEW YORK AGENCY, as Administrative
                                Agent and Collateral Agent


                              By: \s\ David McGowan
                                  --------------------------------------------
                                  Title: Director


                              CIBC INC.


                              By: \s\ David McGowan
                                  --------------------------------------------
                                  Title: Director


                              BANK OF AMERICA NATIONAL TRUST
                                AND SAVINGS ASSOCIATION, as
                                Co-Agent and Bank


                              By: \s\ Patricia DelGrande
                                  --------------------------------------------
                                  Title: Managing Director


                              THE BANK OF NOVA SCOTIA,
                                  as Co-Agent and Bank


                              By: \s\ F.C.H. Ashby
                                  --------------------------------------------
                                  Title: Sr. Manager Loan
                                         Operations


                              NATIONSBANK OF TEXAS, N.A.,
                                as Co-Agent and Bank
                              By: \s\ Perry B. Stephenson
                                  --------------------------------------------
                                  Title: Senior Vice President

                              BANK OF MONTREAL


                              By: \s\ Thomas E. McGraw
                                  --------------------------------------------
                                  Title: Manager


                              THE BANK OF NEW YORK


                              By: \s\ Natalie Egleston
                                  --------------------------------------------
                                  Title: Vice President,
                                    Retailing Division


                              BOATMEN'S FIRST NATIONAL
                                BANK OF KANSAS CITY


                              By: \s\ Thomas J. Butkus
                                  --------------------------------------------
                                  Title: Vice President


                              DAI-ICHI KANGYO BANK
                                LTD., CHICAGO BRANCH


                              By: \s\ R. Yamauchi
                                  --------------------------------------------
                                  Title: Senior Vice President


                              FIRST BANK NATIONAL
                                ASSOCIATION


                              By: \s\ Merri B. Bernhardson
                                  --------------------------------------------
                                  Title: Vice President


                              THE INDUSTRIAL BANK OF
                                JAPAN, LTD.


                              By: \s\ Jennifer Bailey
                                  --------------------------------------------
                                  Title: Joint General Manager


                              NATIONAL CITY BANK, INDIANA


                              By: \s\ Michael J. Stewart
                                  --------------------------------------------
                                  Title: Vice President

                              THE SUMITOMO BANK, LIMITED


                              By: \s\ H. Iwami
                                  --------------------------------------------
                                  Title: Joint General Manager


                              UNION BANK


                              By: \s\ James P. Johnson
                                  --------------------------------------------
                                  Title: Vice President


                              ABN AMRO BANK, N.V.


                              By: \s\ Steven C. Wimpenny
                                  --------------------------------------------
                                  Title: Senior Vice President


                              VAN KAMPEN MERITT PRIME RATE
                                INCOME TRUST


                              By: \s\ Jeffrey W. Maillet
                                  --------------------------------------------
                                  Title: Sr. Vice Pres. -
                                         Portfolio Manager


Acknowledged and Accepted:


SOMERVILLE LUMBER AND
  SUPPLY CO., INC.



By: \s\ Stephan A. Lightstone
    ------------------------------
    Title:

                                  $420,000,000


                      AMENDED AND RESTATED CREDIT AGREEMENT


                                   Dated as of

                                November 20, 1995


                                      among


                             PAYLESS CASHWAYS, INC.,


                            THE BANKS LISTED HEREIN,


              CANADIAN IMPERIAL BANK OF COMMERCE, NEW YORK AGENCY,
                  as ADMINISTRATIVE AGENT AND COLLATERAL AGENT,



                            THE BANK OF NOVA SCOTIA,
                         NATIONSBANK OF TEXAS, N.A., and
                       BANK OF AMERICA NATIONAL TRUST AND
                              SAVINGS ASSOCIATION,
                                  as CO-AGENTS

                               TABLE OF CONTENTS*

                                                                      Page

                             SECTION 1. DEFINITIONS

    SECTION 1.1  Definitions.............................................1
    SECTION 1.2  Other Definitional Provisions..........................25


                   SECTION 2. AMOUNT AND TERMS OF COMMITMENTS

    SECTION 2.1  Commitments to Lend....................................26
    SECTION 2.2  Method of Borrowing....................................27
    SECTION 2.3  Notes..................................................28
    SECTION 2.4  Interest Rates.........................................29
    SECTION 2.5  Commitment Fees........................................30
    SECTION 2.6  Optional Termination or Reduction of
                                Revolving Commitments...................31
    SECTION 2.7  Mandatory Termination or Reduction of
                                Revolving Commitments and Mandatory
                                Prepayments.............................31
    SECTION 2.8  Optional Prepayments...................................34
    SECTION 2.9  Conversion and Continuation Options....................35
    SECTION 2.10  Minimum Amount and Maximum Number of
                                Euro-Dollar Borrowings..................36


                          SECTION 3. LETTERS OF CREDIT

    SECTION 3.1  L/C Commitment.........................................36
    SECTION 3.2  Procedure for Issuance of Letters of
                                Credit..................................37
    SECTION 3.3  Fees, and Other Charges................................38
    SECTION 3.4  L/C Participation......................................38
    SECTION 3.5  Reimbursement Obligation of the Borrower...............39
    SECTION 3.6  Obligations Absolute...................................40
    SECTION 3.7  Letter of Credit Payments..............................40
    SECTION 3.8  Application............................................41
    SECTION 3.9  Indemnification........................................41


                          SECTION 4. MONEY MARKET LOANS

    SECTION 4.1  The Money Market Loans.................................41
    SECTION 4.2  Procedure for Money Market Loan Borrowing..............41
    SECTION 4.3  Money Market Loan Payments.............................45
    SECTION 4.4  Money Market Loan Notes................................45


--------
*    The Table of Contents is not a part of this Agreement.

                                                                      Page

                      SECTION 5. GENERAL CREDIT PROVISIONS

    SECTION 5.1  General Provisions as to Payments......................46
    SECTION 5.2  Computation of Interest, Commissions and
                                Fees....................................47
    SECTION 5.3  Indemnification for Charges............................47
    SECTION 5.4  Capital Adequacy.......................................49
    SECTION 5.5  Funding Losses.........................................50
    SECTION 5.6  Right of Set-Off.......................................51
    SECTION 5.7  Basis for Determining Interest Rate
                                Inadequate or Unfair....................51
    SECTION 5.8  Illegality.............................................52
    SECTION 5.9  Increased Cost and Reduced Return......................52
    SECTION 5.10  CIBC Alternate Base Rate Loans
                 Substituted for Affected Euro-Dollar
                                Loans...................................54
    SECTION 5.11  Fees..................................................54


                         SECTION 6. CONDITIONS PRECEDENT

    SECTION 6.1  All Loans and Letters of Credit........................54
    SECTION 6.2  Conditions to Effectiveness of this
                 Agreement, Initial Loans and Letters
                                of Credit...............................55


                    SECTION 7. REPRESENTATIONS AND WARRANTIES

    SECTION 7.1  Corporate Existence and Power..........................57
    SECTION 7.2  Corporate Power and Authority..........................58
    SECTION 7.3  No Violation...........................................58
    SECTION 7.4  Margin Regulations.....................................58
    SECTION 7.5  Approvals..............................................59
    SECTION 7.6  Investment Company Act; etc. ..........................59
    SECTION 7.7  True and Complete Disclosure...........................59
    SECTION 7.8  Subsidiaries...........................................60
    SECTION 7.9  Acknowledgement of Obligations; No Claims..............60
    SECTION 7.10  Financial Condition; Financial
                                Statements; Projections.................60
    SECTION 7.11  Tax Returns and Payments..............................62
    SECTION 7.12  Litigation; Adverse Facts.............................63
    SECTION 7.13  Compliance with Laws and Charter
                                Documents...............................63
    SECTION 7.14  Certain Fees..........................................63
    SECTION 7.15  ERISA.................................................63
    SECTION 7.16  Good Title to Properties..............................64
    SECTION 7.17  Trademarks, Patents, etc. ............................64
    SECTION 7.18  Labor Matters.........................................65
    SECTION 7.19  Environmental Matters.................................65
    SECTION 7.20  No Default............................................66

                                                                      Page

                         SECTION 8. COVENANTS

    SECTION 8.1  Information............................................66
    SECTION 8.2  Payment of Obligations.................................69
    SECTION 8.3  Maintenance of Property; Insurance.....................69
    SECTION 8.4  Conduct of Business and Maintenance of
                                Existence...............................71
    SECTION 8.5  Compliance with Laws...................................71
    SECTION 8.6  Inspection of Property, Books and Records..............71
    SECTION 8.7  Restricted Payments....................................71
    SECTION 8.8  Debt...................................................72
    SECTION 8.9  Investments............................................73
    SECTION 8.10  Negative Pledge.......................................74
    SECTION 8.11  Consolidations, Mergers and Sales of
                                Assets..................................76
    SECTION 8.12  Capital Expenditures and Leases.......................78
    SECTION 8.13  No Negative Pledges...................................79
    SECTION 8.14  Termination of Plans..................................80
    SECTION 8.15  Transactions with Affiliates..........................80
    SECTION 8.16  Consolidated Net Worth................................80
    SECTION 8.17  Interest Coverage.....................................80
    SECTION 8.18  Customer Charge Sales.................................81
    SECTION 8.19  Accounting Changes....................................81
    SECTION 8.20  Amendment and Modification of Certain
                                Documents...............................82
    SECTION 8.21  Sale/Lease-Backs......................................82
    SECTION 8.22  Environmental Matters.................................83
    SECTION 8.23  Business Segments.....................................84
    SECTION 8.24  Subsidiary Guarantee..................................84
    SECTION 8.25  Further Assurances....................................84
    SECTION 8.26  Debt to EBITDA Ratio..................................85
    SECTION 8.27  Independence of Covenants.............................85


                          SECTION 9. DEFAULTS

    SECTION 9.1  Events of Default......................................85
    SECTION 9.2  Application Of Proceeds................................89


                    SECTION 10. THE ADMINISTRATIVE AGENT AND
                              THE COLLATERAL AGENT

    SECTION 10.1  Appointment and Authorization.........................90
    SECTION 10.2  Administrative Agent, Collateral Agent
                                and Affiliates..........................90
    SECTION 10.3  Action by Agents......................................91
    SECTION 10.4  Consultation with Experts.............................91
    SECTION 10.5  Liability of Agents...................................91
    SECTION 10.6  Indemnification.......................................92
    SECTION 10.7  Credit Decision.......................................92
    SECTION 10.8  Successor Agents......................................93

                                                                      Page


                            SECTION 11. MISCELLANEOUS

    SECTION 11.1  Notices...............................................93
    SECTION 11.2  No Waivers............................................94
    SECTION 11.3  Expenses; Documentary Taxes...........................94
    SECTION 11.4  Sharing of Set-Offs...................................94
    SECTION 11.5  Amendments and Waivers................................95
    SECTION 11.6A.  Successors and Assigns; Participations;
                                  Purchasing Banks......................96
    SECTION 11.6B.  Transfers of Money Market Loans....................100
    SECTION 11.7  Collateral...........................................101
    SECTION 11.8  New York Law.........................................101
    SECTION 11.9  Counterparts; Integration; Effectiveness.............101
    SECTION 11.10  Indemnity...........................................101
    SECTION 11.11  Waiver of Jury Trial; Consent to
                                 Jurisdiction..........................102
    SECTION 11.12  Survival of Obligations Under Fee
                                 Letter................................102
    SECTION 11.13  Invalidity..........................................102
    SECTION 11.14  Substitution of Banks...............................102
    SECTION 11.15  Effect of Amendment and Restatement of
                             the Existing Credit Agreement;
                                 Confirmation of Security Documents....103

SCHEDULES


Schedule I                     Commitments, Lending Offices, Notices
Schedule II                    Existing Standby Letters of Credit
Schedule 7.8                   Subsidiaries
Schedule 7.18                  Environmental Matters
Schedule 8.8                   Debt
Schedule 8.9                   Investments
Schedule 8.10                  Liens
Schedule 8.11                  Certain Assets and Leased Property


EXHIBITS

Exhibit A                      Revolving Note
Exhibit B                      Tranche B Term Loan Note
Exhibit C-1                    Grid Money Market Loan Note
Exhibit C-2                    Individual Money Market Loan Note
Exhibit D                      Notice of Borrowing
Exhibit E                      Letter of Credit Application
Exhibit F-1                    Opinion of Blackwell, Sanders, Matheny,
                                 Weary & Lombardi
Exhibit F-2                    Opinion of Wachtell, Lipton, Rosen & Katz
Exhibit G-1                    Borrower Closing Certificate
Exhibit G-2                    Subsidiary Guarantor Closing Certificate
Exhibit H-1                    Money Market Loan Confirmation
Exhibit H-2                    Money Market Loan Offer
Exhibit H-3                    Money Market Loan Request
Exhibit I                      Commitment Transfer Supplement
Exhibit J                      Notice of Continuation/Conversion
Exhibit K                      Compliance Certificate